As filed with the Securities and Exchange Commission on November 20, 2023

Registration No. 333-267471

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
AMENDMENT NO. 5 TO FORM F-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
SEKUR PRIVATE DATA LTD.
(Exact name of Registrant as specified in its charter)

BRITISH COLUMBIA, CANADA	4822	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

First Canadian Place, 100 King Street West, Suite 5600, Toronto, ON, Canada, M5X 1C9 Tel: (416) 644-8690
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
NORTHWEST LAW GROUP Suite 704, 595 Howe Street, Vancouver, BC V6C 2T5 Tel: (604) 687-5792
(Name, address, including zip code, and telephone number, including area code, of agent for service) Copies to:

NORTHWEST LAW GROUP Suite 704, 595 Howe Street, Vancouver, BC V6C 2T5 Tel: (604) 687-5792	Brett Hanson Emily Humbert Fox Rothschild LLP 33 South Sixth Street, Suite 3600 Minneapolis, MN 55402 Tel: (612) 607-7000

As soon as practicable after this Registration Statement is declared effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:	☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION DATED NOVEMBER 20, 2023

PRELIMINARY PROSPECTUS

Sekur Private Data Ltd.

1,071,428 Units

Each Unit Consisting of

One Common Share and

One Warrant to Purchase One Common Share

We are offering for sale 1,071,428 units (the “Units”) of Sekur Private Data Ltd., a British Columbia corporation. Each Unit consists of one common share, no par value, which we refer to as the “Common Shares”, and one warrant (the “Warrant”) to purchase one Common Share at an exercise price of USD$● per share, in a firm commitment underwritten public offering at an assumed public offering price of USD$5.60 per Unit, which is based on the closing price of our Common Shares on the OTCQX of $0.14 on September 25, 2023 and takes into account an assumed 1-for-40 reverse stock split of our outstanding Common Shares. The Units have no stand-alone rights and will not be certified or issued as stand-alone securities. The Common Shares and Warrants are immediately separable and will be issued separately in this offering. Each Warrant offered hereby is immediately exercisable on the date of issuance and will expire five years from the date of issuance.

Our Common Shares are currently trading on the Canadian Securities Exchange (the “CSE”) under the symbol “SKUR”, the OTCQX under the symbol “SWISF,” and the Frankfurt Stock Exchange (the “FRA”) under the symbol “GDT0”. On September 25, the last closing price for our Common Shares reported on the OTCQX was USD$0.14 per share.

We have applied to list our Common Shares and Warrants on the Nasdaq Capital Market under the symbols “SKUR” and “SKURW”, respectively. There can be no assurance that we will be successful in listing our Common Shares or Warrants on the Nasdaq Capital Market.  We will not consummate this offering unless our Common Shares will be listed on the Nasdaq Capital Market. Prices of our Common Shares as reported on the OTCQX may not be indicative of the prices of our Common Shares if our Common Shares were traded on the Nasdaq Capital Market.

The offering price of the Units will be determined between the underwriters and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price used throughout this prospectus may not be indicative of the actual public offering price for our Common Shares and the Warrants.

We intend to complete a reverse split of our Common Shares at a ratio of 1 -for- 40, which we refer to as the “Reverse Stock Split,” or the “Reverse Split”, as approved by our Board of Directors, to be effective immediately following the effective date of this prospectus, but prior to the pricing of this offering. Unless otherwise indicated, all Common Share amounts in this prospectus are reflected on a pre-Reverse Stock Split basis.

Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying our securities.

We are an “emerging growth company” as defined under the federal securities laws and may elect to comply with reduced public company reporting requirements. Please read “Implications of Our Being an Emerging Growth Company” beginning on page 4 of this prospectus for more information.

	Per Unit(1)	Total
Public offering price	USD$	USD$
Underwriter’s discounts and commissions(2)	USD$	USD$
Proceeds to our company before expenses(3)	USD$	USD$

(1)	The public offering price and underwriting discount in respect of the Units corresponds to a public offering price per share of USD$● per Common Share and USD$● per Warrant. Each Unit consists of one Common Share and one Warrant to purchase one Common Share.

(2)	We have also agreed to reimburse the representative of the underwriters for certain expenses. See “Underwriting” for additional information regarding total underwriter compensation.

(3)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the over-allotment option we have granted to the representative of the underwriters as described below.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have granted a 45-day option to the representative of the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional 160,714 Common Shares and/or up to an additional 160,714 Warrants at a price from us at the public offering price of USD$5.60 per Common Shares and USD$● per Warrant, respectively, less, in each case, the underwriting discounts payable by us, solely to cover over-allotments, if any.

The underwriters expect to deliver the securities against payment to the investors in this offering on or about ●.

Sole Book-Running Manager

Maxim Group LLC

The date of this Prospectus is ●

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Neither we nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor the underwriters take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated, all references in this prospectus to “Sekur,” the “Company,” “we,” “our,” “us” or similar terms refer to Sekur Private Data Ltd. And its subsidiaries.

No action is being taken in any jurisdiction outside the U.S. to permit a public offering of our securities or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions about this offering and the distribution of this prospectus applicable to those jurisdictions.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data.

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PRESENTATION OF FINANCIAL INFORMATION

The financial information contained in this prospectus derives from our audited consolidated financial statements as of December 31, 2021 and 2022. These financial statements and related notes included elsewhere in this prospectus are collectively referred to as our audited consolidated financial statements herein and throughout this prospectus. Our audited consolidated financial statements are prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. Our fiscal year ends on December 31 of each year, so all references to a particular fiscal year are to the applicable year ended December 31. Following the completion of this offering, we will be required to file annual reports on Form 20-F with the Securities and Exchange Commission, or the SEC, under United States Securities Exchange Act of 1934, as amended, or the Exchange Act, and although not required under the Exchange Act, we expect to publish unaudited condensed consolidated interim financial statements on a quarterly basis. We intend to complete a reverse split of our Common Shares of 1-for- 40, which we refer to as the “Reverse Stock Split,” or the “Reverse Split”, as approved by our Board of Directors, to be effective immediately following the effective date of this prospectus, but prior to the pricing of this offering. Unless otherwise indicated, all Common Share amounts in this prospectus are reflected on a pre-Reverse Stock Split basis.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our securities, discussed under “Risk Factors,” before deciding whether to buy our securities.

Overview

Sekur Private Data Ltd. (the “Company,” “Sekur,” “we,” “us,” or “our”) (formerly GlobeX Data Ltd.) (the “Company”) was incorporated under the Business Corporations Act (British Columbia) on March 1, 2017 and completed its initial public offering (“IPO”) during the year ended December 31, 2019. The Company’s Common Shares and tradeable warrants were listed on the Canadian Securities Exchange effective July 22, 2019 under the symbols “SWIS” and “SWIS.WT”, respectively. On November 5, 2019, the Company’s Common Shares began trading on the OTCQB Venture Market with the trading symbol SWISF. On April 14, 2022, the Company changed its name to Sekur Private Data Ltd. and the Company’s Common Shares and tradable warrants were listed on the Canadian Securities Exchange under the new symbols “SKUR” and “SKUR.WT”, respectively. The Company began trading on the OTCQX as of April 29, 2022 under the trading symbol SWISF.

Sekur Private Data Ltd. is a Cybersecurity and Internet Privacy provider of Swiss hosted solutions for secure communications and secure data management. The Company distributes a suite of encrypted e-mails, secure messaging and secure communications and a suite of cloud-based storage, disaster recovery and document management tools. Sekur Private Data Ltd. sells its solutions through its websites sekur.com and sekursuite.com, and through its approved distributors, and telecommunications companies worldwide. Sekur Private Data Ltd. serves consumers, businesses and governments worldwide.

The Company is the exclusive worldwide (subject to certain limited exceptions) distributor and license holder of a full suite of encrypted emails and secure communication, secure cloud-based storage and document management solutions, primarily Sekur, SekurMail, SekurMessenger, SekurSuite and SekurVPN (collectively, the “Products”). In January 2023, the Company announced that it is preparing to launch SekurVPN, its Swiss hosted privacy VPN solution, in March or April 2023. The Products, all of which are currently in use by customers (except for SekurVPN), were developed by GlobeX Data S.A., a privately held Swiss based privacy, cyber security and secure communications company (“GDSA”) and licensed to the Company in perpetuity. Alain Ghiai-Chamlou, our President and Chief Executive Officer, is also the majority shareholder of GDSA.

On May 7, 2017, the Company entered into a licensing agreement (the “Global License Agreement”) with GDSA to market/distribute the Products globally except in Switzerland, Liechtenstein, The Principality of Monte Carlo, The Vatican City State, The Grand-Duchy of Luxembourg, the USA and Canada. On March 29, 2018, the Company acquired 100% of the issued and outstanding securities of GlobeX Data Inc. (“GlobeX US”) via a securities purchase agreement whereby Alain Ghiai-Chamlou, the sole shareholder of GlobeX US in the transaction, received 25,000,000 Common Shares of the Company as consideration. GlobeX US has an exclusive license in perpetuity with GDSA to market/distribute the products in the USA and Canada. Since 2017, the Company, through GlobeX US, primarily marketed the Products to end users in North America directly to end users and through some channel partners (“Channel Partners”).

On July 21, 2022, the Company entered into an Addendum (the “Addendum”) to the Global License Agreement with GDSA. This Addendum allows the Company to market/distribute the Products globally, including Switzerland, Lichtenstein, The Principality of Monte Carlo, The Vatican City State, and The Grand-Duchy of Luxembourg. The Company is permitted to market the Products in Switzerland only through online sales, and is not permitted to enter into a physical reseller relationship in Switzerland. All other countries globally are now open to market by the Company.

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Risk Factors Summary

Investing in our securities involves substantial risk. The risks described under the heading “Risk Factors” immediately following this summary may cause us to not realize the full benefits of our strengths or may cause us to be unable to successfully execute all or part of our strategy. Some of the more significant challenges include the following:

●	our dependency on maintaining the license with GDSA necessary to provide our solutions;

●	our history of operating losses;

●	our material dependence on the adoption of our solutions by both the industrial enterprise and public sector markets;

●	our participation in a competitive industry;

●	risks relating to defects that may be found in our products;

●	our ability to timely report on our financial condition or results of operations;

●	our ability to manage our growth effectively;

●	our ability to continue to develop solutions to address user needs effectively;

●	our ability to create independent brand awareness for our business and our products;

●	our dependence on the continued services and performance of a concentrated group of senior management and other key personnel;

●	our ability to compete in a rapidly evolving market;

●	our ability to sell our solutions into new markets;

●	our ability to attract, integrate and retain qualified personnel;

●	risks related to security breaches or disruptions to our IT systems;

●	risks related to potential future litigation or arbitration;

●	economic uncertainties or political changes;

●	failures from suppliers, subcontractors, distributors, resellers or other representatives of the Company to use legal or ethical business practices;

●	risks associated with natural or man-made disasters;

●	risks associated with strategic acquisitions and investments; and

●	risks related to changes in accounting standards.

Recent Developments in Canadian dollars $

In April 2022, the Company closed a private placement consisting of 2,321,585 units at a price of CAD$0.35 per unit for proceeds of CAD$812,555. Each unit consists of one Common Share and one share purchase warrant. Each warrant entitles the holder to purchase an additional share at a price of CAD$0.70 per share for two years.

In April 2022, the Company changed its name to Sekur Private Data Ltd.

In April 2022, the Company began trading on the OTCQX under the trading symbol SWISF.

In May 2022, the Company issued 150,000 Common Shares at a fair value of CAD$56,250 for marketing services.

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On July 21, 2022, the Company entered into an Addendum (the “Addendum”) to the Global License Agreement with GDSA. This Addendum allows the Company to market/distribute the Products globally, including Switzerland, Lichtenstein, The Principality of Monte Carlo, The Vatican City State, and The Grand-Duchy of Luxembourg. The Company is permitted to market the Products in Switzerland only through online sales, and is not permitted to enter into a physical reseller relationship in Switzerland. All other countries globally are now open to market by the Company.

During the period ended September 30, 2022, the Company received proceeds of $143,850 from the exercise of 852,668 warrants.

On December 14, 2022, the Company announced that it has signed a reseller agreement with Nobleus, an e-commerce platform that offers tools and resources for online businesses, which entitles Nobleus to distribute and resell the Company’s solutions in the United States.

In November 2022, Claudio Alberti was appointed to the Board of Directors.

In January 2023, the Company issued 8,166,272 stock options to directors, officers and consultants of the Company at CAD$0.06 expiring 10 years from the date of issuance.

During the year ended December 31, 2022, the Company received proceeds of CAD$143,850 from the exercise of 852,668 warrants.

In May 2023, the Company issued 100,000 stock options to marketing consultants of the Company at $0.15 expiring one year from the date of issuance.

In August 2023, the Company issued 3,000,000 stock options to consultants of the Company at $0.20 expiring three years from the date of issuance.

In September 2023, the Company issued 250,000 stock options to marketing consultants of the Company at $0.20 expiring one year from the date of issuance.

Going Concern

Our continued operation as a going concern is dependent upon our ability to generate positive cash flows and/or obtain additional financing sufficient to fund continuing activities and acquisitions. While we continue to review our operations in order to identify strategies and tactics to increase revenue streams and financing opportunities, there is no assurance that we will be successful in such efforts; if we are not successful, we may be required to significantly reduce or limit operations, marketing expenses, or no longer operate as a going concern. It is also possible that operating and marketing expenses could increase in order to grow the business. If we do not start generating and significantly increase revenues to meet these increased operating expenses and/or obtain financing until our revenues meet these operating expenses, our business, financial condition and operating results could be materially adversely affected. We cannot be sure when or if we will ever achieve profitability and, if we do, we may not be able to sustain or increase that profitability.

Corporate Information

Our principal executive offices and headquarters are located at First Canadian Place, 100 King Street West, Suite 5600, Toronto, ON, M5X 1C9, Canada, and our phone number is +1-416-644-8690. We maintain a corporate website at www.sekurprivatedata.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Corporate History and Structure

The Company was incorporated under the Business Corporations Act (British Columbia) on March 1, 2017 with the name GlobeX Data Ltd. On April 14, 2022, the Company changed its name to Sekur Private Data Ltd.

The Company is registered with the CSE under the symbol SKUR, commenced trading on OTCQX under the symbol SWISF on April 29, 2022 and trades on the FRA under the symbol GDT0.

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The following diagram illustrates our corporate structure as of the date of this prospectus:

Implications of Our Being an “Emerging Growth Company”

As a company with less than USD$1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, occurred, if we have more than USD$1.07 billion in annual revenues, have more than USD$700 million in market value of our Common Shares held by non-affiliates, or issue more than USD$1 billion in principal amount of non-convertible debt over a three-year period.

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Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

NASDAQ Capital Markets Listing Requirements

As a company seeking to list on the Nasdaq Capital Market, we understand that we must meet the Equity Standard for Initial Listing Requirements. These requirements are designed to ensure that we meet certain financial and liquidity criteria that demonstrate our ability to maintain a listing on the exchange.

To meet the Equity Standard, we must satisfy the following requirements:

1.	Minimum Stockholders’ Equity: We must have a minimum of $4 million in stockholders’ equity.

2.	Market Value of Listed Securities: We must have a minimum market value of listed securities of $5 million.

3.	Operating History: We must have at least two years of operating history.

4.	Publicly Held Shares: We must have a minimum of 1,000,000 publicly held shares.

5.	Bid Price: Our stock price must have a minimum bid price of $4 per share at the time of listing.

6.	Market Makers: We must have at least two registered and active market makers for our stock.

Disclosure Requirements: We must meet the disclosure requirements set by the Securities and Exchange Commission (SEC) and the Nasdaq Capital Market, which include filing all necessary reports with the SEC and providing timely and accurate information to the public.

Investors should be aware that there are risks associated with the reverse stock split and the completion of the Offering, and that there is no guarantee that our stock price will increase sufficiently to allow the offering to be completed or for the Common Shares to be listed on the Nasdaq Capital Market. These risks could have a material adverse effect on the Company’s financial condition, business, and prospects, and investors should carefully consider these risks before making any investment decisions.

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THE OFFERING

Issuer	Sekur Private Data Ltd.

Securities offered by us	1,071,428 Units, based on the assumed offering price of $5.60 per Unit, with each Unit consisting of one Common Share and one warrant to purchase one Common Share. Each warrant will have an exercise price of USD$● per share, is exercisable immediately and will expire five (5) years from the date of issuance. The Units will not be certificated or issued in stand-alone form. The Common Shares and the Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Assumed Offering Price per Unit	Assumed public offering price of USD$5.60 per Unit, which is based on the closing price of our Common Shares on the OTCQX of $0.14 on September 25, 2023 and takes into account an assumed 1-for-40 reverse stock split of our outstanding Common Shares
Over-allotment option	We have granted a 45-day option to the representative of the underwriters to purchase up to an additional ● Common Shares and/or up to an additional ● Warrants at a price of USD$● per Common Share and USD$0.01 per Warrant, respectively, less, in each case, the underwriting discounts payable by us, solely to cover over-allotments, if any.

Common Shares outstanding prior to this offering	119,632,941 (2,990,824 shares following the Reverse Split)

Common Shares to be outstanding after this offering	● shares (or ● shares if the underwriters exercise their option to purchase additional Common Shares in full).

Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately USD$●, or approximately ● if the underwriters exercise their over-allotment option to purchase additional Common Shares and Warrants in full, assuming an offering price of USD$● per Unit after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering primarily for general corporate purposes, including working capital, expanded sales and marketing activities, increased research and development expenditures and funding our growth strategies. See “Use of Proceeds” for additional information.

Description of the Warrants	The exercise price of the Warrants is USD$● per share. Each Warrant is exercisable for one Common Share, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Shares as described herein. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Shares after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each Warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. This prospectus also relates to the offering of the Common Shares issuable upon exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Share Capital —Warrants” in this prospectus.

Proposed Nasdaq Capital Market Trading Symbol and Listing	We have applied to list our Common Shares and Warrants on the Nasdaq Capital Market under the symbols “SKUR” and “SKURW” respectively.

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Lock-up	We, our directors, executive officers, and shareholders who own 1% or more of our outstanding Common Shares have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Shares or securities convertible into Common Shares for a period of six (6) months commencing on the date of this prospectus. See “Underwriting” for additional information.

Transfer Agent, Registrar and Warrant Agent	National Securities Administrators Ltd.

Risk Factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our securities.

The number of shares of our Common Shares to be outstanding after this offering is based on 119,632,941 (2,990,824 shares following the Reverse Split), as of ●, 2023 and excludes:

●	11,226,272 shares (280,657 shares following the Reverse Split) of our Common Shares issuable upon the exercise of stock options outstanding under our 2018 Stock Option Plan, with a weighted-average exercise price of CAD$0.10 (CAD$4.00 following the Reverse Split);

●	11,266,272 Common Shares (281,657 shares following the Reverse Split) reserved for future issuance under our 2018 Stock Option Plan;

●	4,999,340 Common Shares (124,984 shares following the Reverse Split) issuable upon the exercise of outstanding warrants with a weighted average exercise price of CAD$0.75 per share (CAD$30.00 following the Reverse Split);

●	● Common Shares (● shares following the Reverse Split) issuable upon the exercise of outstanding agent’s warrants with a weighted average exercise price of CAD$● per share (CAD$● following the Reverse Split); and

●	up to ● Common Shares issuable upon the exercise of the Warrants included in the Units offered hereby at an exercise price of USD$● (CAD$● following the Reverse Split).

Unless we specifically state otherwise, the information in this prospectus assumes no exercise by the underwriter of the over-allotment option.

Our Board of Directors are authorized approved a reverse stock split of our Common Shares at the ratio of up to 1-for-100, which, when completed is expected to be at a ratio of 1-for- 40, (the “Reverse Stock Split” or “Reverse Split”). The Reverse Stock Split will be effective immediately after to the effective date of this prospectus, but prior to the pricing of this offering. Unless otherwise indicated, all Common Share amounts in this prospectus are reflected on a pre-Reverse Stock Split basis.

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SUMMARY FINANCIAL DATA

The following summary consolidated statements of income for the years ended December 31, 2022 and 2021, and the nine month periods ended September 30, 2023 and 2022, and the summary consolidated balance sheet data as of December 31, 2022 and 2021 and September 30, 2023.

Our management believes that the assumptions underlying our financial statements and the above allocations are reasonable. Our financial statements, however, may not necessarily reflect our results of operations, financial position and cash flows as if we had operated as a separate, stand-alone company during the periods presented. You should not view our historical results as an indicator of our future performance.

Selected Consolidated Statement of Income and Comprehensive Income

(In Canadian dollars, except number of shares)

	Year Ended December 31, 2022 (audited) (CAD$)	Year Ended December 31, 2021 (audited) (CAD$)
Revenue	464,299	144,811
Operating expenses (income)	(6,876,636)	(9,524,672)
Income (loss) from continuing operations	(6,390,233)	(9,412,484)
Net income (loss)	(6,390,233)	(9,412,484)
Net loss per share pre-Reverse Stock Split	(0.06)	(0.11)
Net loss per share pro-forma post Reverse Stock Split	(2.40)	(4.40)
Weighted average number of shares outstanding pre-Reverse Stock Split	116,003,853	87,769,397
Weighted average number of shares outstanding pro-forma post Reverse Stock Split	2,900,096	2,194,235

	Nine Months Ended September 30, 2023 (unaudited) (CAD$)	Nine Months Ended September 30, 2022 (unaudited) (CAD$)
Revenue	387,176	319,652
Operating expenses (income)	(4,357,396)	(5,568,175)
Income (loss) from continuing operations	(3,910,454)	(5,220,563)
Net income (loss)	(3,910,454)	(5,220,563)
Net loss per share pre-Reverse Stock Split	(0.03)	(0.05)
Net loss per share pro-forma post-Reverse Stock Split	(1.20)	(2.00)
Weighted average number of shares outstanding pre-Reverse Stock Split	117,133,628	115,659,582
Weighted average number of shares outstanding pro-forma post Reverse Stock Split	2,928,341	2,891,490

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The following table presents our summary consolidated balance sheet data as of, December 31, 2022 and 2021 and September 30, 2023.

(In Canadian dollars, except number of shares)

	As of September 30, 2023 (unaudited) (CAD$)	As of December 31, 2022 (audited) (CAD$)	As of December 31, 2021 (audited) (CAD$)
Cash	1,716,583	4,038,704	8,812,477
Current Assets	1,797,654	4,252,810	9,636,326
Intangible Assets	2,552,573	2,552,573	2,552,573
Other Assets	584,468	752,399	666,900
Total Assets	4,934,695	7,557,782	12,855,799
Working Capital	1,676,461	4,024,785	9,505,862
Current Liabilities (excluding current portion of long-term debt)	121,193	210,025	130,464
Long term debt/convertible debt	-	-	-
Total liabilities	121,193	210,025	130,464
Shareholders’ Equity	4,813,502	7,347,757	12,725,335
Share Capital(2) Common Shares pre-Reverse Stock Split	22,514,481	22,001,842	20,982,323
Reserves(3)	6,085,259	5,221,699	5,228,563
Accumulated other comprehensive income (losses)	-	-	-
Deficit	(23,786,238)	(19,875,784)	(13,485,551)

(1)	Represents Company weighted average shares outstanding as of September 30, 2023 of 117,133,628 (2,928,341 shares following the Reverse Split) Common Shares, weighted average shares outstanding as of December 31, 2022 of 116,003,853 Common Shares (2,900,096 shares following the Reverse Split) and weighted average shares outstanding as of December 31, 2021 of 87,769,397 Common Shares (2,194,235 shares following the Reverse Split).
(2)	Represents 2,928,341 shares following the Reverse Split outstanding as of September 30, 2023 for the purposes of this prospectus, 2,900,096 shares following the Reverse Split outstanding as of December 31, 2022 for the purposes of this prospectus and 2,194,235 shares following the Reverse Split outstanding as of December 31, 2021 for the purposes of this prospectus.
(3)	The purpose of our Reserve account is to track the valuation of equity instruments issued other than Common Shares (i.e. the value of stock options, warrants, and equity components of convertible debt). This value of these equity instruments is recorded in Reserves until the instrument is exercised into Common Shares, at which time the original value of the instrument is re-classified into share capital. This presentation is common under IFRS, and similar to the usage of Additional Paid-In-Capital in the United States. Because the Company’s shares do not have a par value, all valuations of equity instruments other than Common Shares get booked into the Reserve account.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Business

Our business is dependent on licensed technology, and failure to maintain our license could result in our business failing.

On May 7, 2017, we entered into a licensing agreement (the “Global License Agreement”) with GDSA to market/distribute the Products globally except in the U.S. and Canada. Through our acquisition of GlobeX US, we acquired an exclusive license to the U.S. and Canada. The term of the license is in perpetuity. However, GDSA has the right to terminate the Global License Agreement if we are in material breach of the Global License Agreement so long as GDSA provides written notice. Material breaches would include our failure to make payments to GDSA or bankruptcy. We are dependent on GDSA to develop and maintain the Products. As a result, the Company has limitations on its ability to implement any changes to the Products. If GDSA were to terminate the Global Licensing Agreement, fundamentally change the Products or halt development, our business would be significantly negatively affected. A failure or disruption in these services could materially and adversely affect our ability to manage our business effectively.

We have a history of operating losses and we may never achieve or maintain profitability.

We have a limited operating history and a history of losses from operations. As of September 30, 2023, we had an accumulated deficit of CAD$21,843,683. Even assuming the sale of the Units in this offering, without additional capital our existing cash and cash equivalents will be insufficient to fully fund our business plan. Our ability to achieve profitability will depend on whether we can obtain additional capital when we need it, complete the development of our technology, obtain required regulatory approvals and continue to develop arrangements with channel partners. There can be no assurance that we will ever achieve profitability.

We are materially dependent on the adoption of our solutions by both the industrial enterprise and public sector markets, and if end customers in those markets do not purchase our solutions, our revenues will be adversely impacted, and we may not be able to expand into other markets.

Our revenues have been primarily in the retail market, and we are materially dependent on the adoption of our solutions by both the industrial enterprise and public sector markets. End customers in the public sector market may remain, for reasons outside our control, tied to competitive alternatives to our products. Sales of our products to these buyers may also be delayed or limited by these competitive conditions. If our products are not widely accepted by buyers in those markets, we may not be able to expand sales of our products into new markets, and our business, results of operations and financial condition may be adversely impacted.

We participate in a competitive industry, which may become more competitive. Competitors with greater resources may be able to respond more quickly and cost-effectively than we can to new or emerging technologies and changes in customer requirements.

We face significant competition in developing and selling our products. Some of our competitors are:

Tutanota, Runbox, Posteo, ProtonMail, Mailfence, Hushmail and Countermail for Email solutions. For Messenger solutions, some of our competitors are Threema, WhatsApp, Telegram, and Signal.

We cannot assure we will be able to compete successfully against current or future competitors. Increased competition in mobile computing platforms, data capture products, or related accessories and software developments may result in price reductions, lower gross profit margins, and loss of market share, and could require increased spending on research and development, sales and marketing, and customer support. Some competitors may make strategic acquisitions or establish cooperative relationships with suppliers or companies that produce complementary products, which may create additional pressures on our competitive position in the marketplace.

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Most of our competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, sales, marketing and other resources and experience than we do. Many of our competitors may also have existing relationships with the channel partners who we use to sell our products, or with our potential customers. Our competitors may also be able to more quickly and cost-effectively respond to new or emerging technologies and changes in customer requirements. If any of our larger competitors were to commit greater technical, sales, marketing and other resources to our markets, our ability to compete would be adversely impacted. If we are unable to successfully compete with our competitors, our sales would suffer and as a result our financial condition will be adversely impacted.

Defects in our products could reduce demand for our products and result in a loss of sales, delay in market acceptance and injury to our reputation, which would adversely impact our business.

Our software may contain undetected errors, defects or bugs. Although we have not suffered significant harm from any errors, defects or bugs to date, we may discover significant errors, defects, or bugs in the future that we may not be able to correct or correct in a timely manner. It is possible that errors, defects or bugs will be found in our existing or future software with the potential for delays in, or loss of market acceptance of, our products and services, diversion of our resources, injury to our reputation, increased service and warranty expenses, and payment of damages.

Further, errors, defects or bugs in our solutions could be exploited by hackers or could otherwise result in an actual or perceived breach of our information systems. Alleviating any of these problems could require significant expense and could cause interruptions, delays or cessation of our product licensing, which would reduce demand for our products and result in a loss of sales, delay in market acceptance and injure our reputation and could adversely impact our business, results of operations and financial condition.

Our financial controls and procedures may not be sufficient to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our securities.

In connection with the audit of our consolidated financial statements for the years ended December 31, 2022 and 2021, our independent registered public accountants did not identify any material weaknesses in our internal control over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

However, we cannot be certain that material weaknesses and control deficiencies will not be discovered in the future. If material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately on a timely basis or help prevent fraud, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause the market price of our Common Shares to decline.

When we become listed on Nasdaq, we will be required to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for the first fiscal year beginning after the effective date of this offering. Whether or not our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed. However, our independent registered public accounting firm will not be required to attest formally to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an “emerging growth company” as defined in the JOBS Act. Accordingly, you will not be able to depend on any attestation concerning our internal control over financial reporting from our independent registered public accountants for the foreseeable future.

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If our business does not grow as we expect, or if we fail to manage our growth effectively, our operating results and business would suffer.

Our ability to successfully grow our business depends on a number of factors including our ability to:

●	accelerate the adoption of our solutions by new end customers;

●	expand into new vertical markets;

●	develop and deliver new products and services;

●	increase awareness of the benefits that our solutions offer; and

●	expand our domestic and international footprint.

As usage of our solutions grows, we will need to continue to make investments to develop and implement new or updated solutions, software, technologies, security features and infrastructure operations. In addition, we will need to appropriately scale our internal business systems and our services organization, including the suppliers of our products and customer support services, to serve our growing customer base. Any failure of, or delay in, these efforts could impair the performance of our solutions and reduce customer satisfaction.

Further, our growth could increase quickly and place a strain on our managerial, operational, financial and other resources, and our future operating results depend to a large extent on our ability to successfully manage our anticipated expansion and growth. To manage our growth successfully, we will need to continue to invest in sales and marketing, research and development, and general and administrative functions and other areas. We are likely to recognize the costs associated with these investments earlier than receiving some of the anticipated benefits, and the return on these investments may be lower, or may develop more slowly, than we expect, which could adversely impact our operating results.

If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities or develop new solutions or upgrades to our existing solutions, satisfy customer requirements, maintain the quality and security of our solutions or execute on our business plan, any of which could harm our business, operating results and financial condition.

We may not be able to continue to develop solutions to address user needs effectively in an industry characterized by ongoing change and rapid technological advances.

To be successful, we must adapt to rapidly changing technological and application needs by continually improving our products, as well as introducing new products and services, to address user demands.

Our industry is characterized by:

●	evolving industry standards;

●	frequent new product and service introductions;

●	increasing demand for customized product and software solutions;

●	rapid competitive developments;

●	changing customer demands; and

●	evolving distribution channels.

Future success will depend on our ability to effectively and economically adapt in this evolving environment. We could incur substantial costs if we must modify our business to adapt to these changes, and may even be unable to adapt to these changes.

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Our future success is dependent on our ability to create independent brand awareness for our company and products with end customers, and our inability to achieve such brand awareness could limit our prospects.

To increase end-customer brand awareness, we intend to develop sales tools for key verticals within our target markets, increase usage of social media and expand product training efforts, among other things. As a result, we expect our sales and marketing expenses to increase in the future, primarily from increased sales personnel expenses, which will require us to cost-efficiently ramp up our sales and marketing capabilities and effectively target end customers. Our failure to establish stand-alone brand awareness with end customers of our products will leave us vulnerable to the marketing and selling success of others, including our channel partners, and these developments could have an adverse impact on our prospects. If we are unable to significantly increase the awareness of our brand and solutions with end customers in a cost-efficient manner, we will remain significantly dependent on our channel partners for sales of our products, and our business, financial condition and results of operations could be adversely impacted.

We are dependent on the continued services and performance of a concentrated group of senior management and other key personnel, the loss of any of whom could adversely impact our business.

Our future success depends in large part on the continued contributions of a concentrated group of senior management and other key personnel. In particular, the leadership of key management personnel is critical to the successful management of our company, the development of our solutions and our strategic direction. We also depend on the contributions of key technical personnel. Our senior management and key personnel are all employed on an at-will basis, which means that they could terminate their employment with us at any time, for any reason and without notice. The loss of any of our key personnel could significantly delay or prevent the achievement of our development and strategic objectives and harm our business.

We compete in a rapidly evolving market, and the failure to respond quickly and effectively to changing market requirements could cause our business and operating results to decline.

The mobile data market is characterized by rapidly changing technology, changing customer needs, evolving industry standards and frequent introductions of new products and services. As new web and mobile application standards are introduced and evolve, we may be required to modify our products to make them compatible with these new standards. We may not be successful in modifying our current products or introducing new ones in a timely or appropriately responsive manner, or at all. If we fail to address these changes successfully, our business and operating results could be significantly harmed.

If we are unable to sell our solutions into new markets, our revenues may not grow.

Any new market into which we attempt to sell our solutions may not be receptive. Our ability to penetrate new markets depends on the quality of our solutions, the continued adoption of our public safety solution by first responders, the perceived value of our solutions as a risk management tool and our ability to design our solutions to meet the demands of our customers. If the markets for our solutions do not develop as we expect, our revenues may not grow.

Our ability to successfully face these challenges depends on several factors, including increasing the awareness of our solutions and their benefits, the effectiveness of our marketing programs, the costs of our solutions, our ability to attract, retain and effectively train sales and marketing personnel, and our ability to develop relationships with wireless carriers and other partners. If we are unsuccessful in developing and marketing our solutions into new markets, new markets for our solutions might not develop or might develop more slowly than we expect, either of which would harm our revenues and growth prospects.

If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely impacted.

Our future success depends in part on our ability to identify, attract, integrate and retain highly skilled technical, managerial, sales and other personnel. We face intense competition for qualified individuals from numerous other companies, including other software and technology companies, many of whom have greater financial and other resources than we do. Some of these characteristics may be more appealing to high-quality candidates than those we have to offer. In addition, new hires often require significant training and, in many cases, take significant time before they achieve full productivity. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements on a timely basis or at all, our business will be adversely impacted.

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If we are unable to appropriately incentivize and retain our employees through equity compensation, or if we need to increase our compensation expenses in order to appropriately incentivize and retain our employees, our business, operating results and financial condition would be adversely impacted.

A security breach or other significant disruption of our IT systems or those of our partners, suppliers or manufacturers, caused by cyberattacks or other means, could have a negative impact on our operations, sales, and operating results.

All IT systems are potentially vulnerable to damage, unauthorized access or interruption from a variety of sources, including but not limited to, cyberattacks, cyber intrusions, computer viruses, security breaches, energy blackouts, natural disasters, terrorism, sabotage, war, insider trading and telecommunication failures. A cyberattack or other significant disruption involving our IT systems or those of our outsource partners, suppliers or manufacturers could result in the unauthorized release of proprietary, confidential or sensitive information of ours or our users or result in virus and malware installation on our devices. Such unauthorized access to, or release of, this information or other security breaches could: (i) allow others to unfairly compete with us, (ii) compromise safety or security, (iii) subject us to claims for breach of contract, tort, and other civil claims, and (iv) damage our reputation. In particular, because we provide cybersecurity and internet privacy solutions, any unauthorized access to our information or other security breaches could cause customers or potential customers to lose confidence in our ability to securely provides those services. Any or all of the foregoing could have a negative impact on our business, financial condition and results of operations. We have not suffered any security breach since inception.

The unfavorable outcome of any future litigation, arbitration or administrative action could have a significant adverse impact on our financial condition or results of operations.

From time to time we may be a party to litigation, arbitration, or administrative actions. Our financial results and reputation could be negatively impacted by unfavorable outcomes to any future litigation or administrative actions, including those related to the Foreign Corrupt Practices Act, the U.K. Bribery Act, or other anti-corruption laws. There can be no assurances as to the favorable outcome of any litigation or administrative proceedings. In addition, it can be very costly to defend litigation or administrative proceedings and these costs could negatively impact our financial results.

Economic uncertainties or downturns, or political changes, could limit the availability of funds available to our customers and potential customers, which could significantly adversely impact our business.

Current or future economic uncertainties or downturns could adversely impact our business and operating results. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, political deadlock, natural catastrophes, warfare and terrorist attacks in North America, Europe, the Asia Pacific region or elsewhere, could cause a decrease in funds available to our customers and potential customers and negatively affect the growth rate of our business.

These economic conditions may make it extremely difficult for our customers and us to forecast and plan future budgetary decisions or business activities accurately, and they could cause our customers to re-evaluate their decisions to purchase our solutions, which could delay and lengthen our sales cycles or result in cancellations of planned purchases. Furthermore, during challenging economic times or as a result of political changes, our customers may tighten their budgets and face constraints in gaining timely access to sufficient funding or other credit, which could result in an impairment of their ability to make timely payments to us. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely impact our financial results.

We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry, or the impact of political changes. If the economic conditions of the general economy or industries in which we operate worsen from present levels, or if recent political changes result in less funding being available to purchase our solutions, our business, operating results and financial condition could be adversely impacted.

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Failure of our suppliers, subcontractors, distributors, resellers, and representatives to use acceptable legal or ethical business practices, or to fail for any other reason, could negatively impact our business.

We do not control the labor and other business practices of our suppliers, subcontractors, distributors, resellers and third-party sales representatives, or TPSRs, and cannot provide assurance that they will operate in compliance with applicable rules, and regulations regarding working conditions, employment practices, environmental compliance, anti-corruption, and trademark a copyright and patent licensing. If one of our suppliers, subcontractors, distributors, resellers, or TPSRs violates labor or other laws or implements labor or other business practices that are regarded as unethical, the shipment of finished products to us could be interrupted, orders could be canceled, relationships could be terminated, and our reputation could be damaged. If one of our suppliers or subcontractors fails to procure the necessary license rights to trademarks, copyrights or patents, legal action could be taken against us that could impact the saleability of our products and expose us to financial obligations to a third party. Any of these events could have a negative impact on our sales and results of operations.

Moreover, any failure of our suppliers, subcontractors, distributors, resellers and TPSRs, for any reason, including bankruptcy or other business disruption, could disrupt our supply or distribution efforts and could have a negative impact on our sales and results of operations.

Natural or man-made disasters and other similar events may significantly disrupt our business, and negatively impact our operating results and financial condition.

Any of our facilities may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, tornadoes, hurricanes, wildfires, floods, nuclear disasters, acts of terrorism or other criminal activities, infectious disease outbreaks, and power outages, which may render it difficult or impossible for us to operate our business for some period of time. Any disruptions in our operations could negatively impact our business and operating results, and harm our reputation. In addition, while we currently carry business insurance that we believe is appropriate for our business and industry, we may not always carry business insurance or may not carry sufficient business insurance to compensate for losses that may occur. Any such losses or damages could have a significant adverse impact on our business, operating results and financial condition. In addition, the facilities of significant vendors, in particular our Swiss data center, may be harmed or rendered inoperable by such natural or man-made disasters, which may cause disruptions, difficulties or significant adverse impact on our business.

The emergence of new COVID-19 variants may result in disruptions to our business.

The emergence of new COVID-19 variants may significantly impact our operations and financial results. The spread of these variants and potential government-imposed measures, such as lockdowns and quarantines, could disrupt the normal functioning of our distribution channels and affect customer demand for our products. Additionally, shifts in consumer behavior, such as increased reliance on online and mobile technologies, may lead to heightened competition in the market for privacy apps. We cannot predict the duration or severity of the impact of these new variants on our business, and there is no guarantee that our results will not be materially and adversely affected. As of the date of this prospectus, there has been no material impact on our business from the new COVID-19 variants.

We are exposed to risks associated with strategic acquisitions and investments.

We may consider strategic acquisitions of companies with complementary technologies or intellectual property in the future. Acquisitions hold special challenges in terms of successful integration of technologies, products, services and employees. We may not realize the anticipated benefits of these acquisitions or the benefits of any other acquisitions we have completed or may complete in the future, and we may not be able to incorporate any acquired services, products or technologies with our existing operations, or integrate personnel from the acquired businesses, in which case our business could be harmed.

Acquisitions and other strategic decisions involve numerous risks, including:

●	problems integrating and divesting the operations, technologies, personnel, services or products over geographically disparate locations;

●	unanticipated costs, taxes, litigation and other contingent liabilities;

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●	continued liability for discontinued businesses and pre-closing activities of divested businesses or certain post-closing liabilities which we may agree to assume as part of the transaction in which a particular business is divested;

●	adverse impacts on existing business relationships with suppliers and customers;

●	cannibalization of revenues as customers may seek multi-product discounts;

●	risks associated with entering into markets in which we have no, or limited, prior experience;

●	incurrence of significant restructuring charges if acquired products or technologies are unsuccessful;

●	significant diversion of management’s attention from our core business and diversion of key employees’ time and resources;

●	licensing, indemnity or other conflicts between existing businesses and acquired businesses;

●	inability to retain key customers, distributors, suppliers, vendors and other business relations of the acquired business; and

●	potential loss of our key employees or the key employees of an acquired organization or as a result of discontinued businesses.

Financing for future acquisitions may not be available on favorable terms, or at all. If we identify an appropriate acquisition candidate for any of our businesses, we may not be able to negotiate the terms of the acquisition successfully, finance the acquisition or integrate the acquired business, products, service offerings, technologies or employees into our existing business and operations. Future acquisitions and divestitures may not be well-received by the investment community, which may cause the value of our stock to fall. We cannot ensure that we will be able to identify or complete any acquisition, divestiture or discontinued business in the future. Further, the terms of our indebtedness constrain our ability to make and finance additional acquisitions or divestitures.

If we acquire businesses, new products, service offerings or technologies in the future, we may incur significant acquisition-related costs. In addition, we may be required to amortize significant amounts of finite-lived intangible assets and we may record significant amounts of goodwill or indefinite-lived intangible assets that would be subject to testing for impairment. We have in the past and may in the future be required to write off all or part of the intangible assets or goodwill associated with these investments that could harm our operating results. If we consummate one or more significant future acquisitions in which the consideration consists of stock or other securities, our existing stockholders’ ownership could be significantly diluted. If we were to proceed with one or more significant future acquisitions in which the consideration included cash, we could be required to use a substantial portion of our cash and investments. Acquisitions could also cause operating margins to fall depending on the businesses acquired.

Our strategic investments may involve joint development, joint marketing, or entry into new business ventures, or new technology licensing. Any joint development efforts may not result in the successful introduction of any new products or services by us or a third party, and any joint marketing efforts may not result in increased demand for our products or services. Further, any current or future strategic acquisitions and investments by us may not allow us to enter and compete effectively in new markets or enhance our business in our existing markets and we may have to impair the carrying amount of our investments.

We could be adversely impacted by changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters.

Generally accepted accounting principles and related accounting pronouncements, implementation guidelines, and interpretations with regard to a wide range of matters that are relevant to our businesses, including, but not limited to, revenue recognition, asset impairment, inventories, customer rebates and other customer consideration, tax matters, and litigation and other contingent liabilities are highly complex and involve many subjective assumptions, estimates and judgments. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments could significantly change our reported or expected financial performance or financial condition. New accounting guidance may also require systems and other changes that could increase our operating costs and/or change our financial statements. For example, implementing future accounting guidance related to revenue, accounting for leases and other areas could require us to make significant changes to our accounting systems, impact existing debt agreements and result in adverse changes to our financial statements.

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Risks Related to Government Regulation

We are subject to anti-corruption, anti-bribery, anti-money laundering, economic sanctions, export control, and similar laws. Non-compliance with such laws can subject us to criminal or civil liability and harm our business, revenues, financial condition and results of operations.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, and other anti-bribery and anti-money laundering laws in the countries in which we conduct activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies and their employees and third-party intermediaries from authorizing, offering, or providing, directly or indirectly, improper payments or benefits to recipients in the public or private sector. As we increase our international presence, we may engage with distributors and third-party intermediaries to market our solutions and to obtain necessary permits, licenses, and other regulatory approvals. In addition, we or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of these third-party intermediaries, our employees, representatives, contractors, partners and agents, even if we do not explicitly authorize such activities.

The United States has imposed economic sanctions that affect transactions with designated foreign countries, nationals and others. In particular, the United States prohibits U.S. persons from engaging with individuals and entities identified as “Specially Designated Nationals,” such as terrorists and narcotics traffickers. These prohibitions are administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or OFAC. OFAC rules prohibit U.S. persons from engaging in, or facilitating a foreign person’s engagement in, transactions with or relating to the prohibited individual, entity or country, and require the blocking of assets in which the individual, entity or country has an interest. Blocked assets (e.g., property or bank deposits) cannot be paid out, withdrawn, set off or transferred in any manner without a license from OFAC. Other countries in which we operate, including Canada also maintain economic and financial sanctions regimes.

We cannot assure you that our employees and agents will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible. As we increase our international presence, our risks under these laws, rules, and regulations may increase. Further, any change in the applicability or enforcement of these laws, rules, and regulations could adversely impact our business operations and financial results.

Detecting, investigating and resolving actual or alleged violations can require a significant diversion of time, resources, and attention from senior management. In addition, noncompliance with anti-corruption, anti-bribery, anti-money laundering, or economic sanctions laws, rules, and regulations could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, suspension and/or debarment from contracting with certain persons, the loss of export privileges, reputational harm, adverse media coverage, and other collateral consequences. If any subpoenas or investigations are launched, or governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, revenues, financial condition, and results of operations would be significantly harmed. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees. Enforcement actions and sanctions could further harm our business, financial condition and results of operations.

We are subject to a wide range of privacy and data security laws, regulations and other legal obligations.

Personal privacy and information security are significant issues in the United States and the other jurisdictions in which we operate or make our products and applications available. The legislative and regulatory framework for privacy and security issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Our handling of data is subject to a variety of laws and regulations, including regulation by various government agencies, and various state, local and foreign agencies.

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We may collect personally identifiable information, or PII, when a user registers for an account login, and when a user uses the Products. We use this information to provide services to our customers and to support, expand and improve our business. We may also receive PII from our resellers and other business partners. When a user registers with us, we ask for their contact information (such as their name, street address and email address), as well as certain information pertaining to their business.

We use the information collected to fulfill a user’s requests for certain products and services offered by the Company. We may also send service announcements, newsletters, and periodic notices about specials, new products and services and products and services offered by the Company and its subsidiary.

The Company does not offer services or sell products to children. The Company does not request or knowingly collect personally identifiable contact information from anyone under the age of 13.

The Company sends PII about a user to other companies or people when it is necessary to protect the rights, property, or safety of the Company, our users, or others, which may include the exchange of information with other organizations for fraud protection and/or risk reduction.

The Company stores its data in data centers in Switzerland and abides by Swiss Federal Data Protection Act (“FADP”). The Swiss FADP is the data privacy law of Switzerland which regulates the processing of personal data from individuals inside Switzerland. While the FADP provides broad protections to personal data, on September 25, 2020, the Swiss federal Parliament enacted a revised version of the FADP, which is anticipated to come into force on September 1, 2023. The new version of the FADP is designed to align Swiss data protection law with the European General Data Protection Regulation 2016/679, commonly referred to as GDPR. If Switzerland were to repeal the FADP or amend the FADP in a manner that no longer provides sufficient protection, our business model would be materially affected and we may not be able to provide sufficient protection for our customers’ data.

Many foreign countries and governmental bodies, including Canada, the European Union and other relevant jurisdictions, have laws and regulations concerning the collection and use of PII obtained from their residents or by businesses operating within their jurisdiction. These laws and regulations often are more restrictive than those in the United States. Laws and regulations in these jurisdictions apply broadly to the collection, use, storage, disclosure and security of data that identifies or may be used to identify or locate an individual, such as names, email addresses and, in some jurisdictions, Internet Protocol, or IP, addresses. Within the European Union, legislators have adopted the GDPR effective May 2018 which may impose additional obligations and risk upon our business and which may increase substantially the penalties to which we could be subject in the event of any non-compliance. We may incur substantial expense in complying with the obligations imposed by the governments of the foreign jurisdictions in which we do business or seek to do business and we may be required to make significant changes in our business operations, all of which may adversely impact our revenues and our business overall.

Although we are working to comply with those federal, state, and foreign laws and regulations, industry standards, contractual obligations and other legal obligations that apply to us, those laws, regulations, standards and obligations are evolving and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another, other requirements or legal obligations, our practices or the features of our products or applications. Any failure or perceived failure by us to comply with federal, state or foreign laws or regulations, industry standards, contractual obligations or other legal obligations, or any actual or suspected security incident, whether or not resulting in unauthorized access to, or acquisition, release or transfer of PII or other data, may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity and could cause our customers to lose trust in us, which could have an adverse impact on our reputation and business. Any inability to adequately address privacy and security concerns, even if unfounded, or comply with applicable laws, regulations, policies, industry standards, contractual obligations, or other legal obligations could result in additional cost and liability to us, damage our reputation, inhibit sales and adversely impact our business.

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We also expect that there will continue to be new proposed laws, regulations and industry standards concerning privacy, data protection and information security in the United States, the European Union and other jurisdictions, and we cannot yet determine the impact such future laws, regulations and standards may have on our business. New laws, amendments to or re-interpretations of existing laws and regulations, industry standards, contractual obligations and other obligations may require us to incur additional costs and restrict our business operations. Such laws and regulations may require companies to implement privacy and security policies, permit users to access, correct and delete personal information stored or maintained by such companies, inform individuals of security breaches that affect their personal information, and, in some cases, obtain individuals’ consent to use PII for certain purposes. In addition, a foreign government could require that any PII collected in a country not be disseminated outside of that country, and we are not currently equipped to comply with such a requirement.

Risks Related to Our Intellectual Property

If we are unable to successfully protect our intellectual property, our competitive position may be harmed.

The steps we take to protect our intellectual property may be inadequate, and it is possible that some or all of our confidentiality agreements will not be honored and certain contractual provisions may not be enforceable. Existing trade secret, trademark and copyright laws offer only limited protection. Unauthorized parties may attempt to copy aspects of our products or obtain and use information which we regard as proprietary. Policing unauthorized use of our products is difficult, time consuming and costly, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. We cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology, the effect of either of which would harm our competitive position in the market. Furthermore, disputes can arise with our strategic partners, customers or others concerning the ownership of intellectual property.

Others may claim that we infringe on their intellectual property rights, which may result in costly and time-consuming litigation and could delay or otherwise impair the development and commercialization of our products.

Third parties in the future may assert, intellectual property infringement claims against us and against our channel partners, end customers and suppliers. Claims for alleged infringement and any resulting lawsuit, if successful, could subject us to significant liability for damages and invalidation of our intellectual property rights. Defending any such claims, with or without merit, including pursuant to indemnity obligations, could be time consuming, expensive, cause product shipment delays or require us to enter into a royalty or licensing agreement, any of which could delay the development and commercialization of our products or reduce our margins. If we are unable to obtain a required license, our ability to sell or use certain products may be impaired. In addition, if we fail to obtain a license, or if the terms of the license are burdensome to us, our operations could be significantly harmed.

Our inability to obtain and maintain any third-party license required to develop new products and product enhancements could seriously harm our business, financial condition and results of operations.

From time to time, we are required to license technology from third parties to develop new products or product enhancements. Third-party licenses may not be available to us on commercially reasonable terms, or at all. If we fail to renew any intellectual property license agreements on commercially reasonable terms, or any such license agreements otherwise expire or terminate, we may not be able to use the patents and technologies of these third parties in our products, which are critical to our success. We cannot assure you that we will be able to effectively control the level of licensing and royalty fees paid to third parties, and significant increase in such fees could have a significant and adverse impact on our future profitability. Seeking alternative technologies may be difficult and time-consuming, and we may not be successful in finding alternative technologies or incorporating them into our products. Our inability to obtain any third-party license necessary to develop new products or product enhancements could require us to obtain substitute technology of lower quality or performance standards, or at greater cost, which could seriously harm our business, financial condition and results of operations.

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Risks Related to our Status as a Foreign Private Issuer and our International Operations

Because we are a corporation incorporated in British Columbia and some of our directors and officers are resident in Canada, it may be difficult for investors in the United States to enforce civil liabilities against us based solely upon the federal securities laws of the United States. Similarly, it may be difficult for Canadian investors to enforce civil liabilities against our directors and officers residing outside of Canada.

We are a corporation incorporated under the laws of British Columbia with our principal place of business in Toronto, Canada. Some of our directors and officers and the auditors or other experts named herein are residents of Canada and all or a substantial portion of our assets and those of such persons are located outside the United States. Consequently, it may be difficult for U.S. investors to effect service of process within the United States upon us or our directors or officers or such auditors who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act. Investors should not assume that Canadian courts: (1) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or blue sky laws of any state within the United States or (2) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or any such state securities or blue sky laws.

Similarly, some of our directors and officers are residents of countries other than Canada and all or a substantial portion of the assets of such persons are located outside Canada. As a result, it may be difficult for Canadian investors to initiate a lawsuit within Canada against these non-Canadian residents. In addition, it may not be possible for Canadian investors to collect from these non-Canadian residents judgments obtained in courts in Canada predicated on the civil liability provisions of securities legislation of certain of the provinces and territories of Canada. It may also be difficult for Canadian investors to succeed in a lawsuit in the United States, based solely on violations of Canadian securities laws.

Operating outside of the United States presents specific risks to our business, and we have substantial operations outside of the United States.

Most of our employee and contractor base and operations are located outside the United States, primarily in Canada and Switzerland. Most of our software development is conducted outside the United States.

Risks associated with operations outside the United States include:

●	effectively managing and overseeing operations that are distant and remote from corporate headquarters may be difficult and may impose increased operating costs;

●	fluctuating foreign currency rates could restrict sales, increase costs of purchasing, and impact collection of receivables outside of the United States;

●	volatility in foreign credit markets may affect the financial well-being of our customers and suppliers;

●	violations of anti-corruption laws, including the Foreign Corrupt Practices Act and the U.K. Bribery Act could result in large fines and penalties;

●	violations of privacy and data security laws could result in large fines and penalties; and

●	tax disputes with foreign taxing authorities, and any resultant taxation in foreign jurisdictions associated with operations in such jurisdictions, including with respect to transfer pricing practices associated with such operations.

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Foreign currency fluctuations may reduce our competitiveness and sales in foreign markets.

The relative change in currency values creates fluctuations in product pricing for international customers. These changes in foreign end-customer costs may result in lost orders and reduce the competitiveness of our products in certain foreign markets. These changes may also negatively impact the financial condition of some foreign customers and reduce or eliminate their future orders of our products.

●	adverse changes in, or uncertainty of, local business laws or practices, including the following:

●	foreign governments may impose burdensome tariffs, quotas, taxes, trade barriers, or capital flow restrictions;

●	restrictions on the export or import of technology may reduce or eliminate the ability to sell in or purchase from certain markets;

●	political and economic instability, including deterioration of political relations between the United States and other countries, may reduce demand for our solutions or put our non-U.S. assets at risk;

●	potentially limited intellectual property protection in certain countries may limit recourse against infringing on our solutions or cause us to refrain from selling in certain geographic territories;

●	staffing may be difficult along with higher turnover at international operations;

●	a government-controlled exchange rate and limitations on the convertibility of currencies;

●	transportation delays and customs related delays that may affect production and distribution of our products; and

●	integration and enforcement of laws vary significantly among jurisdictions and may change significantly over time.

Our failure to manage any of these risks successfully could harm our international operations and adversely impact our business, operating results and financial condition.

Risks Related to this Offering and Our Securities

We do not know whether an active, liquid and orderly trading market will develop for our Common Shares or what the market price of our Common Shares will be and as a result it may be difficult for you to sell your Common Shares.

Although we have applied to list our Common Shares on The Nasdaq Capital Market, or Nasdaq, an active trading market for our shares may never develop or be sustained following this offering. You may not be able to sell your shares quickly or at the market price if trading in our Common Shares is not active. The initial public offering price for our Common Shares will be determined through negotiations with the underwriters, and the negotiated price may not be indicative of the market price of the Common Shares after the offering. As a result of these and other factors, you may be unable to resell your Common Shares at or above the initial public offering price. Further, an inactive market may also impair our ability to raise capital by selling our Common Shares and may impair our ability to enter into strategic partnerships or acquire companies or products by using our Common Shares as consideration.

We expect that our stock price will fluctuate significantly, and you may not be able to resell your shares at or above the initial public offering price.

The trading price of our Common Shares is likely to be volatile and subject to wide price fluctuations in response to various factors, including:

●	market conditions in the broader stock market in general, or in our industry in particular;

●	actual or anticipated fluctuations in our quarterly financial and operating results;

●	introduction of new products and services by us or our competitors;

●	sales, or anticipated sales, of large blocks of our stock;

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●	issuance of new or changed securities analysts’ reports or recommendations;

●	failure of industry or securities analysts to maintain coverage of our company, changes in financial estimates by any industry or securities analysts that follow our company, or our failure to meet such estimates;

●	additions or departures of key personnel;

●	regulatory or political developments;

●	changes in accounting principles or methodologies;

●	acquisitions by us or by our competitors;

●	litigation and governmental investigations; and

●	economic, political and geopolitical conditions or events.

These and other factors may cause the market price and demand for our Common Shares to fluctuate substantially, which may limit or prevent investors from readily selling their Common Shares and may otherwise negatively affect the liquidity of our Common Shares. If the market price of our Common Shares after this offering does not exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have often instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

Warrants are speculative in nature.

The Warrants offered in this offering do not confer any rights of Common Share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Common Shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the Common Shares and pay an exercise price of USD$● per share, prior to five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. In addition, there is no established trading market for the Warrants and we do not expect a market to develop.

Holders of the Warrants will have no rights as a common shareholder until they acquire our Common Shares.

Until holders of the Warrants acquire Common Shares upon exercise of the Warrants, the holders will have no rights with respect to the Common Shares issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a common shareholder as to the security exercised only as to matters for which the record date occurs after the exercise.

There is no established market for the Warrants to purchase our Common Shares being offered in this offering.

There is no established trading market for the Warrants and we do not expect a market to develop. Although we have applied to list the Warrants on the Nasdaq Capital Market there can be no assurance that there will be an active trading market for the Warrants. Without an active trading market, the liquidity of the Warrants will be limited.

Provisions of the Warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our governing organizational documents, certain provisions of the Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

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We may not be able to meet the NASDAQ listing requirements.

In order to qualify for listing we must satisfy the certain listing requirements. These requirements include:

1.	Minimum Stockholders’ Equity: We must have a minimum of $4 million in stockholders’ equity.

2.	Market Value of Listed Securities: We must have a minimum market value of listed securities of $5 million.

3.	Operating History: We must have at least two years of operating history.

4.	Publicly Held Shares: We must have a minimum of 1,000,000 publicly held shares.

5.	Bid Price: Our stock price must have a minimum bid price of $4 per share at the time of listing.

6.	Market Makers: We must have at least two registered and active market makers for our stock.

7.	Disclosure Requirements: We must meet the disclosure requirements set by the Securities and Exchange Commission (SEC) and the Nasdaq Capital Market, which include filing all necessary reports with the SEC and providing timely and accurate information to the public.

Our proposed reverse stock split may not increase the Company’s stock price sufficiently, which could prevent the completion of the Offering and listing of the Common Shares. If the reverse stock split fails to increase our stock price, it could negatively impact the demand for the Common Shares, making it difficult for us to attract investors to participate in the Offering. This could result in the Offering not being completed, which could have a material adverse effect on our financial condition, business, and prospects.

Moreover, if we are unable to list on the Nasdaq Capital Market, it could also result in decreased visibility and credibility of the Company in the investment community, which could have a material adverse effect on our ability to raise capital in the future.

There is no guarantee that our stock price will increase sufficiently to allow the Offering to be completed or for our Common Shares to be listed on the Nasdaq Capital Market. These risks could have a material adverse effect on the Company’s financial condition, business, and prospects, and investors should carefully consider these risks before making any investment decisions.

Our proposed reverse stock split may decrease the liquidity of our Common Shares.

We intend to effect a reverse stock split of our outstanding Common Shares at a ratio of 1-for-40 immediately following the effective date of the registration statement in which this prospectus is included, but prior to the pricing of this offering. The liquidity of our Common Shares may be affected adversely by the reverse stock split given the reduced number of Common Shares that will be outstanding following the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our Common Shares, creating the potential for such stockholders to experience an increase in the cost of selling their Common Shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our Common Shares may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Shares may not improve.

Although we believe that a higher market price of our Common Shares may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a Common Share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Shares will satisfy the investing requirements of those investors.

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We may require additional capital to fund our business and support our growth, and our inability to generate and obtain such capital on acceptable terms, or at all, could harm our business, operating results, financial condition and prospects.

We intend to continue to make substantial investments to fund our business and support our growth. In addition, we may require additional funds to respond to business challenges, including the need to develop new features or enhance our solutions, improve our operating infrastructure or acquire or develop complementary businesses and technologies. As a result, in addition to the revenues we generate from our business and the proceeds from this offering, we may need to engage in additional equity or debt financings to provide the funds required for these and other business endeavors. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Common Shares. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain such additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be adversely impacted. In addition, our inability to generate or obtain the financial resources needed may require us to delay, scale back, or eliminate some or all of our operations, which may have a significant adverse impact on our business, operating results and financial condition.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq Listing Rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, Nasdaq Listing Rules also require foreign private issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Nasdaq Listing Rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain Common Share issuances. We intend to comply with the requirements of Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under Nasdaq Listing Rules with respect to certain corporate governance standards which may afford less protection to investors.

Although as a Foreign Private Issuer we are exempt from certain corporate governance standards applicable to US issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We have applied to list our Common Shares and Warrants for listing on the Nasdaq Capital Market upon consummation of this offering. However, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

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If the Nasdaq Capital Market delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Common Share is a “penny stock,” which will require brokers trading in our Common Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Common Share;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired.

After the closing of this offering, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act and the rules and regulations of Nasdaq. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with accounting principles generally accepted in the U.S. Commencing with our fiscal year ending December 31, 2022, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in our Form 20-F filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. This will require that we incur substantial additional professional fees and internal costs to expand our accounting and finance functions and that we expend significant management efforts. Prior to this offering, we have never been required to test our internal controls within a specified period, and, as a result, we may experience difficulty in meeting these reporting requirements in a timely manner.

During the evaluation and testing process of our internal controls, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our Common Shares could decline, and we could be subject to sanctions or investigations by Nasdaq, the Securities and Exchange Commission, or the SEC, or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

We will incur significant increased costs as a result of operating as a public company in the United States, and our management will be required to devote substantial time to new compliance initiatives.

As a public company in the United States, we will incur significant legal, accounting and other expenses that we did not incur previously. We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, which will require, among other things, that we file with the SEC annual, quarterly and current reports with respect to our business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and Nasdaq to implement provisions of the Sarbanes-Oxley Act, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted. There are significant corporate governance and executive-compensation-related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas. Recent legislation permits emerging growth companies to implement many of these requirements over a longer period and up to five years from the pricing of this offering. We intend to take advantage of this new legislation, but cannot assure you that we will not be required to implement these requirements sooner than planned and thereby incur unexpected expenses. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.

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We expect the rules and regulations applicable to public companies to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations. The increased costs will decrease our net income or increase our consolidated net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

Our executive officers and directors, and their affiliated entities, own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Upon consummation of this offering (based on shares outstanding as of ●, 2023), our executive officers and directors, together with entities affiliated with such individuals, will beneficially own approximately ●% of our Common Shares (approximately ●% if the underwriters’ over-allotment option is exercised in full). Accordingly, these stockholders may, as a practical matter, continue to be able to control the election of a majority of our directors and the determination of all corporate actions after this offering. This concentration of ownership could delay or prevent a change in control of the Company.

New investors in our securities will experience immediate and substantial dilution after this offering.

The initial public offering price of our Units will be substantially higher than the pro forma net tangible book value per share of the outstanding Common Shares immediately after this offering. Based on an assumed public offering price of USD$5.60 per unit and our net tangible book value as of September 30, 2023, if you purchase our Common Shares in this offering you will pay more for your shares than the amounts paid by our existing stockholders for their shares and you will suffer immediate dilution of approximately USD$3.86 per share in pro forma net tangible book value. As a result of this dilution, investors purchasing Common Shares in this offering may receive significantly less than the full purchase price that they paid for the shares purchased in this offering in the event of a liquidation.

Immediately prior to the consummation of this offering, we expect to have approximately ● outstanding stock options to purchase our Common Shares with exercise prices that are below the initial public offering price of our Common Shares. To the extent that these options are exercised, there will be further dilution.

If a substantial number of shares become available for sale and are sold in a short period of time, the market price of our Common Shares could decline.

If our existing stockholders sell substantial amounts of our Common Shares in the public market following this offering and the expiration of the lock-up agreements, the market price of our Common Shares could decrease significantly. The perception in the public market that our existing stockholders might sell Common Shares could also depress our market price. Upon completion of this offering, we will have outstanding ● Common Shares, (● shares following the Reverse Split and ● shares in the event of the Reverse Split) assuming no exercise by the underwriters of their option to purchase additional shares, and options to purchase of our Common Shares, based on our shares and options to be outstanding as of immediately prior to the consummation of this offering. Our directors, executive officers and other holders of our Common Shares will be subject to the lock-up agreements described in “Underwriting” and the Rule 144 holding period requirements described in “Shares Eligible for Future Sale.” After all of these lock-up periods have expired and the holding periods have elapsed, up to ● additional shares (● shares following the Reverse Split) will be eligible for sale in the public market.

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In addition, certain holders of Common Shares will have the right, subject to certain exceptions and conditions, to require us to register their Common Shares under the Securities Act, and they will have the right to participate in future registrations of securities by us. Registration of any of these outstanding Common Shares would result in such shares becoming freely tradable without compliance with Rule 144 upon effectiveness of the registration statement. A decline in the price of shares of our Common Shares might impede our ability to raise capital through the issuance of additional shares of our Common Shares or other equity securities.

Since we do not expect to pay any cash dividends for the foreseeable future, investors in this offering may be forced to sell their stock in order to obtain a return on their investment.

We do not anticipate declaring or paying in the foreseeable future any cash dividends on our capital stock. Instead, we plan to retain any earnings to finance our operations and growth plans discussed elsewhere or incorporated by reference in this prospectus. Accordingly, investors must rely on sales of their Common Shares after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our Common Shares.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq Stock Market. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds will be used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We currently intend to use the net proceeds from this offering to expand marketing and brand enhancement related to our products, to fund our ongoing research and development activities, for personnel development and training and for resource management software development.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the commercial success of our systems and the costs of our research and development activities, as well as the amount of cash used in our operations. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

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If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our securities will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, the trading price for our securities would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavourable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our securities could decrease, which might cause our stock price and trading volume to decline.

If we are classified as a “passive foreign investment company” for U.S. federal income tax purposes for any taxable year, U.S. Holders of Common Shares could be subject to adverse U.S. federal income tax consequences.

If we are classified as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the U.S. Internal Revenue Code, as amended, for any taxable year during which a U.S. Holder held Common Shares, certain adverse U.S. federal income tax consequences may apply to the U.S. Holder. Our possible status as a PFIC must be determined annually and therefore may be subject to change. Generally, for any taxable year in which 75% or more of our gross income is passive income, or at least 50% of the average quarterly value of our assets (which may be determined in part by the market value of our Common Shares, which is subject to change) are held for the production of, or produce, passive income, we would be characterized as a PFIC for U.S. federal income tax purposes.

Although the tests for determining PFIC status are applied as of the end of each taxable year and are dependent upon a number of factors, some of which are beyond our control, including the value of our assets (including goodwill), the market price of our Common Shares, and the amount and type of our gross income we do not believe that we were a PFIC for the taxable year ended December 31, 2022. Our status as a PFIC is a fact-intensive determination made on an annual basis, and we cannot provide any assurance regarding our PFIC status for the taxable year ending December 31, 2023 or for subsequent taxable years. U.S. Holders who own our Common Shares for any period during which we are a PFIC will be required to file IRS Form 8621 for each tax year during which they hold our Common Shares. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. The determination of our PFIC status is made annually after the close of each taxable year and it is difficult to predict before such determination whether we will be a PFIC for any given taxable year. Even if we determine that we are not a PFIC after the close of a taxable year, there can be no assurance that the IRS will agree with our conclusion. No assurance can be provided regarding our PFIC status, and neither we nor our United States counsel expresses any opinion with respect to our PFIC status.

If we are a PFIC for any year during a non-corporate U.S. shareholder’s holding period of our Common Shares, then such non-corporate U.S. shareholder generally will be required to treat any gain realized upon a disposition of our Common Shares, or any so-called “excess distribution” received on our Common Shares, as ordinary income, rather than as capital gain, and the preferential tax rate applicable to dividends received on our Common Shares would not be available. Interest charges would also be added to the taxes on gains and distributions realized by all U.S. holders. A more detailed discussion of these adverse tax consequences is set forth below under “Taxation—Certain Material U.S. Federal Income Tax Considerations–PFIC Status of Our Company.”

A U.S. shareholder may avoid these adverse tax consequences by making a timely and effective “qualified electing fund” election (“QEF election”). A U.S. shareholder who makes a QEF election generally must report, on a current basis, its share of our ordinary earnings and net capital gains, whether or not we distribute any amounts to our shareholders. The QEF election is available only if our company is characterized as a PFIC and provides a U.S. shareholder with certain information regarding the Company’s earnings and capital gains as required under applicable U.S. Treasury regulations. In the event we become a PFIC, we intend to provide all information and documentation that a U.S. shareholder making a QEF election is required to obtain for U.S. federal income tax purposes (e.g., the U.S. shareholder’s pro rata share of ordinary income and net capital gain, and a “PFIC Annual Information Statement” as described in applicable U.S. Treasury regulations).

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A U.S. shareholder may also mitigate the adverse tax consequences by timely making a mark-to-market election. A U.S. shareholder who makes the mark-to-market election generally must include as ordinary income each year the increase in the fair market value of the Common Shares and deduct from gross income the decrease in the value of such shares during each of its taxable years. A mark-to-market election may be made and maintained only if our Common Shares are regularly traded on a qualified exchange, as defined in the Code and regulations. Whether our Common Shares are regularly traded on a qualified exchange is an annual determination based on facts that, in part, are beyond our control. Accordingly, a U.S. shareholder might not be eligible to make a mark-to-market election to mitigate the adverse tax consequences if we are characterized as a PFIC.

Certain economic risks are inherent in making either a QEF election or a mark-to-market election. If a QEF election is made, it is possible that earned income will be reported to a U.S. Holder as taxable income and income taxes will be due and payable on such an amount. A U.S. Holder of our Common Shares may pay tax on such “phantom” income, i.e., where income is reported to it pursuant to the QEF Election, but no cash is distributed with respect to such income. There is no assurance that any distribution or profitable sale will ever be made regarding our Common Shares, so the tax liability may result in a net economic loss. A mark-to-market election may result in significant share price gains in one year causing a significant income tax liability. This gain may be offset in another year by significant losses. If a mark-to-market election is made, this highly variable tax gain or loss may result in substantial and unpredictable changes in taxable income. The amount included in income under a mark-to-market election may be substantially greater than the amount included under a QEF election. Both the QEF and mark-to-market elections are binding on the U.S. Holder for all subsequent years that the U.S. Holder owns our shares unless permission to revoke the election is granted by the IRS.

If we are a PFIC at any time when a U.S. Holder holds our Common Shares, we will generally continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years during which the U.S. Holder holds our Common Shares even if we cease to meet the PFIC gross income test or asset test in a subsequent year. However, if we cease to meet these tests, a U.S. Holder can avoid the continuing impact of the PFIC rules by making a special election (a “Purging Election”) to recognize gain by making a “deemed sale” election with respect to all of the U.S. Holder’s Common Shares and have such Common Shares deemed to be sold at their fair market value on the last day of the last taxable year during which we were a PFIC.

Each U.S. shareholder should consult their own tax advisors with respect to the possibility of making these elections and the U.S. federal income tax consequences of the acquisition, ownership and disposition of our Common Shares. This paragraph is qualified in its entirety by the discussion in the section of this prospectus entitled “Certain Material United States Federal Income Tax Considerations.” In addition, our PFIC status may deter certain U.S. investors from purchasing our Common Shares, which could have an adverse impact on the market price of our Common Shares and our ability to raise additional financing by selling equity interests, including our Common Shares.

RULES RELATING TO A PFIC ARE VERY COMPLEX. YOU SHOULD CONSULT YOUR TAX ADVISER CONCERNING THE RELATIVE MERITS AND THE ECONOMIC AND TAX IMPACT OF THE PFIC RULES TO YOUR INVESTMENT IN OUR COMMON SHARES AS A NON-ELECTING U.S. HOLDER, A U.S. HOLDER MAKING A QEF ELECTION, A U.S. HOLDER MAKING A MARK-TO-MARKET ELECTION, OR A U.S. HOLDER MAKING ANY AVAILABLE PURGING ELECTION.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	the size and growth potential of the markets for our products, and our ability to serve those markets;

●	the rate and degree of market acceptance of our products;

●	our ability to expand our sales organization to address effectively existing and new markets that we intend to target;

●	impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries, particularly in the area of data privacy laws;

●	our ability to compete effectively in a competitive industry;

●	our ability to obtain funding for our operations;

●	our ability to attract collaborators and strategic partnerships;

●	our ability to meet the Nasdaq, CSE and FRA requirements;

●	our ability to meet our other financial operating objectives;

●	the availability of qualified employees for our business operations;

●	general business and economic conditions;

●	our ability to meet our financial obligations as they become due;

●	positive cash flows and financial viability of our operations and new business opportunities;

●	ability to secure intellectual property rights over our proprietary products or enter into license agreements to secure the legal use of certain patents an intellectual property;

●	our ability to be successful in new markets;

●	our ability to avoid infringement of intellectual property rights;

●	the positive cash flows and financial viability of our operations and new business opportunities;

●	the future liquidity of our securities;

●	the anticipated effect of our intended reverse stock split;

●	volatility of the price of our securities;

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●	risks associated with the speculative nature of our Warrants and risks associated with the limitation of rights of Warrant holders;

●	our exemptions from certain Nasdaq corporate governance standards as a result of being a foreign issuer;

●	our potential failure to maintain proper internal controls and produce accurate and timely financial statements;

●	dilution as a result of the Offering; and

●	limited or negative coverage of our business.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains data related to the software industry in the United States. These industry data include projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The software industry may not grow at the rate projected by industry data, or at all. The failure of the industry to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Common Shares. In addition, the rapidly changing nature of the software industry subjects any projections or estimates relating to the growth prospects or future condition of our industries to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of British Columbia. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States. There can be no assurance that U.S. investors will be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Canada and other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

EXCHANGE CONTROLS

We are not aware of any Canadian federal or provincial laws, decrees, or regulations that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-Canadian holders of the Common Shares. There are no limitations under the laws of Canada or by the charter or our other constituent documents, except the Investment Canada Act which may require review and approval by the Minister of Industry (Canada) of certain acquisition of control of us by non-Canadians. The threshold for acquisitions of control is generally defined as being one-third or more of our voting shares. If the investment is potentially injurious to national security, it may be subject to review under the Investment Canada Act notwithstanding the percentage interest acquired or amount of the investment. “Non-Canadian” generally means an individual who is not a Canadian citizen, or a corporation, partnership, trust, or joint venture that is ultimately controlled by non-Canadian.

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USE OF PROCEEDS

Based upon an assumed public offering price of USD$5.60 per Unit, we estimate that we will receive net proceeds from this offering, after deducting the underwriting discounts and the estimated offering expenses payable by us, of approximately USD$5,394,997 assuming the Underwriter does not exercise its over-allotment option.

We plan to use the net proceeds we receive from this offering and any proceeds from the exercise of Warrants for general corporate purposes including: working capital (10%), growth strategies (10%), research and development (20%) and sales and marketing (60%).

Use of Net Proceeds Approximately
Working Capital 10%	$539,500
Growth Strategies 10%	$539,500
Research and Development 20%	$1,078,999
Sales and Marketing 60%	$3,236,998

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We have never declared or paid any dividends on our Common Shares. We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain any future earnings to fund business development and growth, and we do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

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CAPITALIZATION

The table below sets forth our capitalization as of September 30, 2023 on an actual basis and on an adjusted basis after giving effect to the Offering.

	As at September 30, 2023
	Actual (CAD$)	As Adjusted (CAD$)
Debt:
Short-Term Debt:
Account Payable and Accrued Liabilities	95,579	95,579
Due to Related Parties	-	-
Royalty Fees Payable	25,614	25,614
Long-Term Debt	-	-
Total Debt	121,193	121,193
Common Equity:
Common Shares	22,514,481	29,797,943
(Deficit)	(23,786,238)	(23,786,238)
Reserves	6,085,259	6,085,259
Net Shareholders Equity	4,813,502	12,096,964
Total Capitalization (Debt and Equity)	4,934,695	12,218,157

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DILUTION

If you invest in our Units in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of Common Shares that is part of the Unit and the as adjusted net tangible book value per Common Share immediately after this offering.

Our historical net tangible book value as of September 30, 2023 was USD$1,674,712 (USD$0.01 per Common Share USD$0.60 following the Reverse Split and USD$0.60 in the event of the Reverse Split). Our historical net tangible book value is the amount of our total tangible assets (Total assets less Intangible Assets and Goodwill) less our liabilities. Historical net tangible book value per Common Share is our historical net tangible book value divided by the number of outstanding Common Shares as of September 30, 2023.

Pro forma net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of outstanding Common Shares, after giving effect to the pro forma adjustments referenced under “Capitalization” and taking into account the Reverse Stock Split.

After giving effect to the sale of the Units that we are offering (attributing no value to the Warrants) at an assumed public offering price of USD$5.60 per Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value on a pro forma as adjusted basis as of September 30, 2023 would have been USD$1.74 per Common Share). This amount represents an immediate increase in net tangible book value of USD$1.14 per Common Share to our existing shareholders and an immediate dilution of USD$3.86 per Common Share to new investors purchasing Common Shares in this offering. We determine dilution by subtracting the pro forma as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a Common Share.

The following table illustrates this dilution:

Assumed public offering price per unit	USD$	5.60
As adjusted net tangible book value per share as of September 30, 2023	USD$	1,674,712
Increase per share attributable to this offering	USD$	1.14
As adjusted net tangible book value per share after this offering	USD$	7,069,709
Dilution per share to new investors in this offering	USD$	3.86

A USD$1.00 increase (decrease) in the assumed public offering price of USD$5.60 per Unit, would increase (decrease) the as adjusted net tangible book value per share by USD$0.26, and increase (decrease) dilution to new investors by USD$1.86 per share, in each case assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding warrants having a per share exercise or conversion price less than the per share offering price to the public in this offering.

If the underwriters exercise in full their option to purchase additional Common Shares in this offering, the as adjusted net tangible book value after the offering would be USD$1.83 per share, the increase in net tangible book value to existing shareholders would be USD$1.23 per share, and the dilution to new investors would be USD$3.77 per share, in each case assuming a public offering price of USD$5.60 per share.

The number of shares of our Common Shares to be outstanding after this offering is based on 119,632,941 (2,990,824 shares following the Reverse Split) of our Common Shares outstanding, as of ●, 2023 and excludes:

●	11,226,272 Common Shares (280,657 shares following the Reverse Split) of our Common Shares issuable upon the exercise of stock options outstanding as of ●, 2023 under our 2018 Stock Option Plan, with a weighted-average exercise price of CAD$0.10 (CAD$4.00 following the Reverse Split);
●	11,266,272 Common Shares (281,657 shares following the Reverse Split) reserved for future issuance under our 2018 Stock Option Plan;
●	4,999,340 Common Shares (124,984 shares following the Reverse Split) issuable upon the exercise of outstanding warrants with a weighted average exercise price of CAD$0.75 per share (CAD$30.00 following the Reverse Split); and
●	up to ● Common Shares issuable upon the exercise of the Warrants included in the Units offered hereby at an exercise price of USD$● per share.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

CORPORATE Overview

Sekur Private Data Ltd. (the “Company,” “Sekur,” “we,” “us,” or “our”) (formerly GlobeX Data Ltd.) (the “Company”) was incorporated under the Business Corporations Act (British Columbia) on March 1, 2017 and completed its initial public offering (“IPO”) during the year ended December 31, 2019. The Company’s Common Shares and tradeable warrants were listed on the Canadian Securities Exchange effective July 22, 2019 under the symbols “SWIS” and “SWIS.WT”, respectively. On November 5, 2019, the Company’s Common Shares began trading on the OTCQB Venture Market with the trading symbol SWISF. On April 14, 2022, the Company changed its name to Sekur Private Data Ltd. and the Company’s Common Shares and tradable warrants were listed on the Canadian Securities Exchange under the new symbols “SKUR” and “SKUR.WT”, respectively. The Company began trading on the OTCQX as of April 29, 2022 under the trading symbol SWISF.

Sekur Private Data Ltd. is a Cybersecurity and Internet Privacy provider of Swiss hosted solutions for secure communications and secure data management. The Company distributes a suite of encrypted e-mails, secure messaging and secure communications and a suite of cloud-based storage, disaster recovery and document management, tools. Sekur Private Data Ltd. sells its solutions through its websites sekur.com and sekursuite.com, and through its approved distributors, and telecommunications companies worldwide. Sekur Private Data Ltd. serves consumers, businesses and governments worldwide.

The Company is the exclusive worldwide distributor and license holder of a full suite of encrypted emails and secure communication, secure cloud-based storage and document management, solutions, primarily Sekur, SekurMail, SekurMessenger, SekurSuite (collectively, the “Products”). The Company is currently developing a secure VPN solution which will be added to the Products. The Company primarily sells its Products directly to individual customers and businesses through its websites sekur.com and sekursuite.com, and through its approved distributors, and telecommunications companies worldwide. The Company serves consumers, businesses and governments worldwide. The Products, all of which are currently in use by customers, were developed by GlobeX Data S.A., a privately held Swiss based privacy, cyber security and secure communications company (previously defined as “GDSA”) and licensed to the Company in perpetuity.

On May 7, 2017, the Company entered into a licensing agreement (previously defined as the “Global License Agreement”) with GDSA to market/distribute the Products globally except in Switzerland, Liechtenstein, The Principality of Monte Carlo, The Vatican City State, The Grand-Duchy of Luxembourg, the U.S. and Canada. On March 29, 2018, the Company acquired 100% of the issued and outstanding securities of GlobeX US via a securities purchase agreement whereby the shareholder of the Company received 25,000,000 Common Shares as consideration. GlobeX US has an exclusive license with GDSA to market/distribute the products in the U.S. and Canada.

On July 21, 2022, the Company entered into an Addendum (the “Addendum”) to the Global License Agreement with GDSA. This Addendum allows the Company to market/distribute the Products globally, including Switzerland, Lichtenstein, The Principality of Monte Carlo, The Vatican City State, The Grand-Duchy of Luxembourg. The Company is permitted to market the Products in Switzerland only through online sales, and is not permitted to enter into a physical reseller relationship in Switzerland. All other countries globally are now open to market by the Company.

Since 2017, the Company, through GlobeX US, primarily marketed the Products to end users in North America directly to end users and through some channel partners (“Channel Partners”).

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License Agreement with GlobeX Data S.A.

On May 7, 2017, the Company entered into a licensing agreement (the “Global License Agreement”) with GDSA to market/distribute the Products globally except in the U.S. and Canada. The term of the license is in perpetuity. However, GDSA has the right to terminate the Global License Agreement if the Company is in material breach of the Agreement so long as GDSA provides written notice. Material breaches would include failure to make payments to GDSA or bankruptcy of the Company.

In accordance with the terms of the Global License Agreement, the Company is required to pay a 10% gross revenue royalty to GDSA. Such royalties are to be paid within 90 days of receipt of funds.

In addition, the Company is responsible for the maintenance costs of the Products and shall indemnify GDSA for all costs associated with platform maintenance, partner integrations, server maintenance and any cost related to requests from partners for modifying or customizing the Products to meet the needs of the Company’s various selling partners and clients.

About GlobeX Data S.A.

GDSA was originally founded in 2007 by the Company’s Chief Executive Officer and President, Alain Mehdi Ghiai-Chamlou. GDSA has been developing and refining the Products since 2009. GDSA continues to refine and develop new features for the Products. Since 2012 it has been mostly involved in integrating its services through channel partners including the channel partners of GlobeX US. GDSA is a related party to the Company as Mr. Ghiai-Chamlou owns 60.15% of GDSA.

Acquisition of GlobeX Data Inc.

On March 29, 2018, the Company acquired 100% of the issued and outstanding securities of GlobeX US via a securities purchase agreement whereby a shareholder of the Company, who is also a director and an officer of the Company, received 25,000,000 Common Shares as consideration. In April 2017, GlobeX US signed the USA License Agreement with GDSA to act as the master reseller of GDSA’s products in the USA and Canada. In accordance with the terms of the USA License Agreement, GlobeX US is required to pay a 10% gross revenue royalty to GDSA. Such royalties are to be paid within 90 days of receipt of funds. The USA License Agreement replaced an original Software License Agreement dated September 20, 2012, between GlobeX US and GDSA that only permitted sales in the USA.

In addition, GlobeX US is responsible for the continuing maintenance of the Products and shall indemnify GDSA for all costs associated with platform maintenance, partner integrations, server maintenance and any cost related to requests from partners for modifying or customizing the Products to meet the needs of the Company’s various selling partners and clients.

The Company’s head office and principal address is located at First Canadian Place, 100 King Street West, Suite 5600, Toronto, ON, Canada, M5X 1C9 and the registered and records office is located at 595 Howe Street, Suite 704, Vancouver, BC, Canada, V6C 2T5.

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SIGNIFICANT HIGHLIGHTS

Year ended December 31, 2021 in Canadian dollars $

During the period reflected, the Company achieved various milestones such as:

In January 2021, the Company closed a private placement consisting of 9,150,000 units at a price of CAD$0.12 per unit for proceeds of CAD$1,098,000. Each unit consists of one Common Share and one share purchase warrant. Each warrant entitles the holder to purchase an additional share at a price of CAD$0.15 per share for two years.

The Company also granted 3,500,000 stock options to an officer and director of the Company at an exercise price of CAD$0.25 expiring January 20, 2026.

In February 2021, the Company signed its first distribution agreement for its Sekur secure communications solution, in the Commonwealth of Australia, as part of a broader strategy to expand in Australia and New Zealand.

In March 2021, the Company closed a private placement consisting of 4,076,400 units at a price of CAD$0.30 per unit for proceeds of CAD$1,222,920. Each unit consists of one Common Share and one-half of a share purchase warrant. Each full warrant entitles the holder to purchase an additional share at a price of CAD$0.50 per share for two years. Cash finder’s fees were paid of CAD$60,000.

In May 2021, the Company signed a Distribution Agreement for a distribution deal in Sri Lanka with Dialog Broadband Networks (Private) Limited, part of Sri Lanka based Dialog Axiata PLC, itself part of Malaysia based telecom giant Axiata Group Berhad.

In May 2021, the Company closed a private placement consisting of 7,256,927 units at a price of CAD$0.30 per unit for proceeds of CAD$2,177,078. Each unit consists of one Common Share and one-half of a share purchase warrant. Each full warrant entitles the holder to purchase an additional share at a price of CAD$0.50 per share for two years. Cash finder’s fees were paid of CAD$122,000.

In July 2021, the Company granted 6,320,000 stock options exercisable at a price of CAD$0.50 for ten years to directors, officers and consultants of the Company.

In July 2021, the Company started the launch of its Sekur encrypted email and messaging solution to the USA consumer market.

In September 2021, the Company closed a private placement consisting of 19,261,470 units at a price of CAD$0.33 per unit for proceeds of CAD$6,356,285. Each unit consists of one Common Share and one-half of a share purchase warrant. Each full warrant entitles the holder to purchase an additional share at a price of CAD$0.60 per share for two years. Cash finder’s fees were paid of CAD$328,314.

In November 2021, the Company closed a private placement consisting of 5,355,510 units at a price of CAD$0.40 per unit for proceeds of CAD$2,142,204. Each unit consists of one Common Share and one-half of a share purchase warrant. Each full warrant entitles the holder to purchase an additional share at a price of CAD$0.80 per share for two years. Cash finder’s fees were paid of CAD$20,000.

In December 2021, the Company granted 4,180,000 stock options exercisable at a price of CAD$0.80 for ten years to directors, officers and consultants of the Company.

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Year ended December 31, 2022 in Canadian dollars $

The following highlights and developments for the year ended December 31, 2022 and to the date of this MD&A:

In April 2022, the Company closed a private placement consisting of 2,321,585 units at a price of CAD$0.35 per unit for proceeds of CAD$812,555. Each unit consists of one Common Share and one share purchase warrant.

Each warrant entitles the holder to purchase an additional share at a price of CAD$0.70 per share for two years.

In April 2022, the Company changed its name to Sekur Private Data Ltd.

In April 2022, the Company began trading on the OTCQX under the trading symbol SWISF.

On July 21, 2022, the Company entered into an Addendum (the “Addendum”) to the Global License Agreement with GDSA. This Addendum allows the Company to market/distribute the Products globally, including Switzerland, Lichtenstein, The Principality of Monte Carlo, The Vatican City State, and The Grand-Duchy of Luxembourg. The Company is permitted to market the Products in Switzerland only through online sales, and is not permitted to enter into a physical Reseller relationship in Switzerland. All other countries globally are now open to market by the Company.

In November 2022, Claudio Alberti was appointed to the Board of Directors.

During the year ended December 31, 2022, the Company received proceeds of $143,850 from the exercise of 852,668 warrants.

Nine months ended September 30, 2023 in Canadian dollars $

In January 2023, the Company issued 8,166,272 stock options to directors, officers and consultants of the Company at $0.06 expiring 10 years from the date of issuance.

In May 2023, the Company issued 100,000 stock options to consultants of the Company at $0.15 expiring one year from the date of issuance.

In August 2023, the Company issued 3,000,000 stock options to consultants of the Company at $0.20 expiring three years from the date of issuance.

In September 2023, the Company issued 250,000 stock options to marketing consultants of the Company at $0.20 expiring one year from the date of issuance.

Critical Accounting Policies, Judgments and Estimates

Statement of compliance

The accompanying consolidated financial statements, including comparatives, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and Interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

Basis of consolidation and presentation

The accompanying consolidated financial statements of the Company have been prepared on the historical cost basis, except for financial instruments classified as financial instruments at fair value through profit and loss, which are stated at their fair value. In addition, the consolidated financial statements have been prepared using the accrual basis of accounting, except for the statement of cash flows.

The accompanying consolidated financial statements incorporate the financial statements of the Company and its wholly controlled subsidiaries. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. The consolidated financial statements include the accounts of the Company and its direct wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated.

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries:

Name of Subsidiary	Place of Incorporation	Ownership
Globex Data Inc.	Delaware, USA	100%

39

The accompanying consolidated financial statements of the Company are presented in Canadian dollars, which is the functional currency of the Company.

Foreign currency translation

Items included in the Company’s accompanying financial statements of each entity in the Company are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”) and has been determined for each entity within the Company. The functional currency of Sekur Private Data Ltd. is the Canadian dollar and its wholly owned subsidiary Globex Data Inc. uses the United States dollar as its functional currency. The functional currency determinations were conducted through an analysis of the consideration factors identified in IASB.

The Effects of Changes in Foreign Exchange Rates.

Assets and liabilities of entities with a functional currency other than the Canadian dollar are translated into Canadian dollars at period end exchange rates. Income and expenses, and cash flows are translated into Canadian dollars using the average exchange rate. Exchange differences resulting from the translation of United States operations are recognized in other comprehensive income (loss) and accumulated in equity.

Transactions in currencies other than the entity’s functional currency are translated at the exchange rates in effect on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange in effect as at the statement of financial position date. Non-monetary assets and liabilities denominated in foreign currencies are translated at the exchange rates prevailing at the time of the acquisition of the assets or assumption of the liabilities. Foreign currency differences arising on translation are recognized in the statement of loss and comprehensive loss.

Use of estimates and judgements

The preparation of the Company’s accompanying consolidated financial statements in conformity with IFRS requires management to make estimates, judgments and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. Information about critical estimates in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements are, but not limited to the following:

a)	Ability to continue as a going concern – evaluation of the ability of the Company to realize its strategy for funding its future needs for working capital involves making judgments.

b)	Equipment – equipment is depreciated over the estimated useful life of the asset to the asset’s estimated residual value as determined by management. Assessing the reasonableness of the estimated useful life, residual value and the appropriate depreciation methodology requires judgment and is based on management’s experience and knowledge of the industry.

c)	Impairment – an evaluation of whether or not an asset is impaired involves consideration of whether indicators of impairment exist. Factors which could indicate impairment exists include: significant underperformance of an asset relative to historical or projected operating results, significant changes in the manner in which an asset is used or in the Company’s overall business strategy, the carrying amount of the net assets of the Company being more than its market capitalization or significant negative industry or economic trends. In some cases, these events are clear. However, in many cases, a clearly identifiable event indicating possible impairment does not occur. Instead, a series of individually insignificant events occur over a period of time leading to an indication that an asset may be impaired. Events can occur in these situations that may not be known until a date subsequent to their occurrence. When there is an indicator of impairment, the recoverable amount of the asset is estimated to determine the amount of impairment, if any. If indicators conclude that the asset is no longer impaired, the Company will reverse impairment losses on assets only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized. Similar to determining if an impairment exists, judgment is required in assessing if a reversal of an impairment loss is required. The Company tests its intangible assets with indefinite useful lives at least annually and whenever there is an indication that the intangible asset may be impaired.

40

New accounting pronouncements

The Company did not adopt any new accounting standards during the year ended December 31, 2022 or the nine month period ended September 30, 2023.

RESULTS OF OPERATIONS

Years Ended December 31, 2022 and 2021

The following table sets forth in Canadian dollars a summary of the consolidated results of operations of the Company for the periods indicated, both in absolute amount and as a percentage of its total revenues.

	December 31, 2022 (audited) (CAD$)	December 31, 2021 (audited) (CAD$)
Revenues	464,299	144,881

Operating expenses for the year	(6,876,636)	(9,524,672)
Net loss for the year	(6,390,233)	(9,412,484)
Net loss per share	(0.06)	(0.11)
Basic loss per share pre-reverse split(1)	(0.06)	(0.11)
Diluted loss per share pre-reverse split(1)	(0.06)	(0.11)
Basic loss per share post reverse split(1)	(2.40)	(4.40)
Diluted loss per share post reverse split(1)	(2.40)	(4.40)
Total Assets	7,557,782	12,855,799
Total non-current financial liabilities(2)	-	-
Cash dividends declared in all classes of shares	-	-

Notes:

(1) Basic and diluted loss per share in 2022 is CAD$0.06 per share (CAD$2.40 following the Reverse Split) based upon a weighted average Common Shares outstanding of 116,003,853 (2,925,636 shares following the Reverse Split) and CAD$0.11 (CAD$4.40 following the Reverse Split) in 2021 based upon a weighted average Common Shares outstanding of 87,769,397 (2,194,235 shares following the Reverse Split).

(2) Includes current and long-term debts and future purchase consideration.

The following is an analysis of the Company’s operating results in Canadian dollars for the year ended December 31, 2022 and includes a comparison against the year ended December 31, 2021.

Revenues in Canadian dollars $

The Company reported revenues of CAD$464,299 during the year ended December 31, 2022 compared to revenues of CAD$144,881 during the year ended December 31, 2021. The increase is due to increase of new customers in the current year as compared to the previous year. The Company’s customers increased from 2,391 as of December 31, 2021 to 4,604 customers as of December 31, 2022. The increase in customers and the change in revenues is directly related to the start of marketing campaigns and efforts in fiscal 2021.

Net Loss in Canadian dollars $

The Company experienced a net loss for the year ended December 31, 2022 of CAD$6,390,233 as compared to net loss of CAD$9,412,484 for the previous fiscal year reflecting a decrease of CAD$3,022,251. This decrease is due to a significant decrease in expenses. The decrease was offset by an increase in revenues and a gain recorded in other items of CAD$22,104 as compared to a loss of CAD$32,693 from the prior year.

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Expenses in Canadian dollars $

	December 31, 2022 (audited) (CAD$)	December 31, 2021 (audited) (CAD$)
Accounting and audit	121,480	195,331
Consulting fees	55,486	139,008
Credit card processing fees	26,213	-
Data center and hardware maintenance	523,997	345,250
Director’s fees	-	4,427,030
Legal	64,008	8,428
Marketing	4,954,260	3,796,378
Office and administration	55,276	52,044
Research, development and software maintenance	787,404	455,097
Rent and virtual office	29,325	35,656
Royalty fees	46,268	14,431
Transfer agent and filing fees	119,306	48,789
Travel	93,613	7,230
Total	(6,876,636)	(9,524,672)

Expenses for the year ended December 31, 2022 were CAD$6,876,636 compared to CAD$9,524,672 during the year ended December 31, 2021. This decrease primarily relates to a significant decrease in director’s fees. The decrease in expenses were offset in part by increases in credit card processing fees, legal, royalty fees, office administration, research, development and software maintenance, data center and hardware maintenance, travel and transfer agent and filing fees.

Accounting and audit for the year ended December 31, 2022 was CAD$121,480 compared to CAD$195,331 during the year ended December 31, 2021 reflecting a decrease of CAD$73,851. The decrease primarily reflects a decreased volume of transactions.

Consulting fees for the year ended December 31, 2022 was CAD$55,486 compared to CAD$139,008 during the year ended December 31, 2021 reflecting a decrease of CAD$83,522. This decrease relates to a decrease in digital marketing efforts related to the Company’s products.

Credit card processing fees for the year ended December 31, 2022 was CAD$26,213 compared to CAD$Nil during the year ended December 31, 2021 reflecting an increase of CAD$26,213.

Data center and hardware maintenance for the year ended December 31, 2022 was CAD$523,997 compared to CAD$345,250 during the year ended December 31, 2021 reflecting an increase of CAD$178,747. The increase relates to additional hardware maintenance by the Company during the most recent fiscal year end.

Director’s fees for the year ended December 31, 2022 was CAD$Nil compared to CAD$4,427,030 during the year ended December 31, 2021 reflecting a decrease of CAD$4,427,030. This decrease reflects a decrease in share based payments from the fair value of stock options issued to directors. During fiscal 2021 the Company granted 14,000,000 stock options calculated using the Black-Scholes option pricing model.

Legal for the year ended December 31, 2022 was CAD$64,008 compared to CAD$8,428 during the year ended December 31, 2021 reflecting an increase of CAD$55,580. This increase relates to increased activities related to this offering.

Marketing for the year ended December 31, 2022 was CAD$4,954,260 compared to CAD$3,796,378 during the year ended December 31, 2021 reflecting an increase of CAD$1,157,882. The increase in marketing fees is primarily due to the launch of the Company’s Sekur encrypted email and messaging solution to mass market consumers in the USA.

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Office and administration for the year ended December 31, 2022 was CAD$55,276 compared to CAD$52,044 during the year ended December 31, 2021 reflecting an increase of CAD$3,232. This increase relates to an increase in bank service charges and other office expenses, all related to an increase in activity in the Company.

Research, development and software maintenance for the year ended December 31, 2022 was CAD$787,404 compared to CAD$455,097 reflecting an increase of CAD$332,307 during the year ended December 31, 2021. Research, development and software maintenance relates to invoiced amounts from GDSA and third parties for software maintenance, including depreciation, new Products, and integration costs and varies period to period. As the Company engages significant distribution partners, GDSA has agreed to implement all improvements to existing products and integrate the products into the distribution partners software ecosystem. As a result, the Company must cover the IT costs related to the integrations or improvements of products.

Rent and virtual office for the year ended December 31, 2022 was CAD$29,325 compared to CAD$35,656 during the year ended December 31, 2021 reflecting a decrease of CAD$6,331. This decrease related to the closure of a virtual office in Seattle and Singapore as those offices were no longer necessary and had no longer any commercial activities.

Royalty fees for the year ended December 31, 2022 was CAD$46,268 compared to CAD$14,431 during the year ended December 31, 2021 reflecting an increase of CAD$31,837. This increase relates to the increase in sales of the Company’s products.

Marketing for the year ended December 31, 2022 was CAD$3,796,378 compared to CAD$153,333 for the year ended December 31, 2021. The increase in marketing fees is primarily due to the launch of the Company’s Sekur encrypted email and messaging solution to mass market consumers in the USA. The launch officially started in July 2021.

Office and Administration for the year ended December 31, 2022 was CAD$52,044 compared to CAD$44,931 for the year ended December 31, 2021. This increase relates to an increase in bank service charges and other office expenses, all related to an increase in activity in the Company.

Rent and virtual office for the year ended December 31, 2022 was CAD$35,656 compared to CAD$38,075 for the year ended December 31, 2021. This decrease related to the closure of a virtual office in Seattle and Singapore as those offices were no longer necessary and had no longer any commercial activities.

Transfer agent and filing fees for the year ended December 31, 2022 was CAD$119,306 compared to CAD$48,789 for the year ended December 31, 2021 reflecting an increase of CAD$70,517. This increase relates to increased financing activities by the Company.

Travel for the year ended December 31, 2022 was CAD$93,613 compared to CAD$7,230 during the year ended December 31, 2021 reflecting an increase of CAD$86,383. This increase relates to management’s inability to travel in for most of fiscal 2021 as a result of the COVID-19 pandemic.

Other Items in Canadian dollars $

Interest income for the year ended December 31, 2022 was CAD$66,348 compared to CAD$7,046 during the year ended December 31, 2021 reflecting an increase of CAD$59,302. This increase resulted from an increase in short-term interest income during the current year with its financial institution.

Foreign exchange loss for the year ended December 31, 2022 was CAD$(44,244) compared to CAD$(39,739) for the year ended December 31, 2021 reflecting an increase in loss of CAD$(4,505). The increase resulted from foreign currency fluctuations in the period.

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Nine month periods ended September 30, 2023 and 2022

The following table sets forth in Canadian dollars a summary of the consolidated results of operations of the Company for the periods indicated, both in absolute amount and as a percentage of its total revenues.

	Nine Months Ended September 30, 2023 (unaudited) (CAD$)	Nine Months Ended September 30, 2022 (unaudited) (CAD$)
Revenues	387,176	319,652

Operating expenses for the period	(4,357,396)	(5,568,175)
Net loss for the period	(3,910,454)	(5,220,563)
Net loss per share	(0.03)	(0.05)
Basic loss per share pre-reverse split(1)	(0.03)	(0.05)
Diluted loss per share pre-reverse split(1)	(0.03)	(0.05)
Basic loss per share post reverse split(1)	(1.20)	(2.00)
Diluted loss per share post reverse split(1)	(1.20)	(2.00)
Total non-current financial liabilities(2)	-	-
Cash dividends declared in all classes of shares	-	-

Notes:

(1) Basic and diluted loss per share in 2023 is CAD$0.03 per share (CAD$1.20 following the Reverse Split) based upon a weighted average Common Shares outstanding of 117,133,628 (2,928,341 shares following the Reverse Split) and CAD$0.05 in 2022 (CAD$2.00 following the Reverse Split based upon a weighted average Common Shares outstanding of 115,659,582 (2,891,490 shares following the Reverse Split)).

(2) Includes current and long-term debts and future purchase consideration.

The following is an analysis of the Company’s operating results in Canadian dollars for the nine month period ended September 30, 2023 and includes a comparison against the nine month period ended September 30, 2022.

Revenues in Canadian dollars $

Revenues for the nine month period ended September 30, 2023 was CAD$387,176 compared to CAD$319,652 for the nine month period ended September 30, 2022, reflecting an increase of CAD$67,524. The increase is due to increase of new customers in the current period as compared to the previous period. The Company’s customers increased from 2,546 as of September 30, 2022 to 4,056 customers as of September 30, 2023.

Net Loss in Canadian dollars $

Net loss for the period for the nine month period ended September 30, 2023 was CAD$3,910,454 compared to CAD$5,220,563 for the nine month period ended September 30, 2022, reflecting an increase of CAD$1,310,109. This decrease is due to a significant decrease in expenses. The increase was offset by an increase in revenues and a reduction in losses from other items.

Expenses in Canadian dollars $

	Nine Months Ended September 30, 2023 (unaudited) (CAD$)	Nine Months Ended September 30, 2022 (unaudited) (CAD$)
Accounting and audit	107,575	57,465
Consulting fees	447,177	35,473
Credit card processing fees	22,486	18,173
Data center and hardware maintenance	550,000	369,417
Director’s fees	347,757	-
Legal	65,290	55,132
Marketing	1,978,111	4,228,661
Office and administration	20,525	45,277
Research, development and software maintenance	629,002	541,147
Rent and virtual office	27,518	18,139
Royalty fees	38,429	31,840
Transfer agent and filing fees	75,835	84,428
Travel	47,691	83,023
Total	(4,357,396)	(5,568,175)

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Expenses for the nine month period ended September 30, 2023 was CAD$4,357,396 compared to CAD$5,568,175 for the nine month period ended September 30, 2022, reflecting a decrease of CAD$1,210,779. This decrease primarily relates to a significant decrease in marketing. In addition, the Company showed decreases in office and administration, transfer agent and filing fees and travel. The decrease in expenses was offset in part by increases in accounting and audit, consulting fees, credit card processing fees, data center and hardware maintenance, director’s fees, legal, research, development and software maintenance, rent and virtual office, royalty fees and travel.

Accounting and audit for the nine month period ended September 30, 2023 was CAD$107,575 compared to CAD$57,465 for the nine month period ended September 30, 2022, reflecting an increase of CAD$50,110. The increase primarily reflects an increased volume of transactions.

Consulting fees for the nine month period ended September 30, 2023 was CAD$447,177 compared to CAD$35,473 for the nine month period ended September 30, 2022, reflecting an increase of CAD$411,704. This increase relates to an increase in digital marketing efforts related to the Company’s products.

Credit card processing fees for the nine month period ended September 30, 2023 was CAD$22,486 compared to CAD$18,173 for the nine month period ended September 30, 2022, reflecting an increase of CAD$4,313.

Data center and hardware maintenance for the nine month period ended September 30, 2023 was CAD$550,000 compared to CAD$369,417 for the nine month period ended September 30, 2022, reflecting an increase of CAD$180,583. The increase relates to additional hardware maintenance by the Company during the most recent fiscal period end.

Director’s fees for the nine month period ended September 30, 2023 was CAD$347,757 compared to CAD$0 for the nine month period ended September 30, 2022, reflecting an increase of CAD$347,757. This increase reflects an increase in share based payments from the fair value of stock options issued to directors. During the period the Company granted 6,671,272 stock options calculated using the Black-Scholes option pricing model.

Legal for the nine month period ended September 30, 2023 was CAD$65,290 compared to CAD$55,132 for the nine month period ended September 30, 2022, reflecting an increase of CAD$10,158. This increase relates to increased activities related to this offering.

Marketing for the nine month period ended September 30, 2023 was CAD$1,978,111 compared to CAD$4,228,661 for the nine month period ended September 30, 2022, reflecting a decrease of CAD$2,250,550. The decrease is due to the Company adjusting its marketing spending to reduce its customer acquisition cost.

Office and administration for the nine month period ended September 30, 2023 was CAD$20,525 compared to CAD$45,277 for the nine month period ended September 30, 2022, reflecting a decrease of CAD$24,752. This decrease relates to a decrease in bank service charges and other office expenses.

Research, development and software maintenance for the nine month period ended September 30, 2023 was CAD$629,002 compared to CAD$541,147 for the nine month period ended September 30, 2022, reflecting an increase of CAD$87,855. Research, development and software maintenance relates to invoiced amounts from GDSA and third parties for software maintenance, including depreciation, new Products, and integration costs and varies period to period. As the Company engages significant distribution partners, GDSA has agreed to implement all improvements to existing products and integrate the products into the distribution partners software ecosystem. As a result, the Company must cover the IT costs related to the integrations or improvements of products.

Rent and virtual office for the nine month period ended September 30, 2023 was CAD$27,518 compared to CAD$18,139 for the nine month period ended September 30, 2022, reflecting an increase of CAD$9,379. This increase is related to the adjustment of rental rates in the current period as compared to the prior period.

Royalty fees for the nine month period ended September 30, 2023 was CAD$38,429 compared to CAD$31,840 for the nine month period ended September 30, 2022, reflecting an increase of CAD$6,589. This increase relates to the increase in sales of the Company’s products.

Transfer agent and filing fees for the nine month period ended September 30, 2023 was CAD$75,835 compared to CAD$84,428 for the nine month period ended September 30, 2022, reflecting a decrease of CAD$8,593. This decrease relates to decreased financing activities by the Company.

Travel for the nine month period ended September 30, 2023 was CAD$47,691 compared to CAD$83,023 for the nine month period ended September 30, 2022, reflecting a decrease of CAD$35,332. This decrease relates to management’s decreased travel in 2023 as compared to the previous period.

Other Items in Canadian dollars $

Interest income for the nine month period ended September 30, 2023 was CAD$77,403 compared to CAD$33,335 for the nine month period ended September 30, 2022, reflecting an increase of CAD$44,068. This increase resulted from an increase in short-term interest income during the current period with its financial institution.

Loss on foreign exchange for the nine month period ended September 30, 2023 was CAD$17,637 compared to CAD$5,375 for the nine month period ended September 30, 2022, reflecting an increase of CAD$12,262. The decrease resulted from foreign currency fluctuations in the period.

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Three month periods ended September 30, 2023 and 2022

The following table sets forth in Canadian dollars a summary of the consolidated results of operations of the Company for the periods indicated, both in absolute amount and as a percentage of its total revenues.

	Three Months Ended September 30, 2023 (unaudited) (CAD$)	Three Months Ended September 30, 2022 (unaudited) (CAD$)
Revenues	126,596	118,252

Operating expenses for the period	(2,098,064)	(1,440,394)
Net loss for the period	(1,942,555)	(1,284,507)
Net loss per share	(0.02)	(0.01)
Basic loss per share pre-reverse split(1)	(0.02)	(0.01)
Diluted loss per share pre-reverse split(1)	(0.02)	(0.01)
Basic loss per share post reverse split(1)	(0.80)	(0.40)
Diluted loss per share post reverse split(1)	(0.80)	(0.40)
Total non-current financial liabilities(2)	-	-
Cash dividends declared in all classes of shares	-	-

Notes:

(1) Basic and diluted loss per share in 2023 is CAD$0.02 per share (CAD$0.80 following the Reverse) based upon a weighted average Common Shares outstanding of 117,346,474 (2,933,662 shares following the Reverse Split) and CAD$0.01 in 2022 (CAD$0.40 following the Reverse Split) based upon a weighted average Common Shares outstanding of 116,925,426 (2,923,136 shares following the Reverse Split).

(2) Includes current and long-term debts and future purchase consideration

The following is an analysis of the Company’s operating results in Canadian dollars for the three month period ended September 30, 2023 and includes a comparison against the three month period ended September 30, 2022.

Revenues in Canadian dollars $

Revenues for the three month period ended September 30, 2023 was CAD$126,596 compared to CAD$118,252 for the three month period ended September 30, 2022, reflecting an increase of CAD$8,344. The increase is due to increase of new customers in the current period as compared to the previous period. The Company’s customers increased from 2,546 as of September 30, 2022 to 4,056 customers as of September 30, 2023.

Net Loss in Canadian dollars $

Net loss for the period for the three month period ended September 30, 2023 was CAD$1,942,555 compared to CAD$1,284,507 for the three month period ended September 30, 2022, reflecting a decrease of CAD$658,048. This decrease is due to a significant decrease in expenses and an decrease in other items.

Expenses in Canadian dollars $

	Three Months Ended September 30, 2023 (unaudited) (CAD$)	Three Months Ended September 30, 2022 (unaudited) (CAD$)
Accounting and audit	12,550	9,485
Consulting fees	433,211	8,813
Credit card processing fees	7,298	6,655
Data center and hardware maintenance	215,000	109,417
Legal	26,891	34,180
Marketing	1,095,054	982,455
Office and administration	6,468	15,824
Research, development and software maintenance	246,424	176,936
Rent and virtual office	9,014	5,524
Royalty fees	12,599	12,932
Transfer agent and filing fees	27,480	32,774
Travel	6,075	45,399
Total	(2,098,064)	(1,440,394)

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Expenses for the three month period ended September 30, 2023 was CAD$2,098,064 compared to CAD$1,440,394 for the three month period ended September 30, 2022, reflecting an increase of CAD$657,670. this increase primarily relates to a significant increase in consulting fees. In addition, the Company showed increases in accounting and audit, credit card processing fees, data center and hardware maintenance, research, development and software maintenance and rent and virtual office. The increase in expenses was offset in part by decreases in, legal, office and administration, royalty fees, transfer agent and filing fees and travel.

Accounting and audit for the three month period ended September 30, 2023 was CAD$12,550 compared to CAD$9,485 for the three month period ended September 30, 2022, reflecting an increase of CAD$3,065. The increase primarily reflects an increased volume of transactions.

Consulting fees for the three month period ended September 30, 2023 was CAD$433,211 compared to CAD$8,813 for the three month period ended September 30, 2022, reflecting an increase of CAD$424,398. This decrease relates to an increase in digital marketing efforts related to the Company’s products.

Credit card processing fees for the three month period ended September 30, 2023 was CAD$7,298 compared to CAD$6,655 for the three month period ended September 30, 2022, reflecting an increase of CAD$643.

Data center and hardware maintenance for the three month period ended September 30, 2023 was CAD$215,000 compared to CAD$109,417 for the three month period ended September 30, 2022, reflecting an increase of CAD$105,583. The increase relates to reduced hardware maintenance by the Company during the most recent fiscal period end.

Legal for the three month period ended September 30, 2023 was CAD$26,891 compared to CAD$34,180 for the three month period ended September 30, 2022, reflecting a decrease of CAD$7,289.

Marketing for the three month period ended September 30, 2023 was CAD$1,095,054 compared to CAD$982,455 for the three month period ended September 30, 2022, reflecting an increase of CAD$112,599. The increase is due to the Company adjusting its marketing spending to accelerate customer acquisitions.

Office and administration for the three month period ended September 30, 2023 was CAD$6,468 compared to CAD$15,824 for the three month period ended September 30, 2022, reflecting a decrease of CAD$9,356. This decrease relates to a decrease in bank service charges and other office expenses.

Research, development and software maintenance for the three month period ended September 30, 2023 was CAD$246,424 compared to CAD$176,936 for the three month period ended September 30, 2022, reflecting an increase of CAD$69,488. Research, development and software maintenance relates to invoiced amounts from GDSA and third parties for software maintenance, including depreciation, new Products, and integration costs and varies period to period. As the Company engages significant distribution partners, GDSA has agreed to implement all improvements to existing products and integrate the products into the distribution partners software ecosystem. As a result, the Company must cover the IT costs related to the integrations or improvements of products.

Rent and virtual office for the three month period ended September 30, 2023 was CAD$9,014 compared to CAD$5,524 for the three month period ended September 30, 2022, reflecting an increase of CAD$3,490. This increase is related to the adjustment of rental rates in the current period as compared to the prior period.

Royalty fees for the three month period ended September 30, 2023 was CAD$12,599 compared to CAD$12,932 for the three month period ended September 30, 2022, reflecting a decrease of CAD$333. This increase relates to the increase in sales of the Company’s products.

47

Transfer agent and filing fees for the three month period ended September 30, 2023 was CAD$27,480 compared to CAD$32,774 for the three month period ended September 30, 2022, reflecting a decrease of CAD$5,294. This decrease relates to increased financing activities by the Company.

Travel for the three month period ended September 30, 2023 was CAD$6,075 compared to CAD$45,399 for the three month period ended September 30, 2022, reflecting a decrease of CAD$39,324. This increase relates to management’s increased travel in 2023 as compared to the previous period.

Other Items in Canadian dollars $

Interest income for the three month period ended September 30, 2023 was CAD$17,981 compared to CAD$21,613 for the three month period ended September 30, 2022, reflecting a decrease of CAD$3,632. This increase resulted from an increase in short-term interest income during the current period with its financial institution.

Loss on foreign exchange for the three month period ended September 30, 2023 was CAD$10,932 compared to CAD$16,022 for the three month period ended September 30, 2022, reflecting a decrease of CAD$5,090. The increase resulted from foreign currency fluctuations in the period.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s future capital requirements will depend upon many factors including, without limitation, the success of its marketing and distribution channels. The Company has limited capital resources and has to rely upon the sale of equity securities for cash required for marketing the products, paying for software maintenance and development, and to fund the administration of the Company. Since the Company does not expect to generate any substantial revenues from operations in the immediate future, it must continue to rely upon the sales of its equity and debt securities to raise capital, which would result in further dilution to the shareholders.

The Company has budgeted CA$1,954,000 for the next twelve months. As a result, the Company is not dependent on the Offering to meet its obligations for the next twelve months. There is no assurance that financing, whether debt or equity, will be available to the Company in the amount required by the Company at any particular time or for any period and that such financing can be obtained on terms satisfactory to the Company or at all. See “Risk Factors”. The Company believes that it has sufficient cash resources to meet is its plans and requirements in the next twelve months and upon completion of the Offering the Company expects to have sufficient cash resources to meet its plans and requirements beyond twelve months.

Years Ended December 31, 2022 and 2021

As at December 31, 2022 the Company had a cash balance of CAD$4,038,704 compared to CAD$8,812,477 in December 31, 2021. As at December 31, 2022, the Company had an accumulated deficit of CAD$19,875,784 compared to CAD$13,485,551 as of December 31, 2021, and working capital of CAD$4,042,785 compared to CAD$9,505,862 as of December 31, 2021.

The following table sets forth a summary in Canadian dollars of its cash flows for the periods indicated:

	As of December 31, 2022 (audited) (CAD$)	As of December 31, 2021 (audited) (CAD$)
Net cash used in operating activities	(5,507,639)	(4,906,418)
Net cash from financing activities	956,405	13,884,824
Net cash used in investing activities	(222,539)	(673,098)

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Cash (used in) provided by operating activities in Canadian dollars $

	December 31, 2022 (audited) (CAD$)	December 31, 2021 (audited) (CAD$)
Operating Activities
Net loss	(6,390,233)	(9,412,484)
Items not affecting cash:
Depreciation	137,040	6,198
Foreign exchange	-	(12,242)
Shares issued for marketing services	56,250	268,714
Share-based payments	-	4,555,966
Changes in non-cash working capital items:
Receivables	14,514	(29,083)
Prepaid expenses	595,229	(345,160)
Accounts payable and accrued liabilities	93,540	47,187
Royalty fees payable	(13,979)	14,486
Cash Used in Operating Activities	(5,507,639)	(4,906,418)

Net cash flows used in operating activities for the year ended December 31, 2022 were CAD$5,507,639 compared to CAD$4,906,418 for the year ended December 31, 2021 reflecting a decrease of CAD$601,221. The increase in cash used in operating activities was primarily due to increases in depreciation, prepaid expenses and accounts payable and accrued liabilities. The increase was offset in part by significant share-based payments in 2021.

Depreciation for the year ended December 31, 2022, was CAD$137,040 compared to CAD$6,198 for the year ended December 31, 2021 reflecting an increase of CAD$130,842.

Foreign exchange for the year ended December 31, 2022, was CAD$NIL compared to CAD$12,242 for the year ended December 31, 2021 reflecting an increase of CAD$12,242.

Shares issued for marketing services for the year ended December 31, 2022, were CAD$56,250 compared to CAD$268,714 for the year ended December 31, 2021 reflecting a decrease of CAD$212,464.

Share-based payments for the year ended December 31, 2022, were CAD$NIL compared to CAD$4,555,966 for the year ended December 31, 2021 reflecting a decrease of CAD$4,555,966.

Receivables for the year ended December 31, 2022, were CAD$14,514 compared to CAD$(29,083) for the year ended December 31, 2021 reflecting an increase of CAD$43,597.

Prepaid expenses for the year ended December 31, 2022, were CAD$595,229 compared to CAD$(345,160) for the year ended December 31, 2021 reflecting an increase of CAD$940,389.

Accounts payable and accrued liabilities for the year ended December 31, 2022, were CAD$93,540 compared to CAD$47,187 for the year ended December 31, 2021 reflecting an increase of CAD$46,353.

Royalty fees payable for the year ended December 31, 2022, were CAD$13,979 compared to CAD$14,486 for the year ended December 31, 2021 reflecting a decrease of CAD$28,465.

Cash (used in) provided by investing activities in Canadian dollars $

	December 31, 2022 (audited) (CAD$)	December 31, 2021 (audited) (CAD$)
Investing Activities
Equipment acquired	(222,539)	(673,098)
Cash Used in Investing Activities	(222,539)	(673,098)

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Net cash flows used in investing activities Cash Used in Investing Activities for the year ended December 31, 2022 was CAD$222,539 compared to CAD$673,098 for the year ended December 31, 2021 reflecting an increase of CAD$450,559. This increase relates to costs incurred for acquiring additional servers.

Cash used in financing activities in Canadian dollars $

	December 31, 2022 (audited) (CAD$)	December 31, 2021 (audited) (CAD$)
Financing Activities
Shares issued for cash	812,555	12,973,707
Share issue costs	-	(547,914)
Exercise of stock options	-	330,400
Exercise of warrants	143,850	1,128,631
Cash Provided by Financing Activities	956,405	13,884,824

Net cash provided by financing activities for the year ended December 31, 2022 was CAD$956,405 compared to CAD$13,884,824 for the year ended December 31, 2021 reflecting a decrease of CAD$12,928,419. This decrease relates to the proceeds received from an increase in private placements financings and the exercises of stock options and warrants during the previous period.

Shares issued for cash for the year ended December 31, 2022 was CAD$812,555 compared to CAD$12,973,707 for the year ended December 31, 2021 reflecting a decrease of CAD$12,161,152. This decrease relates to decreased private placement activity by the Company.

Share issue costs for the year ended December 31, 2022 was CAD$NIL compared to CAD$547,914 for the year ended December 31, 2021 reflecting a decrease of CAD$547,914. This decrease relates to decreased private placement activity by the Company.

Exercise of stock options for the year ended December 31, 2022 was CAD$NIL compared to CAD$330,400 for the year ended December 31, 2021 reflecting a decrease of CAD$330,400. This decrease relates to exercises of stock options granted by the Company in fiscal 2021.

Exercise of warrants for the year ended December 31, 2022 was CAD$143,850 compared to CAD$1,128,631 for the year ended December 31, 2021 reflecting a decrease of CAD$984,781. This decrease relates to fewer exercises of warrants issued by the Company in connection with private placement financings during fiscal 2022.

Nine Month Periods Ended September 30, 2023 and 2022

As at September 30, 2023 the Company had a cash balance of CAD$1,716,583 compared to CAD$4,038,704 as December 31, 2022. As at September 30, 2023, the Company had an accumulated deficit of CAD$23,786,238 compared to CAD$19,875,784 as of December 31, 2022, and working capital of CAD$1,676,461 compared to CAD$4,042,785 as of December 31, 2022.

The following table sets forth a summary in Canadian dollars of its cash flows for the periods indicated:

	As of September 30, 2023 (unaudited) (CAD$)	As of September 30, 2022 (unaudited) (CAD$)
Net cash used in operating activities	(2,372,121)	(4,520,507)
Net cash from financing activities	50,000	956,405
Net cash used in investing activities	-	-

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Cash (used in) provided by operating activities in Canadian dollars $

	September 30, 2023 (audited) (CAD$)	September 30, 2022 (audited) (CAD$)
Operating Activities
Net loss	(3,910,454)	(5,220,563)
Items not affecting cash:
Depreciation	167,931	90,335
Shares issued for marketing services	440,350	56,250
Share-based payments	885,849	-
Changes in non-cash working capital items:
Receivables	2,754	41,938
Prepaid expenses	130,281	608,127
Accounts payable and accrued liabilities	(75,691)	(68,440)
Royalty fees payable	(13,141)	(28,154)
Cash Used in Operating Activities	(2,372,121)	(4,520,507)

Net cash flows used in operating activities for the nine month period ended September 30, 2023 was CAD$2,372,121 compared to CAD$4,520,507 for the nine month period ended September 30, 2022, reflecting a decrease of CAD$2,148,386. The decrease in cash used in operating activities was primarily due to decreased net loss and decreases in receivables and prepaid expenses. The decrease was offset in part by increases in depreciation, shares issued for marketing services and shares based payments.

Depreciation for the nine month period ended September 30, 2023 was CAD$167,931 compared to CAD$90,335 for the nine month period ended September 30, 2022, reflecting an increase of CAD$77,596.

Shares issued for marketing services for the nine month period ended September 30, 2023 was CAD$440,350 compared to CAD$56,250 for the nine month period ended September 30, 2022, reflecting an increase of CAD$384,100.

Share-based payments for the nine month period ended September 30, 2023 was CAD$885,849 compared to CAD$0 for the nine month period ended September 30, 2022, reflecting an increase of CAD$885,849.

Receivables for the nine month period ended September 30, 2023 was CAD$2,754 compared to CAD$41,938 for the nine month period ended September 30, 2022, reflecting a decrease of CAD$39,184.

Prepaid expenses for the nine month period ended September 30, 2023 was CAD$130,281 compared to CAD$608,127 for the nine month period ended September 30, 2022, reflecting a decrease of CAD$477,846.

Royalty fees payable for the nine month period ended September 30, 2023 was CAD$13,141 compared to CAD$28,154 for the nine month period ended September 30, 2022, reflecting a decrease of CAD$15,013.

Accounts payable and accrued liabilities for the nine month period ended September 30, 2023 was CAD$75,691 compared to CAD$68,440 for the nine month period ended September 30, 2022, reflecting an increase of CAD$7,251.

Cash used in financing activities in Canadian dollars $

	September 30, 2023 (unaudited) (CAD$)	September 30, 2022 (unaudited) (CAD$)
Financing Activities
Shares issued for cash	-	812,555
Exercise of warrants	50,000	-
Shares subscribed	-	143,850
Cash Provided by Financing Activities	50,000	956,405

Net cash provided by financing activities Cash Provided by Financing Activities for the nine month period ended September 30, 2023 was CAD$50,000 compared to CAD$956,405 for the nine month period ended September 30, 2022, reflecting a decrease of CAD$906,405. The decrease was due to the fact that the Company issued shares for cash and had shares subscribed during the nine month period ended September 30, 2022. The decrease was offset in part by the exercise of warrants in 2023.

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The Company’s future capital requirements will depend upon many factors including, without limitation, the success of its marketing and distribution channels. The Company has limited capital resources and has to rely upon the sale of equity securities for cash required for marketing the products, paying for software maintenance and development, and to fund the administration of the Company. Since the Company does not expect to generate any substantial revenues from operations in the immediate future, it must continue to rely upon the sales of its equity and debt securities to raise capital, which would result in further dilution to the shareholders. There is no assurance that financing, whether debt or equity, will be available to the Company in the amount required by the Company at any particular time or for any period and that such financing can be obtained on terms satisfactory to the Company or at all.

Financial Instruments

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values.

Financial instruments measured at fair value are classified into three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly;

Level 3 – Inputs that are not based on observable market data.

The fair value of the Company’s receivables (excluding GST), accounts payable and accrued liabilities, due to related parties and licensee fees payable approximate their carrying value. The Company’s other financial instrument, being cash and cash equivalents, is measured at fair value using Level 1 inputs.

The Company is exposed to varying degrees to a variety of financial instrument related risks:

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company’s primary exposure to credit risk is on its cash and cash equivalents held in bank and investment accounts. The Company has deposited the cash with its bank from which management believes the risk of loss is remote.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity to meet liabilities when due. Accounts payable and accrued liabilities are due within the current operating year. The Company has a sufficient cash balance to settle current liabilities.

Currency Risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return.

A portion of the Company’s financial assets and liabilities are denominated in US dollars. The Company monitors this exposure, but has no hedge positions. The Company is exposed to currency risk on fluctuations related to cash, accounts payable and accrued liabilities and licensee fees payable that are denominated in US dollars. At December 31, 2022, a 10% change in the value to the USA dollar as compared to the Canadian dollar would not have a significant effect on net loss.

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Interest Rate Risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk, from time to time, on its cash balances. Surplus cash, if any, is placed on call with financial institutions and management actively negotiates favorable market related interest rates.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, and credit risk support or other benefits.

Contractual Obligations

During the year ended December 31, 2021, the Company entered into three production and broadcasting agreements with a media services company (“AMI”) in the United States to assist the Company in furthering its media awareness through television, production, media analysis and procurement as follows:

(a) May 10, 2021 – 14-month campaign: development of a biography format television show, production of 14 specialized Nasdaq interviews, tech reports and emerging growth articles, broadcast of the interviews via five media outlets, production and broadcast a minimum of 30 commercials per month and social media support. As compensation for performing these services, AMI will receive USD$15,000 per month and 500,000 Common Shares of the Company;

(b) June 1, 2021 – 14-month campaign: broadcast a minimum of two security segments per month via two media outlets. As compensation for performing these services, AMI will receive USD$5,000 per month and 500,000 Common Shares of the Company. The Company has the right to produce two additional segments, at USD$2,500 per segment, for a maximum of four segments per month; and

(c) October 25, 2021 – 18-month marketing campaign: as for the May 10, 2021 agreement. As compensation for performing these services, AMI will receive USD$30,000 per month and 300,000 Common Shares of the Company.

On December 23, 2021, an aggregate of 1,300,000 Common Shares of the Company were issued to AMI at a value of CAD$572,000 based on the Company’s share price of CAD$0.44 on that date. As at December 31, 2022, $Nil was included in prepaid expenses compared to $303,286 as at December 31, 2021.

On January 25, 2023, the Company amended its outstanding agreements with AMI and entered into a single 24-month agreement to assist the Company in furthering its media awareness. The Company has agreed to pay AMI, in aggregate, US$542,500.

Future Financings

The Company may sell its Common Shares in order to fund its business growth. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve sales of the equity securities or arrange for debt or other financing to fund its growth in case it is necessary, or if the Company is able to do so, there is no guarantee that existing shareholders will not be substantially diluted.

Total Revenues by Major Product Type in Canadian dollars $

Revenue is recognized at the point in time when the customer obtains control of the service. The following table shows the Company’s revenue disaggregated by major solution type:

	Nine Month Period Ended September 30, 2023 (CAD$)	Year Ended December 31, 2022 (CAD$)	Year Ended December 31, 2021 (CAD$)
B2B (channel partners)	2,779	3,024	6,496
Sekur (direct purchases)	384,397	461,275	138,385
Total	387,176	464,299	144,881

Total Revenues by geographical location in Canadian dollars $

The following table shows the Company’s revenue disaggregated by geographical location:

	Nine Month Period Ended September 30, 2023 (CAD$)	Year Ended December 31, 2022 (CAD$)	Year Ended December 31, 2021 (CAD$)
Latin America	2,886	1,611	585
United States	384,290	462,688	144,296
Total	387,176	464,299	144,881

RESEARCH AND DEVELOPMENT

During the last three fiscal years the Company’s Research and Development policies, although not formalized have provided a framework for the identification and implementation of software feature upgrades. Management was aimed at ensuring that the Company’s software offerings were consistently enhanced to meet user needs and keep pace with technological advancements.

Regular assessments of software features were conducted by management. Management has been responsible for the continuous collection and analysis of user feedback, conducting market analysis, and keeping abreast of industry trends and competitor activities.

Decisions on which software features to upgrade or implement were made on an as-needed basis. These determinations took into account changing user requirements, technological advancements, and shifts in the Company’s business strategy. The final decisions on feature upgrades or implementations were made by the management, ensuring that all actions aligned with the Company’s strategic vision and goals. All new features or upgrades underwent rigorous testing to ensure they improved the user experience without introducing new issues.

Through this policy, the Company endeavored to keep its software products relevant, user-centric, and competitive.

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BUSINESS

Sekur Private Data Ltd. is a Cybersecurity and Internet Privacy provider of Swiss hosted solutions for secure communications and secure data management. The Company distributes a suite of encrypted e-mails, secure messaging and secure communications and a suite of cloud-based storage, disaster recovery and document management tools. Sekur Private Data Ltd. sells its solutions through its websites sekur.com and sekursuite.com, and through its approved distributors, and telecommunications companies worldwide. Sekur Private Data Ltd. serves consumers, businesses and governments worldwide.

Products

The Products have been developed by GDSA since 2009 and have been in use since 2011. GDSA continues to improve existing products and has a technical roadmap for more products in the pipeline. The Company, through its Global License Agreement with GDSA, has exclusive rights to license all existing and future products developed by GDSA. Currently, the Company is primarily selling three products: SekurSuite, SekurMessenger and SekurEmail. The Products are provided on a Software as a Service (“SaaS”) subscription model as discussed in the Distribution Model section.

In order to maintain Swiss privacy in accordance with Swiss data privacy laws, all data and data traffic are hosted and transmitted in secure servers located in Switzerland owned and operated by GDSA. GDSA owns its servers and does not lease them from any third party, nor does GDSA use third party cloud service providers such as Amazon Web Services, Microsoft Azure or Google cloud platforms.

GDSA counts among its clients individuals and small organizations from Switzerland and other countries in various industries such as financial, legal, industrial and service industries. GlobeX US has been using GDSA’s platform of products as well since 2012 and is continuing to sell GDSA’s products under license. Present clients of GlobeX US include a reseller named GuardStreet. GuardStreet bundles SekurSuite with its identity theft solution, which it sells to large consumer-based companies. The majority of GlobeX US’s client base comes from direct sales to consumers and small businesses through its websites sekur.com and sekursuite.com.

Why Switzerland

Switzerland has a stable, prosperous and high-tech economy, enjoys great political and economic stability and isn’t prone to environmental risks, such as hurricanes, tsunamis, volcanos, earthquakes or floods. Switzerland also benefits from strict data protection laws such as the Swiss Federal Data Protection Act (“FADP”) and the Swiss Federal Data Protection Ordinance. The Swiss FADP is the data privacy law of Switzerland which regulates the processing of personal data from individuals inside Switzerland. While the FADP provides broad protections to personal data, on September 25, 2020, the Swiss federal Parliament enacted a revised version of the FADP, which is anticipated to come into force on September 1, 2023. The new version of the FADP is designed to align Swiss data protection law with the European General Data Protection Regulation 2016/679, commonly referred to as GDPR. The FADP provides an overall framework and deals with data protection using principles similar to those applied in other countries.

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SekurSuite

SekurSuite is a full cloud-based product suite of data backup, file sharing, password management and communication tool designed for individual and business needs. Features include digital vault, multiple user management, access rights, collaborative functions, file-sharing, private label secure email hosted in Switzerland. Users can securely store and share any file type or password with anyone they wish, from business documents, bank and credit card account information, to PIN codes, personal records and Passwords. Simply login using any mobile device, tablet, laptop or desktop. Users can access SekurSuite through the web or download the SekurSuite iOS and Android applications. None of the data resides on the user’s device.

At SekurSuite, all the data, including the user authentication information, is transmitted over the Internet and stored on Swiss hosted servers in encrypted form. All connections to the servers, for all users, are protected with 2048-bit SSL encryption. This includes both inside and outside of the data center where servers are located. All data stored on disks and in the databases is double encrypted via a fast 256-bit AES method and with proprietary encryption methodologies from GDSA.

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SekurSuite is a cloud based document management, file share, password manager and email all in one. Features may differ between the individual consumer subscription and the business user subscription. The Company may also separate components of SekurSuite for individual sale.

SekurMail is a Swiss hosted secure email platform for enterprises. SekurMail transforms a user’s corporate email into a Secure and Private eMail and Collaboration Platform. Users have the option to use their preferred email connectivity client software using industry standard IMAP and SMTP protocols. For instance, Outlook can be used as your mail software connected to the SekurMail servers seamlessly. Businesses can move their domain hosting to SekurMail’s Swiss hosted secure hosting environment as well.

Emails are basically insecure text files. Most email servers still communicate with each other over completely insecure channels. This means sensitive communications are openly readable by anyone capturing data on the Internet. SekurMail is an advanced and secure email message sending technology. Among its features, SecureSend allows users to control who reads messages and when. All data transmitted through SekurMail stays within secure servers in Switzerland.

For businesses, the SekurMail Secure eMail platform can replace traditional email installations with SekurMail’s domain hosting capabilities. Businesses can move their mail domain over to Swiss-hosted SekurMail and take advantage of SekurMail’s proprietary features, encryption and security technologies.

All data and traffic, including the user authentication information, is transmitted over the Internet and stored on Swiss hosted servers in encrypted form. All communications between SekurMail users are transmitted in Switzerland within the Swiss hosted secure servers. All connections to the servers, for all users, are protected with 2048 bit SSL encryption. This includes both inside and outside of the data center where servers are located. All data stored on disks and in the databases is double encrypted via a fast 256-bit AES method and with proprietary encryption methodologies from GDSA. SekurMail also uses DKIM Crypto Update - DomainKeys Identified Mail for anti-spoofing security and higher encryption key upgrade upgrading keys sizes from 512-2048 bits to 1024-4096 bits.

SekurMessenger

SekurMessenger is a Swiss secure communications application offering secure and private audio/video calling, chat, self deleting chat, file transfer and email via any mobile device, tablet or desktop. Users need to have a SekurMessenger account in order to communicate with other SekurMessenger users.

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SekurMessenger users can either use the SekurMessenger web site as their full-featured communications tool or download the SekurMessenger iOS and Android applications. None of the data resides on the user’s device.

All data and traffic, including the user authentication information, is transmitted over the Internet and stored on Swiss hosted servers in encrypted form. All communications between SekurMessenger users are transmitted in Switzerland within the Swiss hosted secure servers. All connections to the servers, for all users, are protected with 2048bit SSL encryption. This includes both inside and outside of the data center where servers are located. All data stored on disks and in the databases is double encrypted via a fast 256-bit AES method and with proprietary encryption methodologies from GDSA.

Software Platform Maintenance and Integrations

Under the terms of the Global Licensing Agreement the Company is responsible for all costs associated with maintaining the software platform hosting the products and any costs associated with making changes to the products or any work performed in relations to integrations with other resellers and telecommunications operators. The Company is also responsible for any additional infrastructure, such as servers as it grows its customer base and needs more storage and processing power. In addition, under the terms of the Software License Agreement between GDSA and GlobeX US, GlobeX US is also responsible for all costs associated with maintaining the software platform hosting the products and any costs associated with making changes to the products or any work performed in relation to integrations with other resellers and telecommunications operators. GlobeX US is also responsible for any additional infrastructure, such as servers as it grows its customer base and needs more storage and processing power. As a result of these agreements, the Company and GlobeX US must pay GDSA for costs associated with the development and maintenance of the products.

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Upon signing up with a Channel Partner, the Company instructs GDSA to code integrations into the Products to allow the Products to be connected to and compatible with the Channel Partner’s databases and product platforms. The Company must pay for all of the costs incurred by GDSA in connection with these integrations.

The Company has asked GDSA to perform several integrations. As per instructions from the Company, GDSA has implemented a major integration with TelCel, the mobile division of America Movil in Mexico, the third largest telecommunications operator by subscriber base. The Company anticipates that it will need to complete further integrations before the end of 2022 in order to increase sales in Latin America, the USA and Europe, as the Company signs on more distributors and telecom operators. All upgrades on all products made by GDSA are inclusive in the Global License Agreement signed with the Company.

The Company contracts GDSA and a staff of employees and contractors, managed by GDSA, in order to maintain, integrate and manage all its software. GDSA works with a team of 10 engineers in order to maintain the platforms in good condition, upgrade features and modify features to fit customers and resellers needs and to integrate its products to resellers billing and distribution platforms. Out of the 10 engineers, 5 are dedicated to maintaining and updating its products’ applications on iOS and Android systems, SekurSuite, SekurMail and SekurMessenger. These systems require constant maintenance and updating in order to meet industry standards set by iOS and Android. In addition, all systems are redundant in triple backup and have multiple power and location redundancy and failover features. As user base increases the Company will need more servers and more data center space to accommodate its user base.

Revenue Model

The Company’s revenue model is a subscription-based model whereby revenues are earned on a monthly recurring basis revenue per user (“MRR”). MRR measures the predictable recurring income generated from customers on a monthly basis. It’s an important metric for subscription-based companies because it helps them forecast future revenue, identify growth trends, and make strategic decisions. The Company uses MRR as a metric and calculates it using the average revenue per user, subtracting any applicable discount provided by promotions. It is calculated automatically by the Company’s payment processer and is used an indicator of recurring monthly revenues. It is a useful metric to investors as it provides an indication of revenues that are not based on one time payments.

To calculate MRR, the Company calculates MRR by summing up the revenue generated by each subscription plan subtracting any applicable discounts or promotions. An example formula for demonstration purposes is below:

MRR = (Non-Discounted Monthly Rate x Number of Non-Discounted Customers) + (Monthly 10% Discounted Rate x Number of 10% Discounted Customers) + (Monthly 20% Discounted Rate x Number of 20% Discounted Customers)

By dividing the sum of the MRR formula by the total number of customers the Company determines its average revenue per user.

MRR changes when the following events occur:

New Subscriptions: This occurs when a new or existing customer starts a new active subscription, or upgrades from a free subscription to a paid subscription.

Expansion: This occurs when an existing paid subscription is upgraded or modified to increase its MRR. This can happen by adding or changing a plan, increasing the quantity, or lowering a discount.

Contractions: This occurs when an existing paid subscription is downgraded or modified to decrease its MRR (to a non-zero amount). This can happen by removing or changing a plan, lowering the quantity, or increasing a discount.

Churn: This occurs when an existing paid subscription is either canceled, scheduled to be canceled, downgraded to a free subscription, paused, or becomes delinquent.

When a subscription is cancelled, it no longer counts toward the Company’s MRR.

Each user pays a monthly fee to use the selected products, commonly referred to as services. In some cases, users pay a yearly fee and get a discount for paying the entire year in advance. This form of service is often referred to as subscription model. The MRR for the Sekur category on December 31 2022 was US$8.41 per customer. The MRR for the B2B category on December 31 2022 was US$1.07 per customer. The MRR for the Sekur category on September 30, 2023 was US$8.54 per customer. The MRR for the B2B category on September 30 2023 was US$1.39 per customer. The slight increase MRR per customer for Sekur reflects an increase in organic full price subscriptions as opposed to discounted subscriptions with promo code.

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Revenues are divided into two categories such as Direct to Consumer (“Sekur”) and Channel Partners (“B2B”). Each category charges a different price per service as the Company generally provides a discount to published pricing as seen on the websites of its products. The discount to published prices varies from 25% to a higher percentage, with a maximum of 60% discount to published prices. and is kept in strict confidence as per NDAs signed between the Company and its channel partner.

The Company has mostly consumers and small businesses that purchase the services through the Company’s websites directly. The Company sponsors several YouTube influencers and places advertising on websites, such as banner ads, pre-roll videos and is working on organic search engine optimization. Additionally, the Company has contracted with AMI and has its own television show called the “Sekur Privacy and Security Segment”, every Sunday, broadcast nationwide on NewsmaxTV, Fox Business TV and Bloomberg TV, in order to educate its consumer and small business clients and promote its products. The Company also plans to increase its B2B revenues in the foreseeable future through partnership and a referral partnership program. To date, the Company has signed with a handful of resellers in Latin America, South Asia and the USA. The channel partners/resellers have not generated material revenues for the Company to date. The advantage of working with channel partners is that the Company has a lower marketing or advertising cost associated with the sale of its services.

Channel Partners Distribution Model

The Channel Partners distribution model is based on signing up Channel Partners, such as Managed Service Providers, resellers of cloud services and telecommunications companies serving mostly businesses. In order to spread its geographical exposure risk, the Company is spreading resellers in several key regions of high growth primarily in the emerging markets of Latin America and South Asia.

Competition

The cloud content management market is large, highly competitive and highly fragmented. It is subject to rapidly evolving technologies, shifting customer needs and frequent introductions of new products and services. The Company faces competition from a broad spectrum of technology providers. The following is a non-exhaustive list of significant competitors to the Company’s business:

	CHAT	DATA STORAGE	EMAIL	PRIVACY/SECURITY AS PRIMARY SELLING FEATURE
Competitors:
Google	Yes	Yes	Yes	No
Amazon	No	Yes	No	No
Microsoft	No	Yes	Yes	No
Dropbox	No	Yes	No	No
Box.com	No	Yes	No	No
Signal	Yes	No	No	Yes
Telegram	Yes	No	No	No
Egnyte	No	Yes	No	No
WhatsApp	Yes	No	No	No
Sekur Products:
SekurMessenger	Yes	No	Yes	Yes
SekurSuite	No	Yes	Yes	Yes
SekurMail	No	No	Yes	Yes

The Company may face future competition in our markets from other large, established companies, as well as from smaller specialized companies.

Employees

As of the date of this prospectus, the Company has no employees and has 15 full-time contractors for all its operations, this includes 4 full- time contractors for customer support. The Company’s executive officers are independent contractors of the Company. The Company’s hiring model is based on employing referral partners working on commissions only and full-time contractors. The Company plans to hire in-house support employees as it grows its business. The data centers costs, maintenance of the hardware and management of contractors are outsourced to GDSA.

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Intellectual Property

Under the terms of the Global Licensing Agreement, the Company has permission to use the branding, all past, present and future trade names and trademarks owned by GDSA, and any existing and future development, of the IP and software technology developed by GDSA, to market the Products.

Seasonality

The Company does not experience any effects of seasonality in its business. We do not experience any shifts in our sales patterns.

Facilities

The Company’s headquarters are located at First Canadian Place, 100 King Street West, Suite 5600, Toronto, ON, Canada, M5X 1C9, which is a virtual office with open space lounge and facilities. The Company entered into a lease agreement for its property for a 1-year term, renewable every year automatically unless terminated by the Company 90 days prior to renewal date, beginning on October 31, 2019 (the “Lease). The Lease is set to expire October 31, 2023 unless renewed automatically. Under the Lease, the Company pays Net Rent of CAD$3,948 per annum, payable in monthly equal installments.

Legal Proceedings

From time to time, we may be involved in litigation or other legal proceedings incidental to our business. We are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

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MANAGEMENT

Set forth below is information concerning our directors and executive officers. Unless otherwise stated, the business address for our directors and executive officers is that of our principal executive offices First Canadian Place, 100 King Street West, Suite 5600, Toronto, ON, Canada, M5X 1C9

Name	Age	Position(s)
Alain Ghiai-Chamlou	55	Chief Executive Officer, President, Secretary and Director
Scott Davis	45	Chief Financial Officer
Henry Sjoman	72	Director
Amir Assar	55	Director
Claudio Alberti	48	Director

Alain Ghiai-Chamlou

Mr. Ghiai-Chamlou, founded the Company and has served as Director and CEO since March 2017. Mr. Ghiai-Chamlou has served as President and Corporate Secretary of the Company since June 2018. Mr. Ghiai-Chamlou founded GlobeX Data S.A. (“GDSA”) in 2007 and has served as Director and CEO since August 2007. Mr. Ghiai-Chamlou also founded GlobeX Data, Inc. (“GlobeX US”) in August 2012 and has served as Director and CEO of GlobeX US since August 2012. Mr. Ghiai-Chamlou attended Pratt Institute in New York, School of Architecture, and the California College of Arts in San Francisco, where he obtained his Bachelor of Architecture in 1994.

Scott Davis

Mr. Davis is a Chartered Professional Accountant and a partner of Cross Davis & Company LLP Chartered Professional Accountants, a firm focused on providing accounting and management services for publicly listed companies. His experience includes CFO positions of several companies listed on the TSX Venture Exchange and his past experience consists of senior management positions, including four years at Appleby as an Assistant Financial Controller. Prior to that, he spent two years at Davidson & Company LLP Chartered Professional Accountants as an Auditor, five years with Pacific Opportunity Capital Ltd. as an Accounting Manager and two years at Jacobson Soda and Hosak, Chartered Professional Accountants. Mr. Davis obtained his CPA, CGA in 2003.

Henry Sjoman

Mr. Sjoman has been an entrepreneur and angel investor since 1991. Mr. Sjoman has been involved in the electronics and telecommunications industry since 1974. Mr. Sjoman co-founded Elcoteq SE in 1991, an electronics manufacturing company that was listed on Euro Nasdaq until 2010. Mr. Sjoman received his BSc, Telecom from the Kipings Tkniska Institute (Sweden), in 1974.

Amir Assar

Amir Assar has over 27 years of experience in technology sales. Mr. Assar served as VP of Sales at Workday, Inc. (Nasdaq:WDAT) from August 2018 to November 2021 and VP of Sales of Adaptive Insights from August 2017 up until it was acquired by Workday. Amir Assar started his technology career in 1993 at Actel Corporation as Western USA Director of Sales. Actel was a leading provider of Field Programmable Gate Arrays (FPGA) and was acquired by Microsemi Corporation, a California-based semiconductor and systems solutions provider for the aerospace, defense, communications, data center and industrial markets. From there Amir went on to work for several successful emerging technology companies in Silicon Valley, including Annuncio Software (acquired by PeopleSoft), NetScaler (acquired by Citrix), DataPower (acquired by IBM), and IBM where he held senior sales management and leadership positions.

Claudio Alberti

Caudio has served as CTO and Co-founder of GenomSys, a Swiss company specialized in the compression and transport of genomic sequence data since April 2017. He is a major contributor to MPEG-G, the new ISO / IEC standard for representing genome sequencing data and is currently editor of the second part of the project: “Coding of Genomic Information”. After earning a master’s degree in engineering from the Politecnico di Milano (Italy) and a doctorate from the EPFL (Lausanne, Switzerland), he designed and developed solutions for digital media processing and information security companies. He currently collaborates on developing compliant genome processing applications to MPEG-G with genomic competence centers such as the Swiss Institute of Bioinformatics, the James Hutton Institute (UK) and the Carl R. Woese Institute for Genomic Biology (University of Illinois at Urbana Champaign).

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Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of four directors upon closing of this offering, three of whom shall be “independent” within the meaning of Section 5605(a)(2) of the Nasdaq Listing Rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Terms of Directors and Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for re-election. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Insider Participation Concerning Executive Compensation

Alain Ghiai-Chamlou has been involved in all determinations regarding executive officer compensation since the inception of the Company. He will continue to make such decisions until the Compensation Committee is established immediately prior to the consummation of this offering.

Committees of the Board of Directors

We have established three committees under the board of directors: an audit committee, a compensation committee, and a nominating and corporate governance committee. We will adopt a formal charter for each of the three committees prior to the closing of this offering. We have determined that Henry Sjoman, Amir Assar, and Cladio Alberti will satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Henry Sjoman, Amir Assar and Claudio Alberti. Henry Sjoman is the chairperson of our audit committee. Our board also has determined that Henry Sjoman qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Listing Rules. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

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●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee consists of Henry Sjoman, Amir Assar and Claudio Alberti. Henry Sjoman is the chairperson of our compensation committee. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

●	reviewing and approving the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Henry Sjoman, Amir Assar, and Claudio Alberti. Henry Sjoman is the chairperson of our nominating and corporate governance committee. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee are responsible for, among other things:

●	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

●	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to our board the directors to serve as members of committees;

●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct.

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Non-Employee Director Compensation

Prior to the closing of this offering, we expect to implement a formal policy pursuant to which our non-employee directors will be eligible to receive compensation for service on our board of directors and committees of our board of directors.

No compensation was earned during the year ended December 31, 2022 by our non-employee directors in Canadian dollars who served as directors during such year.

Mr. Ghiai-Chamlou, our Chief Executive Officer, serves on our board of directors but did not receive compensation for his service as a director and the compensation paid to Mr. Ghiai-Chamlou as a consultant during the year ended December 31, 2022 is set forth in the “Executive Compensation” section below.

Auditors

Our current auditor is De Visser Gray LLP, of 401 - 905 West Pender Vancouver, BC V6C 1L6. Devisser Gray LLP is PCAOB registered.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended December 31, 2022 and 2021, earned by or paid to our chief executive officer and principal executive officer, our principal financial officer, and our other most highly compensated executive officers whose total compensation exceeded USD$100,000 (the “Named Executive Officers”).

					Non-Equity Incentive Plan Compensation (CAD$)
Name and Principal Position	Year	Salary (CAD$)	Share-based Awards (CAD$)	Option-based Awards (1) (CAD$)	Annual Incentive Plans	Long-term Incentive Plans	Pension Value (CAD$)	All Other Compensation (CAD$)		Total Compensation (CAD$)
Alain Ghiai-Chamlou, CEO, President and Secretary	2022	-	-	-	-	-	-	-		-
	2021	-	-	3,868,253	-	-	-	-		3,868,253
	2020	-	-	282,722	-	-	-	-		282,722
Scott Davis, CFO	2022	-	-	-	-	-	-	45,820	(2)	45,820
	2021	-	-	109,520	-	-	-	54,395	(2)	163,915
	2020	-	-	72,621	-	-	-	39,234	(2)	111,855

(1)	Represents the aggregate grant date fair value computed in accordance with IFRS 2 Share-based payments. The price for each amount is based on the closing price of the Company’s Common Shares trading on the CSE on the date of grant. The fair value of the option-based awards is calculated using the Black-Scholes Pricing Model.

(2)	Consists of accounting fees paid to an accounting firm in which Mr. Davis is a partner.

Incentive Plan Awards

We did not have any outstanding share based and option based awards to the Named Executive Officers as at the fiscal year ended December 31, 2022.

Agreements with Named Executive Officers

We do not have any compensation agreements with our Named Executive Officers.

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Equity Incentive Plans

We adopted a stock option plan on April 30, 2018, and amended the plan on March 1, 2021 (“Stock Option Plan”). The purpose of the Stock Option Plan is to advance our interests and the interests of our subsidiaries and affiliates, if any, by encouraging our directors, officers, employees, management company employees and consultants, to acquire our Common Shares thereby increasing their proprietary interest in our company, encouraging them to remain associated with us and furnishing them with additional incentive in their efforts on our behalf in the conduct of our affairs. The Stock Option Plan provides that the aggregate number of securities reserved for issuance will be 15% of the number of our Common Shares issued and outstanding at the time such options are granted. The Stock Option Plan will be administered by our Board of Directors, which will have full and final authority with respect to the granting of all options thereunder.

Options may be granted under the Stock Option Plan to directors, officers, employees, management or consultants of company and our affiliates, if any, as our Board of Directors may, from time to time, designate. The exercise price of option grants will be determined by the Board of Directors, but after listing on Nasdaq will not be less than the closing market price of the Common Shares on Nasdaq at the time of grant. The Stock Option Plan provides that the number of Common Shares that may be reserved for issuance to any one individual upon exercise of all stock options held by such individual may not exceed 5% of the issued Common Shares, if the individual is a director, officer, employee or consultant, or 1% of the issued Common Shares, if the individual is engaged in providing investor relations services, on a yearly basis. All options granted under the Stock Option Plan will expire not later than the date that is ten years from the date that such options are granted. Options terminate earlier as follows: (i) immediately in the event of dismissal with cause; (ii) 90 days from date of termination other than for cause; or (iii) one year from the date of death or disability. Options granted under the Stock Option Plan are not transferable or assignable other than by will or other testamentary instrument or pursuant to the laws of succession.

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PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Common Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and

●	each person known to us to beneficially own more than 5% of our Common Shares on an as-converted basis.

The percentage ownership information under the column entitled “Percentage of Shares Beneficial Owned Before the Offering” is based on 119,632,941 shares of our Common Shares outstanding as of ●.

The percentage ownership information under the column entitled “Percentage of Shares Beneficial Owned After the Offering” are based on 4,062,252 Common Shares, following our Reverse Split, and on an as-converted basis outstanding as of the date of this prospectus, issued and outstanding immediately after the completion of this offering, assuming the underwriters do not exercise their over-allotment option.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Sekur Private Data Ltd., First Canadian Place, 100 King Street West, Suite 5600, Toronto, ON, Canada, M5X 1C9.

Name and Position	No. of Common Shares	Percentage of Shares Beneficial Owned Before Offering (1)	Percentage of Shares Beneficially Owned After Offering (1)
Alain Ghiai-Chamlou (2)	41,175,328	32.81%	24.46%
Scott Davis (3)	2,178,500	1.80%	1.34%
Henry Sjoman(4)	2,802,500	2.33%	1.72%
Amir Assar (5)	291,500	*	*
Claudio Alberti(6)	305,964	*	*
All Directors and Executive Officers as a Group (5 persons) (7)	46,753,792	36.68%	28.77%

Notes

*Less than 1%

(1)	A total of 119,632,941 (2,990,824 shares following the Reverse Split) Common Shares were issued and outstanding as at ●, 2023. See “Dilution”.
(2)	Includes 5,851,272 unexercised options held by Mr. Ghiai-Chamlou.
(3)	Includes 1,150,000 unexercised options held by Mr. Davis.
(4)	Includes 570,000 unexercised options held by Mr. Sjoman.
(5)	Includes 200,000 unexercised options held by Mr. Assar.
(6)	Includes 50,000 unexercised options held by Mr. Alberti.
(7)	includes 7,821,272 unexercised options.

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RELATED PARTY TRANSACTIONS

Other than as disclosed below, and except for the regular salary and bonus payments made to our directors and officers in the ordinary course of business as described in “Executive Compensation”, there have been no transactions since January 1, 2020, or any currently proposed transaction or series of similar transactions to which the Company was or is to be a party, in which the amount involved exceeds USD$120,000 and in which any current or former director or officer of the Company, any 5% or greater shareholder of the Company or any member of the immediate family of any such persons had or will have a direct or indirect material interest.

Payments to Globex Data S.A. in Canadian dollars $

Alain Ghiai-Chamlou, our President and Chief Executive Officer, is the founder and majority shareholder of GDSA.

During the year ended December 31, 2022, the Company paid software maintenance and software integration fees of CAD$523,997 as compared to CAD$326,295 and $20,000 during the years ended December 31, 2021 and 2020, respectively. and royalty fees of CAD$46,268 to GDSA under the Global License Agreement as compared to CAD$14,431 and CAD$2,675 during the years ended December 31, 2021 and 2020, respectively. As at December 31, 2022, $nil in data center and hardware maintenance fees was included in prepaid expenses as compared to CAD$85,000 during the year ended December 31, 2021.

During the year ended December 31, 2022, the Company granted nil stock options as compared to 13,950,000 and $20,000 during the years ended December 31, 2021 and 2020, respectively with a fair value of $nil as compared to CAD$4,536,550 and $405,418 during the years ended December 31, 2021 and 2020, respectively, to directors and officers of the Company of which $nil as compared to CAD$109,520 and $72,621 during the years ended December 31, 2021 and 2020, respectively, was recorded to accounting expense and $nil as compared to CAD$4,427,030 and $369,067 during the years ended December 31, 2021 and 2020, respectively, was recorded to director’s fees. In April 2021 and June 2021 of the previous fiscal year, the Company granted 4,800,000 stock options and 1,500,000 stock options to directors and officers at an exercise price of $0.50 per share for a period of five years. These options were voluntarily returned to the Company in June 2021. During the year ended December 31, 2022, all of the outstanding options issued to directors and officers were voluntarily returned to the Company in December 2022.

During the period ended September 30, 2023, the Company granted 7,821,272 stock options with a fair value of $407,703 to directors and officers of the Company of which $59,946 was recorded to accounting expense and $347,757 was recorded to director’s fees.

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DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our memorandum and articles of association are summaries and do not purport to be complete. Reference is made to our memorandum and articles of association, which will become effective upon or before the completion of this offering, copies of which are filed as an exhibit to the prospectus (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Common Shares

All of our issued and outstanding Common Shares are fully paid and non-assessable. Our Common Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determines otherwise, each holder of our Common Shares will not receive a certificate in respect of such Common Shares. Our shareholders who are non-residents of British Columbia may freely hold and vote their Common Shares.

We are authorized to issue an unlimited amount of Common Shares with no par value per share. Subject to the provisions of the Business Corporations Act (British Columbia) (“Business Corporations Act”) and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Common Shares. No share may be issued at a discount except in accordance with the provisions of the Business Corporations Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

We intend to complete a reverse split of our Common shares at a ratio of 1-for-40, which we refer to as the “Reverse Stock Split,” or the “Reverse Split”, as approved by our Board of Directors, to be effective immediately after the effective date of this prospectus, but prior to the pricing of this offering.

Warrants

Overview. The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant agency agreement between us and the Warrant Agent, and the form of Warrant, both of which are filed as exhibits to the prospectus. Prospective investors should carefully review the terms and provisions set forth in the Warrant agency agreement, including the annexes thereto, and form of Warrant.

The Warrants issued in this offering entitle the registered holder to purchase Common Shares at a price equal to USD$● per share, subject to adjustment as discussed below, immediately following the issuance of such Warrant and terminating at 5:00 p.m., New York City time, five years after the closing of this offering.

The exercise price and number of Common Shares issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Common Shares at prices below its exercise price.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance. The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to Common Shares issuable upon exercise of the Warrants until the expiration of the Warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the Common Shares issuable upon exercise of the Warrants, the holders of the Warrants shall have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Shares after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

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Exercise Price. The exercise price per whole share of Common Share purchasable upon exercise of the Warrants is USD$●. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional Common Shares will be issued upon exercise of the Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company will round up or down, as applicable, to the nearest whole share.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent; Global Certificate. The Warrants will be issued in registered form under a Warrant agency agreement between the Warrant Agent and us. The Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Shares, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The Warrant holders do not have the rights or privileges of holders of Common Shares or any voting rights until they exercise their Warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The Warrants and the Warrant agency agreement are governed by New York law.

Listing

We have applied to list the Common Shares and Warrants on the Nasdaq Capital Market under the symbol “SKUR” and “SKURW”, respectively.

Transfer Agent

The transfer agent for the Common Shares is National Securities Administrators Ltd., 7–2 - 777 Hornby Street

Vancouver, BC, V6Z 1S4, Canada.

Dividends

Subject to the provisions of the Business Corporations Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Unless provided by the rights attached to a share, no dividend shall bear interest.

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Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote per Common Shares. During a shareholder vote, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Business Corporations Act, the Company may, by ordinary resolution:

(1)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(2)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(3)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(4)	if the Company is authorized to issue shares of a class of shares with par value:

(a)	decrease the par value of those shares; or

(b)	if none of that class of shares are allotted or issued, increase the par value of those shares;

(5)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(6)	alter the identifying name of any of its shares; or

(7)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

Inspection of Books and Records

Holders of our Common Shares will have no general right under the Business Corporations Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

Under the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that much hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

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If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders much, in any unanimous resolution, select as the Company’s annual reference date, a date that would be appropriate for the holding of the applicable annual general meeting.

The directors also may whenever think fit, call a meeting of the shareholders.

A general meeting of the Company may be held anywhere in North America, as determined by the directors.

The Company must send notice of the date, time and location of any meeting of shareholders in the manner provided in the Business Corporations Act to each shareholder entitled to attend the meeting and to each director of the Company if and for so long as the Company is a public company, twenty-one days, and otherwise ten days.

The directors may set a date as the record date for the purpose of determining shareholders entitled to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceeding at that meeting. Any persons entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

Accidental omission to send notice of any meeting of shareholder to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceeding at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

If a meeting of shareholders is to consider special business, as defined in the Company’s Articles of Incorporation, the notice of meeting must:

(1) state the general nature of the special business;

(2) if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a) at the Company’s record office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b) during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

A shareholder may participate in a meeting of the shareholders in person or by telephone if all shareholders participate in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all shareholders who wish to participate in the meeting agree to such participation.

The quorum for the transaction of business at a meeting of shareholders is two persons, who are or representing by proxy, shareholders holding, in the aggregate, at least five percent of the issued shares entitled to be voted at the meeting. On a show of hands, every person present who is a shareholder or proxy holder entitled to vote on the matter has one vote.

Directors

Under the Business Corporations Act, as a publicly traded company, the Company must have at least three directors, and as many directors as set by ordinary resolution. The shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to the number of opened vacancies. A director is entitled to remuneration for acting as directors.

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At every annual general meeting, the shareholder entitled to vote must elect, or in the unanimous resolution, appoint, a board of directors consisting of the number of directors for the time being.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Each director holds office for the term, if any, fixed by the terms of his appointment or until his earlier death, bankruptcy, insanity, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, bankruptcy, insanity, resignation or removal.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	he resigns his office by notice to us;

(b)	he only held office as a director for a fixed term and such term expires;

(c)	he dies; or

(d)	he is removed pursuant to the articles of the Company.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members are independent within the meaning of Section 5605(a)(2) of the Nasdaq Listing Rules. The audit committee consists of at least three directors, all of whom are independent within the meaning of Section 5605(a)(2) of the Nasdaq Listing Rules and meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Business Corporations Act and our articles of association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our articles of association. To the extent allowed by the Business Corporations Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any person to be the attorney of the Company.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest. However, a director who holds a disclosable interest in a contract or transaction win which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolutions to approve the contract or transaction, unless the directors have disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution. Such director who holds a disclosable interest that is present for a meeting of directors may be counted in the quorum at the meeting, whether or not the director votes on any or all of the resolutions considered at the meeting.

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Requirement for Directors and Officers to Disclose Interest in a Contract or Transaction

In accordance with the Business Corporations Act, each director and officer must disclose the nature and extent of any interest that he or she has in a material contract or material transaction whether made or proposed with us, if the director or officer is a party to the contract or transaction, is a director or an officer or an individual acting in a similar capacity of a party to the contract or transaction, or has a material interest in a party to the contract or transaction. Subject to certain limited exceptions under the Business Corporations Act, no director may vote on a resolution to approve a material contract or material transaction which is subject to such disclosure requirement.

As of the date hereof, except as otherwise disclosed in this prospectus, to the knowledge of the Board or the management of the Company, there are no material interests, whether direct or indirect, of any informed person of the Company, any proposed director of the Company, or any associate or affiliate of any informed person or proposed director, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company of any of its subsidiaries.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Shares in the public market could adversely affect prevailing market prices. Furthermore, since only a limited number of shares will be available for sale shortly after the offering because of contractual and legal restrictions on resale described below, sales of substantial amounts of Common Shares in the public market after the restrictions lapse could adversely affect the prevailing market price for shares of our Common Shares as well as our ability to raise equity capital in the future.

Upon completion of this offering, we will have ● Common Shares issued and outstanding (or ● shares if the underwriters exercise in full their option to purchase additional shares of our Common Shares).

Of these shares, the ● Common Shares sold in this offering (or ● shares, if the underwriters exercise in full their option to purchase additional shares of our Common Shares) will be freely tradable without further restriction or registration under the Securities Act, except that any shares purchased by our affiliates may generally only be sold in compliance with Rule 144, which is described below. The remaining Common Shares will be deemed “restricted securities” under the Securities Act. Restricted securities may be sold in the public market only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are discussed below.

Lock-up Agreements

We, each of our executive officers and directors of holders of at least 1% of our Common Shares (including securities convertible into or exchangeable for shares of our Common Shares) anticipate on entering into lock-up agreements under which these parties have agreed not to sell or otherwise transfer their shares for a period of six (6) months after the date of this prospectus. These lock-up restrictions are subject to certain customary exceptions, including exercises of stock options or other equity awards and certain transfers for estate planning purposes or to affiliated parties, which may be waived by the representatives of the underwriters at any time. As a result of these contractual restrictions, shares of our Common Shares subject to lock-up agreements will not be eligible for sale, including pursuant to Rules 144 or 701 under the Securities Act as discussed below, until these agreements expire or the restrictions are waived by the representatives of the underwriters.

See “Underwriting” for a more complete description of the lock-up agreements.

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Rule 144

In general, Rule 144 provides that once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares of our Common Shares proposed to be sold for at least six months is entitled to sell those shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, Rule 144 provides that our affiliates or persons selling shares of our Common Shares on behalf of our affiliates are entitled to sell upon expiration of the market standoff agreements and lock-up agreements described above, within any three-month period, a number of shares of our Common Shares that does not exceed the greater of:

●	1% of the number of shares of our Common Shares then outstanding, which will equal shares ● immediately after the completion of this offering; or

●	the average weekly trading volume of our Common Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 180 days after the date of this prospectus before selling those shares pursuant to Rule 701.

Registration Statement on Form S-8

We intend to file with the SEC one or more registration statements on Form S-8 covering the Common Shares reserved for issuance under our incentive plans. These registration statements are expected to be filed and become effective as soon as practicable after completion of this offering. Upon effectiveness, the Common Shares covered by these registration statements will generally be eligible for sale in the public market, subject to the lock-up agreements described above.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

Certain Canadian Federal Income Tax Considerations for United States Residents

TAX MATTERS ARE COMPLEX, AND THE CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON SHARES WILL DEPEND UPON THE HOLDER’S PARTICULAR SITUATION. THE SUMMARY OF MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW IS INTENDED TO PROVIDE ONLY A GENERAL SUMMARY AND IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES.

THIS DISCUSSION DOES NOT INCLUDE A DESCRIPTION OF THE TAX LAWS OF ANY PROVINCE OR TERRITORY WITHIN CANADA. ACCORDINGLY, HOLDERS AND PROSPECTIVE HOLDERS OF OUR COMMON SHARES ARE ENCOURAGED TO CONSULT WITH THEIR OWN TAX ADVISERS ABOUT THE TAX CONSEQUENCES TO THEM HAVING REGARD TO THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING ANY CONSEQUENCES OF PURCHASING, OWNING OR DISPOSING OF OUR COMMON SHARES ARISING UNDER CANADIAN FEDERAL, CANADIAN PROVINCIAL OR TERRITORIAL, U.S. FEDERAL, U.S. STATE OR LOCAL TAX LAWS OR TAX LAWS OF JURISDICTIONS OUTSIDE THE UNITED STATES OR CANADA.

The following is a summary of certain Canadian federal income tax considerations generally applicable to the holding and disposition of our securities acquired by a holder who, at all relevant times, (a) for the purposes of the Income Tax Act (Canada) (“ITA”) (i) is not resident, or deemed to be resident, in Canada, (ii) deals at arm’s length with us, and is not affiliated with us, (iii) holds our Common Shares as capital property, (iv) does not use or hold the Common Shares in the course of carrying on, or otherwise in connection with, a business carried on or deemed to be carried on in Canada and (v) is not a “registered non-resident insurer” or “authorized foreign bank” (each as defined in the ITA), or other holder of special status, and (b) for the purposes of the Canada-United States Tax Convention (the “Tax Treaty”), is a resident of the United States, has never been a resident of Canada, does not have and has not had, at any time, a permanent establishment or fixed base in Canada, and who otherwise qualifies for the full benefits of the Tax Treaty. Holders who meet all the criteria in clauses (a) and (b) above are referred to herein as “U.S. Holders”, and this summary only addresses such U.S. Holders. This summary does not deal with special situations, such as the particular circumstances of traders or dealers, tax exempt entities, insurers or financial institutions, or other holders of special status or in special circumstances. Such holders, and all other holders who do not meet the criteria in clauses (a) and (b) above, should consult their own tax advisors.

This summary is based on the current provisions of the ITA, the regulations thereunder in force at the date hereof, the current provisions of the Tax Treaty, and our understanding of the administrative and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the ITA or regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that such Proposed Amendments will be enacted in the form proposed. However, such Proposed Amendments might not be enacted in the form proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative or assessing practices, whether by legislative, governmental or judicial decision or action, nor does it take into account tax laws of any province or territory of Canada or of any other jurisdiction outside Canada, which may differ significantly from those discussed in this summary. For the purposes of the ITA, all amounts relating to the acquisition, holding or disposition of our securities must generally be expressed in Canadian dollars. Amounts denominated in United States currency generally must be converted into Canadian dollars using the rate of exchange that is acceptable to the Canada Revenue Agency. This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Holder, and no representation with respect to the Canadian federal income tax consequences to any particular U.S. Holder or prospective U.S. Holder is made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, all prospective purchasers (including U.S. Holders) should consult with their own tax advisors for advice with respect to their own particular circumstances.

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Withholding Tax on Dividends

Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment of, or in satisfaction of, dividends on our Common Shares to a U.S. Holder will be subject to Canadian withholding tax. Under the Tax Treaty, the rate of Canadian withholding tax on dividends paid or credited by us to a U.S. Holder that beneficially owns such dividends and substantiates eligibility for the benefits of the Tax Treaty is generally 15% (unless the beneficial owner is a company that owns at least 10% of our voting stock at that time, in which case the rate of Canadian withholding tax is generally reduced to 5%).

Dispositions

A U.S. Holder will not be subject to tax under the ITA on a capital gain realized on a disposition or deemed disposition of a security, unless the security is “taxable Canadian property” to the U.S. Holder for purposes of the ITA and the U.S. Holder is not entitled to relief under the Tax Treaty.

Generally, our Common Shares will not constitute “taxable Canadian property” to a U.S. Holder at a particular time unless, at any time during the 60-month period immediately preceding the disposition, more than 50% of the fair market value of such security was derived, directly or indirectly, from one or any combination of: (i) real or immoveable property situated in Canada, (ii) “Canadian resource properties” (as defined in the ITA), (iii) “timber resource properties” (as defined in the ITA), and (iv) options in respect of, or interests in, or for civil law rights in, property described in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain other circumstances set out in the ITA, our Common Shares could also be deemed to be “taxable Canadian property”.

If our Common Shares become listed on a “designated stock exchange” (as defined in the ITA) and are so listed at the time of disposition, our Common Shares generally will not constitute “taxable Canadian property” of a U.S. Holder at that time unless, at any time during the 60-month period immediately preceding the disposition, the following two conditions are met: (i) the U.S. Holder, persons with whom the U.S. Holder did not deal at arm’s length, partnerships in which the U.S. Holder or such non-arm’s length person holds a membership interest (either directly or indirectly through one or more partnerships), or the U.S. Holder together with all such persons, owned 25% or more of the issued shares of any class or series of shares of our company; and (ii) more than 50% of the fair market value of the shares of our company was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource properties (as defined in the ITA), timber resource properties (as defined in the ITA) or options in respect of, or interests in, or for civil law rights in, property described in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain other circumstances set out in the ITA, Common Shares could also be deemed to be “taxable Canadian property”.

U.S. Holders who may hold Common Shares as “taxable Canadian property” should consult their own tax advisors with respect to the application of Canadian capital gains taxation, any potential relief under the Tax Treaty, and special compliance procedures under the ITA, none of which is described in this summary.

Certain Material United States Federal Income Tax Considerations

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from the acquisition, ownership and disposition of our securities. This summary applies to U.S. Holders that hold our Common Shares as capital assets. This summary applies only to U.S. Holders that acquire securities pursuant to this prospectus and does not apply to any subsequent U.S. Holder of our Common Shares.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition, ownership and disposition of our Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. In addition, this summary does not address the U.S. federal alternative minimum, net investment income, U.S. federal estate and gift, U.S. Medicare contribution, U.S. state and local, or non-U.S. tax consequences of the acquisition, ownership or disposition of our Common Shares. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local and non-U.S. tax consequences of the acquisition, ownership and disposition of our Common Shares.

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No opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of our Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, any position taken in this summary. In addition, because the authorities upon which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of This Disclosure

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of our Common Shares that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust that (i) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions; or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Transactions Not Addressed

This summary does not address the tax consequences of transactions effected prior or subsequent to, or concurrently with, any purchase of Common Shares pursuant to this prospectus (whether or not any such transactions are undertaken in connection with the purchase of Common Shares pursuant to this prospectus).

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations of the acquisition, ownership or disposition of our securities by U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) broker-dealers, dealers, or traders in securities or currencies that elect to apply a “mark-to-market” accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar (e) U.S. Holders that own our securities as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquire our securities in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold our securities other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); and (h) U.S. Holders that own directly, indirectly, or by attribution, 10% or more, by voting power, of our outstanding stock.

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This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold our securities in connection with carrying on a business in Canada; (d) persons whose securities in our company constitute “taxable Canadian property” under the Income Tax Act (Canada); or (e) persons that have a permanent establishment in Canada for purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application and operation of any income tax treaties) relating to the acquisition, ownership or disposition of our Common Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds our Common Shares, the U.S. federal income tax consequences to such partnership and the partners (or other owners) of such partnership of the acquisition, ownership or disposition of our Common Shares generally will depend on the activities of the partnership and the status of such partners (or other owners). This summary does not address the U.S. federal income tax considerations for any such partner or partnership (or other “pass-through” entity or its owners). Owners of entities and arrangements that are classified as partnerships (or other “pass-through” entities) for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of our Common Shares.

Acquisition of Our Securities

A U.S. Holder generally will not recognize gain or loss upon the acquisition of our securities for cash pursuant to this prospectus. A U.S. Holder’s holding period for such Common Shares will begin on the day after the acquisition.

Ownership and Disposition of Our Common Shares

Distributions on Our Common Shares

Subject to the “passive foreign investment company” (“PFIC”) rules discussed below (see “Tax Consequences if Our Company is a PFIC”), a U.S. Holder that receives a distribution, including a constructive distribution, with respect to our Common Shares will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of our company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of our company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in our Common Shares and thereafter as gain from the sale or exchange of such Common Shares (see “Sale or Other Taxable Disposition of Our Common Shares” below). However, we may not maintain calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by our company with respect to our Common Shares will constitute a dividend. Dividends received on our Common Shares generally will not be eligible for the “dividends received deduction” available to U.S. corporate shareholders receiving dividends from U.S. corporations. If our company is eligible for the benefits of the Canada-U.S. Tax Convention or our Common Shares are readily tradable on an established securities market in the U.S., dividends paid by our company to non-corporate U.S. Holders generally will be eligible for the preferential tax rates applicable to long-term capital gains, provided certain holding period and other conditions are satisfied, including that our company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The amount of any distribution or proceeds paid in Canadian dollars to a U.S. Holder in connection with the ownership of our Common Shares, will be treated in the manner described below under “Receipt of Foreign Currency.” If a U.S. Holder is subject to Canadian withholding tax on dividends paid on the holder’s Common Shares, the U.S. Holder may be eligible to claim a foreign tax credit as described below under “Foreign Tax Credit.” The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

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Sale or Other Taxable Disposition of Our Common Shares

Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of our Common Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received and such U.S. Holder’s tax basis in the Common Shares sold or otherwise disposed of. Such capital gain or loss will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the U.S. Holder’s holding period for such security is more than one year. Preferential tax rates apply to long-term capital gains of non-corporate U.S. Holders. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code. Any gain or loss recognized from the sale, exchange or other disposition of Common Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes, except as otherwise provided in an applicable income tax treaty and if an election is properly made under the Code. See “Foreign Tax Credit” below.

PFIC Status of Our Company

If our company is or becomes a PFIC, the preceding sections of this summary may not describe the U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of our Common Shares. The U.S. federal income tax consequences of owning and disposing of our Common Shares if our company is or becomes a PFIC are described below under the heading “Tax Consequences if Our Company is a PFIC.”

A non-U.S. corporation is a PFIC for each tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) (the “income test”) or (ii) on average for such tax year, 50% or more (by value) of its assets either produce or are held for the production of passive income (the “asset test”). For purposes of the PFIC provisions, “gross income” generally includes sales revenues less cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes dividends, interest, certain rents and royalties, and certain gains from commodities or securities transactions. In determining whether or not it is a PFIC, a non-U.S. corporation is required to take into account its pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value). Under certain attribution and indirect ownership rules, if our company is a PFIC, U.S. Holders will generally be deemed to own their proportionate shares of our company’s direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”).

If certain conditions are met, a start-up non-U.S. corporation is not a PFIC in the first year that it has gross income, but it could be a PFIC in one or more earlier years in which it has no gross income but satisfies the asset test. Assets that produce or are held for the production of passive income include cash, even if held as working capital or raised in a public offering, marketable securities and other assets that may produce passive income. The percentage of a corporation’s assets that produce or are held for the production of passive income generally is determined based upon the average ratio of passive assets to total assets calculated at the end of each fiscal quarter. On December 4, 2020, the Treasury and IRS published a set of final and proposed regulations and guidance on PFICs. Among other changes that were made in the final regulations, a change in the computation of the 50% passive asset test described above will be implemented that will close off any alternative method of calculating assets that was advantageous to taxpayers. Taxpayers must calculate the value of assets at the end of each measuring period, then use the “weighted average” of those values to determine the value of assets for the passive asset test for the taxable year. Under the old rules, the “weighted average” arguably could be calculated based on value, or percentage. Final regulations section 1.1297-1(d)(1)(i) now requires the weighted average to be calculated based on the average value at the end of each measuring period (generally each of the four quarters that make up the company’s taxable year, unless an election is made to use an alternative measuring period (such as a week or month)). In addition, in new proposed regulations section 1.1297-1(d)(2), a limited exception to the treatment of working capital to take into account the short-term cash needs of operating companies was provided for purposes of measuring the passive asset test. This new rule provides that an amount of cash held in a non-interest bearing account that is held for the present needs of an active trade or business and is no greater than the amount reasonably expected to cover 90 days of operating expenses incurred in the ordinary course of the trade or business of the foreign corporation (for example, accounts payable for ordinary operating expenses or employee compensation) is not treated as a passive asset. The Treasury Department and the IRS indicated that they continue to study the appropriate treatment of working capital for purposes of the passive asset test.

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Although the tests for determining PFIC status are applied as of the end of each taxable year and are dependent upon a number of factors, some of which are beyond our control, including the value of our assets, the market price of our Common Shares, and the amount and type of our gross income we do not believe that we were a PFIC for the taxable year ended December 31, 2022. Our status as a PFIC is a fact-intensive determination made on an annual basis, and we cannot provide any assurance regarding our PFIC status for the taxable year ending December 31, 2023 or for subsequent taxable years. U.S. Holders who own our Common Shares for any period during which we are a PFIC will be required to file IRS Form 8621 for each tax year during which they hold our Common Shares. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. However, the determination of our PFIC status is made annually after the close of each taxable year and it is difficult to predict before such determination whether we will be a PFIC for any given taxable year. Even if we determine that we are not a PFIC after the close of a taxable year, there can be no assurance that the IRS will agree with our conclusion. No assurance can be provided regarding our PFIC status, and neither we nor our United States counsel expresses any opinion with respect to our PFIC status.

Tax Consequences if Our Company is a PFIC

If our company is a PFIC for any tax year during which a U.S. Holder owns our Common Shares, special rules may increase such U.S. Holder’s U.S. federal income tax liability with respect to the ownership and disposition of such Common Shares. If our company meets the income test or the asset test for any tax year during which a U.S. Holder owns our Common Shares, our company will be treated as a PFIC with respect to such U.S. Holder for that tax year and for all subsequent tax years, regardless of whether our company meets the income test or the asset test for such subsequent tax years, unless the U.S. Holder (i) elects to recognize any unrealized gain in such Common Shares or (ii) makes a timely and effective election to treat our company and each Subsidiary PFIC as a “qualified electing fund” (a “QEF”) under Section 1295 of the Code (a “QEF Election”) or (iii) makes a timely and effective “mark-to-market” election under Section 1296 of the Code (a “Mark-to-Market Election”).

Under the default PFIC rules, where no QEF Election or Mark-to-Market Election is made:

●	any gain realized on the sale or other disposition (including dispositions and certain other events that would not otherwise be treated as taxable events) of our Common Shares (including an indirect disposition of the stock of any Subsidiary PFIC) and any “excess distribution” (defined as a distribution to the extent it, together with all other distributions received in the relevant tax year, exceeds 125% of the average annual distribution received during the preceding three years) received on our Common Shares or with respect to the stock of a Subsidiary PFIC will be allocated ratably to each day of such U.S. Holder’s holding period for our Common Shares;
●	the amount allocated to the current tax year and any year prior to the first year in which our company was a PFIC will be taxed as ordinary income in the current year;
●	the amount allocated to each of the other tax years (the “Prior PFIC Years”) will be subject to tax at the highest ordinary income tax rate in effect for the applicable class of taxpayer for that year;
●	an interest charge will be imposed with respect to the resulting tax attributable to each Prior PFIC Year, which interest charge is not deductible by non-corporate U.S. Holders; and
●	any loss realized on the disposition of our Common Shares generally will not be recognized.

A U.S. Holder that makes a timely and effective QEF election or Mark-to-Market election (as discussed below) may generally mitigate or avoid the PFIC consequences described above with respect to our Common Shares. These adverse tax consequences also would not apply to a pension or profit-sharing trust or other tax-exempt organization that did not borrow funds or otherwise utilize leverage in connection with its acquisition of our Common Shares. In addition, if a non-electing U.S. Holder who is an individual dies while owning our Common Shares, such U.S. Holder’s successor generally would not receive a step-up in tax basis with respect to such Common Shares, but instead would have a tax basis equal to the lower of the fair market value of such Common Shares or the decedent’s tax basis in such Common Shares.

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QEF Election. If a U.S. Holder makes a timely and effective QEF Election, the U.S. Holder must include currently in gross income each year its pro-rata share of our company’s ordinary income and net capital gains, regardless of whether such income and gains are actually distributed. Thus, a U.S. Holder could have a tax liability with respect to such ordinary income or gains without a corresponding receipt of cash from our company. If our company is a QEF with respect to a U.S. Holder, the U.S. Holder’s basis in our Common Shares will be increased to reflect the amount of the taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in our Common Shares and will not be taxed again as a distribution to a U.S. Holder. Taxable gains on the disposition of our Common Shares by a U.S. Holder that has made a timely and effective QEF Election are generally capital gains and the denial of the basis step-up at death described above would not apply. A U.S. Holder must make a QEF Election on IRS Form 8621 for our company and each Subsidiary PFIC if it wishes to have this treatment. To make a QEF Election, a U.S. Holder will need to have an annual information statement from our company setting forth the ordinary income and net capital gains for the year. In the event we become a PFIC, we do not intend to provide all information and documentation that a U.S. shareholder making a QEF election is required to obtain for U.S. federal income tax purposes (e.g., the U.S. shareholder’s pro rata share of ordinary income and net capital gain, and a “PFIC Annual Information Statement” as described in applicable U.S. Treasury regulations). In general, a U.S. Holder must make a QEF Election on or before the due date for filing its income tax return for the first year to which the QEF Election applies. Under applicable Treasury Regulations, a U.S. Holder will be permitted to make retroactive elections in particular circumstances, including if it had a reasonable belief that our company was not a PFIC and filed a protective election. Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective QEF Election for our company and any Subsidiary PFIC.

Mark-to-Market Election. As an alternative to a QEF Election, a U.S. Holder may also mitigate the adverse tax consequences of PFIC status by timely making a Mark-to-Market Election, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury regulations. A Mark-to-Market Election may be made with respect to “marketable stock” in a PFIC if such stock is “regularly traded” on a “qualified exchange or other market” (within the meaning of the Code and the applicable Treasury Regulations). A class of stock that is traded on one or more qualified exchanges or other markets is considered to be “regularly traded” for any calendar year during which such class of stock is traded in other than de minimis quantities on at least 15 days during each calendar quarter. If our Common Shares are considered to be “regularly traded” within this meaning, then a U.S. Holder generally will be eligible to make a Mark-to-Market Election with respect to such security but not with respect to a Subsidiary PFIC. Upon closing, our Common Shares will be listed or posted for trading on a stock quotation system and therefore should be considered to be “regularly traded” for this purpose. Whether our Common Shares are regularly traded on a qualified exchange is an annual determination based on facts that, in part, are beyond our control. When these securities become “regularly traded,” a U.S. Holder that makes a timely and effective Mark-to-Market Election with respect to such securities generally will be required to recognize as ordinary income in each tax year in which our company is a PFIC an amount equal to the excess, if any, of the fair market value of such stock as of the close of such taxable year over the U.S. Holder’s adjusted tax basis in such stock as of the close of such taxable year. A U.S. Holder’s adjusted tax basis in our securities generally will be increased by the amount of ordinary income recognized with respect to such stock. If the U.S. Holder’s adjusted tax basis in our securities as of the close of a tax year exceeds the fair market value of such stock as of the close of such taxable year, the U.S. Holder generally will recognize an ordinary loss, but only to the extent of net mark-to-market income recognized with respect to such stock for all prior taxable years. A U.S. Holder’s adjusted tax basis in our securities generally will be decreased by the amount of ordinary loss recognized with respect to such stock. Any gain from a sale, exchange or other disposition of the Common Shares in any taxable year in which we are a PFIC (i.e., when we meet the gross income test or asset test described above) would be treated as ordinary income and any loss from a sale, exchange or other disposition would be treated first as an ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as a capital loss. If we cease to be a PFIC, any gain or loss recognized by a U.S. Holder on the sale or exchange of the Common Shares would be classified as a capital gain or loss. Capital losses are subject to significant limitations under the Code.

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If a Mark-to-Market Election with respect to our Common Shares is in effect on the date of a U.S. Holder’s death, the tax basis of the Common Shares in the hands of a U.S. Holder who acquired them from a decedent will be the lesser of the decedent’s tax basis or the fair market value of the Common Shares. Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective Mark-to-Market Election with respect to our Common Shares.

Election Tax Risks. Certain economic risks are inherent in making either a QEF election or a mark-to-market election. If a QEF election is made, it is possible that earned income will be reported to a U.S. Holder as taxable income and income taxes will be due and payable on such an amount. A U.S. Holder of our Common Shares may pay tax on such “phantom” income, i.e., where income is reported to it pursuant to the QEF Election, but no cash is distributed with respect to such income. There is no assurance that any distribution or profitable sale will ever be made regarding our Common Shares, so the tax liability may result in a net economic loss. A mark-to-market election may result in significant share price gains in one year causing a significant income tax liability. This gain may be offset in another year by significant losses. If a mark-to-market election is made, this highly variable tax gain or loss may result in substantial and unpredictable changes in taxable income. The amount included in income under a mark-to-market election may be substantially greater than the amount included under a QEF election. Both the QEF and mark-to-market elections are binding on the U.S. Holder for all subsequent years that the U.S. Holder owns our shares unless permission to revoke the election is granted by the IRS.

Purging Election. If we are a PFIC at any time when a U.S. Holder holds our Common Shares, we will generally continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years during which the U.S. Holder holds our Common Shares even if we cease to meet the PFIC gross income test or asset test in a subsequent year. However, if we cease to meet these tests, a U.S. Holder can avoid the continuing impact of the PFIC rules by making a special election (a “Purging Election”) to recognize gain by making a “deemed sale” election with respect to all of the U.S. Holder’s Common Shares and have such Common Shares deemed to be sold at their fair market value on the last day of the last taxable year during which we were a PFIC. The shareholder makes a purging election under Code section 1298(b)(1) and regulations section 1.1298–3 on IRS Form 8621 attached to the shareholder’s tax return (including an amended return), or requests the consent of the IRS Commissioner to make a late election under Code section 1298(b)(1) and regulations section 1.1298–3(e) (“late purging election”) on Form 8621-A. In addition, for a U.S. Holder making such an election, a new holding period would be deemed to begin for our Common Shares for purposes of the PFIC rules. After the Purging Election, the Common Shares with respect to which the Purging Election was made will not be treated as shares in a PFIC unless we subsequently again become a PFIC.

Each U.S. person who is a shareholder of a PFIC generally must file an annual report (on IRS Form 8621) with the IRS containing certain information, and the failure to file such report could result in the imposition of penalties on such U.S. person and in the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. person.

The U.S. federal income tax rules relating to PFICs are very complex. U.S. Holders are urged to consult their own tax advisors with respect to the purchase, ownership and disposition of Common Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Common Shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of Common Shares in the event we are considered a PFIC.

Foreign Tax Credit

A U.S. Holder that pays (whether directly or through withholding) Canadian income tax in connection with the ownership or disposition of our Common Shares may be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all creditable foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

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Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a non-U.S. corporation should be treated as foreign source for this purpose, and gains recognized on the sale of securities of a non-U.S. corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to our Common Shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Special rules apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution, including a constructive distribution, from a PFIC. Subject to such special rules, non-U.S. taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult its own tax advisor regarding their application to the U.S. Holder.

Receipt of Foreign Currency

The amount of any distribution or proceeds paid in Canadian dollars to a U.S. Holder in connection with the ownership, sale or other taxable disposition of our Common Shares, will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the payment, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Information Reporting; Backup Withholding

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of “specified foreign financial assets” includes not only financial accounts maintained in non-U.S. financial institutions, but also, if held for investment and not in an account maintained by certain financial institutions, any stock or security issued by a non-U.S. person, any financial instrument or contract that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. A U.S. Holder may be subject to these reporting requirements unless such U.S. Holder’s shares of our Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns on IRS Form 8938 for specified foreign financial assets, filing obligations relating to the PFIC rules including possible reporting on IRS Form 8621, and any other applicable reporting requirements.

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Payments made within the U.S. or by a U.S. payor or U.S. middleman of  (a) distributions on our Common Shares, and (b) proceeds arising from the sale or other taxable disposition of our Common Shares generally will be subject to information reporting. In addition, backup withholding, currently at a rate of 24%, may apply to such payments if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (“TIN”) (generally on Form W-9), (b) furnishes an incorrect U.S. TIN, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. TIN and that the IRS has not notified such U.S. Holder that it is subject to backup withholding. Certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules are allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments are exempt from dividend withholding tax or otherwise eligible for a reduced withholding rate.

The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

Certain Reporting Requirements

A U.S. Holder that acquires Common Shares generally will be required to file Form 926 with the IRS if (1) immediately after the acquisition such U.S. Holder, directly or indirectly, owns at least 10% of the Common Shares, or (2) the amount of cash transferred in exchange for Common Shares during the 12-month period ending on the date of the acquisition exceeds USD$100,000. Significant penalties may apply for failing to satisfy these filing requirements. U.S. Holders are urged to contact their tax advisors regarding these filing requirements.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP OR DISPOSITION OF OUR COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes, as of the date hereof, the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) generally applicable to a holder who acquires, as beneficial owner, Common Shares pursuant to this Offering, who has not elected to report its Canadian tax results in a currency other than the Canadian currency, and who deals at arm’s length with the Company and the underwriters for purposes of the Tax Act (a “Holder”).

This summary is based on the provisions of the Tax Act and the regulations thereunder (the “Regulations”) in force as of the date hereof, all specific proposals to amend the Tax Act and the Regulations that have been publicly announced prior to the date hereof (the “Proposed Amendments”), and our understanding of the current published administrative policies and practices of the Canada Revenue Agency. This summary assumes that the Proposed Amendments will be enacted in the form proposed; however, no assurance can be given that the Proposed Amendments will be enacted in the form proposed, if at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account any changes in law, whether by legislative, governmental or judicial action, nor does it take into account provincial, territorial or foreign tax considerations, which may differ from those discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representations with respect to the income tax consequences to any Holder are made. Consequently, Holders and prospective holders of Common Shares should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring such shares pursuant to this offering, having regard to their particular circumstances. This summary does not address any tax considerations applicable to persons other than Holders and such persons should consult their own tax advisors regarding the consequences of acquiring, holding and disposing of Common Shares under the Tax Act and any jurisdiction in which they may be subject to tax.

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Foreign Exchange

For purposes of the Tax Act, all amounts expressed in a currency other than Canadian dollars relating to the acquisition, holding or disposition of Common Shares, including dividends, adjusted cost base and proceeds of disposition, must be determined in Canadian dollars using the relevant rate of exchange required under the Tax Act.

Residents of Canada

The following portion of this summary is generally applicable to a Holder who, at all relevant times for purposes of the Tax Act (a) is, or is deemed to be, resident in Canada, (b) holds Common Shares as “capital property”, and (c) is not affiliated with the Company or the underwriters (a “Resident Holder”). Generally, Common Shares will be considered to be capital property to a Resident Holder unless they are held in the course of carrying on a business or as part of an adventure or concern in the nature of trade. Certain Resident Holders whose Common Shares do not otherwise qualify as capital property may, in certain circumstances, make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have their Common Shares and every other “Canadian security” (as defined in the Tax Act) owned by such holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Resident Holders are advised to consult their own tax advisors to determine whether such an election is available and desirable in their particular circumstances.

This summary is not applicable to a Resident Holder: (i) that is a “financial institution” for the purposes of the “mark-to-market” rules contained in the Tax Act; (ii) that is a “specified financial institution”; (iii) an interest in which would be a “tax shelter investment”; or (iv) that enters into a “derivative forward agreement” in respect of Common Shares, as each of those terms is defined in the Tax Act. This summary does not address the possible application of the “foreign affiliate dumping” rules that may be applicable to a Resident Holder that is a corporation resident in Canada (for the purposes of the Tax Act) and is, or becomes, or does not deal at arm’s length with a corporation resident in Canada that is, or that becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a non-resident corporation, individual, trust or a group of any combination of non-resident individuals, trusts, and/or corporations who do not deal with each other at arm’s length for purposes of the rules in section 212.3 of the Tax Act. Any such Resident Holder should consult its own tax advisor with respect to an investment in Common Shares.

Dividends

In the case of a Resident Holder who is an individual (other than certain trusts), dividends received or deemed to be received on the Common Shares will be included in computing the Resident Holder’s income and will be subject to the gross-up and dividend tax credit rules that apply to taxable dividends received from taxable Canadian corporations. Provided that appropriate designations are made by the Company, such dividend will be treated as an “eligible dividend” for the purposes of the Tax Act and a Resident Holder who is an individual will be entitled to an enhanced dividend tax credit in respect of such dividend. There may be limitations on the Company’s ability to designate dividends and deemed dividends as eligible dividends.

Dividends received or deemed to be received on the Common Shares by a Resident Holder that is a corporation will be required to be included in computing the corporation’s income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation’s taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a “private corporation” or a “subject corporation” (each as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a refundable tax on dividends received or deemed to be received on the Common Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the taxation year.

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Dividends received by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

Dispositions of Common Shares

A disposition or deemed disposition of a Common Share by a Resident Holder will generally result in the Resident Holder realizing a capital gain (or capital loss) equal to the amount by which the proceeds of disposition of the Common Share, net of any reasonable costs of disposition, are greater (or less) than the Resident Holder’s adjusted cost base of the Common Shares. Such capital gain (or capital loss) will be subject to the tax treatment described below under “—Taxation of Capital Gains and Capital Losses.”

The adjusted cost base to the Resident Holder of a voting share acquired pursuant to this offering will, at any particular time, be determined in accordance with certain rules in the Tax Act by averaging the cost of such share with the adjusted cost base of all Common Shares owned by the Resident Holder as capital property at that time, if any.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in computing the Resident Holder’s income for the year, and one-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses for a taxation year in excess of taxable capital gains for that year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a Common Share may be reduced by the amount of any dividends received or deemed to have been received on such Common Share (or on a share for which such Common Share has been substituted) to the extent and under the circumstances described in the Tax Act. Analogous rules apply to a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Holders should consult their own tax advisors in this regard.

Taxable capital gains realized by a Resident Holder who is an individual (including certain trusts) may give rise to liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act. A Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax on certain investment income, including taxable capital gains.

Eligibility for Investment

At the time of closing of the offering the Common Shares will be a qualified investment under the Tax Act and the regulations thereunder for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, registered disability savings plans, tax-free savings accounts (collectively “Registered Plans”) and deferred profit sharing plans (“DPSPs”), all as defined in the Tax Act, provided that at the time of closing of the offering the Common Shares are listed on a “designated stock exchange” as defined in the Tax Act (which includes the CSE) or the Company is a “public corporation” (other than a mortgage investment corporation) as defined in the Tax Act.

Notwithstanding the foregoing, the holder of, subscriber or annuitant under, a Registered Plan (the “Controlling Individual”) will be subject to a penalty tax in respect of Common Shares acquired by the Registered Plan if such shares are a prohibited investment for the particular Registered Plan. A Common Share generally will not be a “prohibited investment” for a Registered Plan provided the Controlling Individual deals at arm’s length with the Company for the purposes of the Tax Act and the Controlling Individual does not have a “significant interest” (as defined in subsection 207.01(4) the Tax Act) in the Company.

Prospective investors who intend to hold Common Shares in a Registered Plan or DPSP are advised to consult their personal tax advisors.

86

Non-Residents of Canada

The following portion of this summary is generally applicable to a Holder who, at all relevant times for purposes of the Tax Act and any applicable tax treaty or convention (a) is not, and is not deemed to be, resident in Canada, and (b) does not use or hold, and is not deemed to use or hold, Common Shares in the course of carrying on a business in Canada (a “Non-Resident Holder”). Special rules which are not discussed in this summary may apply to a Non-Resident Holder that is an insurer which carries on an insurance business in Canada and elsewhere.

Dividends

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder by the Company on Common Shares are subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty. For example, under the Canada – United States Tax Convention (1980), as amended (the “Treaty”), the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is a resident of the United States for purposes of the Treaty and who is fully entitled to the benefits of the Treaty (a “U.S. Holder”) is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a company that beneficially owns at least 10% of the Company’s Common Shares). Non-Resident Holders should consult their own tax advisors to determine their entitlement to relief under any applicable income tax treaty.

Dispositions of Common Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a voting share unless the voting share constitutes “taxable Canadian property” to the Non-Resident Holder for purposes of the Tax Act and the Non-Resident Holder is not entitled to relief under the terms of an applicable tax treaty between Canada and the Non-Resident Holder’s jurisdiction of residence.

Provided the Common Shares are listed on a “designated stock exchange”, as defined in the Tax Act (which currently includes the CSE) at the time of disposition, the Common Shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time unless, at any time during the 60-month period immediately preceding the disposition, the following two conditions are satisfied: (i) (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length for purposes of the Tax Act, (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of shares of the Company, and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties, whether or not the property exits. Notwithstanding the foregoing, the shares may also be deemed to be taxable Canadian property to a Non-Resident Holder under other provisions of the Tax Act.

Non-Resident Holders who may hold Common Shares as taxable Canadian property should consult their own tax advisors.

87

UNDERWRITING

Maxim Group LLC is acting as the lead managing underwriter and sole book running manager in connection with this offering. Under the terms and subject to the conditions in the Underwriting Agreement, the Company has agreed to issue and sell and the Underwriter has agreed to purchase, on a firm commitment basis, on the Closing Date, or such other date as the Company and the Underwriter may agree, the number of Units indicated below at the public offering price per Unit less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriter	Number of Units
Maxim Group LLC
Total

Maxim’s address is 300 Park Avenue, 16th Floor, New York, New York 10022.

The Underwriting Agreement provides that the underwriter is obligated to purchase all the Units in the offering if any are purchased, other than those covered by the over-allotment option described below. The Underwriting Agreement also provides that if the underwriter defaults, the offering may be terminated.

The Units will be offered in the United States by the Underwriter either directly or through its duly registered U.S. broker dealer affiliates or agents. Any Units sold by the Underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of USD$         per Units. No Units will be offered or sold to Canadian purchasers, and there will be no solicitations or advertising activities undertaken in Canada in connection with the Offering.

The Units are offered subject to a number of conditions, including:

●	receipt and acceptance of the Units by the Underwriter;
●	the Underwriter’s right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part; and
●	other conditions contained in the Underwriting Agreement, such as the receipt by the Underwriter of officers’ certificates and legal opinions.

The Company has applied to list the Common Shares and Warrants on the Nasdaq Capital Market under the trading symbol “SKUR” and “SKURW,” respectively. Trading of the Common Shares and Warrants on the Nasdaq is anticipated to commence following pricing of Units under the Offering. We will not consummate this offering unless our Common Shares will be listed on the Nasdaq Capital Market.

The offering price of the Units was determined by arm’s length negotiation between the Company and the Underwriter.

Over-Allotment Option

The Company has granted an option to Maxim to purchase up to an additional            Common Shares and/or Warrants to purchase an additional             Common Shares at the public offering price, less the underwriting discount. Maxim may exercise the over-allotment option for 45 days from the Closing Date. If any of these additional Common Shares or Warrants are purchased, Maxim will offer the additional Common Shares or Warrants on the same terms as those on which the Units are being offered.

88

Underwriting Discounts and Commissions

Units sold by the Underwriter to the public will initially be offered at the offering price set forth on the cover of this Prospectus. Any Units sold by the Underwriter to securities dealers may be sold at a discount of up to 8%, or USD$● per Unit, from the public offering price. If all of the Common Shares are not sold at the public offering price, the Underwriter may change the offering price and the other selling terms. Upon execution of the Underwriting Agreement, the Underwriter will be obligated to purchase the Common Shares at the prices and upon the terms stated therein and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms.

The following table shows the per Unit and total underwriting discount the Company will pay to the Underwriter:

	Per Common Share ($USD)	Without Over-Allotment Option ($USD)	With Over-Allotment Option ($USD)
Public offering price	$	$	$
Underwriting discounts and commissions (8%)(1)
Proceeds, before expenses, to us	$	$	$

Note:

(1)	In the event that we direct investors to the Underwriter, the applicable Underwriting discount and commissions with respect to such investors would be reduced to 4%.

We estimate that the total expenses of the Offering payable by us, not including the underwriting discount, will be approximately USD$[●]. We have agreed to be responsible and pay for all expenses related to the offering including all filing fees, legal fees and communication expenses relating to the registration of the securities to be sold in the offering (including the over-allotment securities). Upon Maxim’s request, we will provide funds to pay all fees, expenses and disbursements in excess of the USD$25,000 advance provided to Maxim upon execution of the engagement letter for reasonable out-of-pocket expenses. We have agreed to pay an additional USD$25,000 advance upon the filing of the registration statement of which this prospectus forms a part. The maximum amount of legal fees, costs and expenses incurred by Maxim that we shall be responsible for shall not exceed USD$125,000. The underwriting agreement, however, provides that in the event the offering is terminated, any advance expense deposits paid to the underwriter will be returned to the extent that offering expenses are not actually incurred in accordance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110(c)(2)(C).

Discretionary Accounts

The Underwriter does not intend to confirm sales of the Units to any accounts over which it has discretionary authority.

Lock-Up Agreements

The Company and our officers, directors and holders or 1% or more of our outstanding Common Shares have entered into customary “lock up” agreements in favor of Maxim pursuant to which such persons and entities have agreed, for a period of six months after the offering is completed, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any our securities without Maxim’s prior written consent.

Indemnification

We have agreed to indemnify Maxim against certain liabilities, including liabilities under Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement and to contribute to payments that the underwriter may be required to make for these liabilities.

89

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriter may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our shares for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. To close out a short position, the underwriter may elect to exercise all or part of the over-allotment option. The underwriter may also elect to stabilize the price of our shares or reduce any short position by bidding for, and purchasing, shares in the open market.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriter may bid for, and purchase, shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriter and selling group members, if any, or their affiliates may engage in passive market making transactions in our shares immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our shares in excess of the highest independent bid price by persons who are not passive market makers;
●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our shares during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and
●	passive market making bids must be identified as such.

Right of First Refusal

Subject to the closing of this offering and certain conditions set forth in the underwriting agreement, for a period of 24 months after the closing of the offering, the underwriter shall have a right of first refusal to act as sole managing underwriter and sole book-runner for any and all future public or private equity, equity-linked, convertible and debt offerings undertaken during such period by us, or any of our successors or subsidiaries, provided that such right of first refusal will not apply to offerings solely with Swiss individuals or entities and certain other identified parties.

Tail Financing Payments

If we terminate our engagement agreement with Maxim, other than for cause, and we subsequently complete any public or private financing any time during the 24 months after such termination with any investors introduced or contacted by Maxim in connection with this offering, then Maxim shall be entitled to receive the same compensation for such offering as it would have been entitled to in connection with this offering.

Other Relationships

From time to time, the Underwriter and/or its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us for which they would expect to receive customary fees and commissions.

90

In addition, in the ordinary course of its business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

International Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Electronic Distribution

A prospectus in electronic format may be made available on the web sites maintained by the underwriter, or selling group members, if any, participating in this offering and the underwriter may distribute prospectus supplements electronically. The underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations.

Notice to Prospective Investors in Canada

The Common Shares and Warrants may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Common Shares or Warrants must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses in USD$, excluding Underwriting discounts, expected to be incurred in connection with this offering by us. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq Capital Market listing fee, all amounts are estimates.

SEC registration fee	USD$	●
FINRA filing fee	USD$	●
Nasdaq Capital Market Listing Fee	USD$	45,000
Transfer agent fees and expenses	USD$	35,000
Printer fees and engraving expenses	USD$	25,000
Legal fees and expenses	USD$	255,000
Accounting fees and expenses	USD$	40,000
Miscellaneous	USD$	15,000
Total	USD$	●

LEGAL MATTERS

The validity of the Common Shares offered in this offering and certain other legal matters as to British Columbia law will be passed upon for us by Northwest Law Group, our counsel as to British Columbia law. The validity of the Units and the Warrants offered in the offering will be passed upon by Northwest Law Group. Matters related to the laws of the United States will be passed upon for us by Northwest Law Group. Fox Rothschild LLP, Minneapolis, Minnesota, is representing the underwriters in this offering.

EXPERTS

The consolidated financial statements for the years ended December 31, 2022 and 2021, included in this prospectus will been so included in reliance on the report of our accountants, De Visser Gray LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

91

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Common Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Common Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

92

FINANCIAL STATEMENTS

93

SEKUR PRIVATE DATA LTD.

(FORMERLY GLOBEX DATA LTD.)

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

(Expressed in Canadian Dollars)

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Sekur Private Data Ltd.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Sekur Private Data Ltd. (the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of comprehensive loss, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

CHARTERED PROFESSIONAL ACCOUNTANTS

We have served as the Company’s auditor since 2020.

Vancouver, Canada

May 1, 2023

F-2

SEKUR PRIVATE DATA LTD.

(FORMERLY GLOBEX DATA LTD.)

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Expressed in Canadian Dollars)

As at December 31,

	2022	2021

ASSETS

Current
Cash and cash equivalents	$4,038,704	$8,812,477
Receivables	34,041	48,555
Prepaid expenses (Notes 6 and 9)	180,065	775,294
	4,252,810	9,636,326
Non-current
Equipment (Note 3)	752,399	666,900
Intangible asset (Note 4)	2,552,573	2,552,573

Total Assets	$7,557,782	$12,855,799

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities (Note 6)	$171,270	$77,730
Royalty fees payable (Notes 4 and 6)	38,755	52,734
	210,025	130,464
Shareholders’ equity
Share capital (Note 5)	22,001,842	20,982,323
Reserves (Note 5)	5,221,699	5,228,563
Deficit	(19,875,784)	(13,485,551)
	7,347,757	12,725,335

Total Liabilities and Shareholders’ Equity	$7,557,782	$12,855,799

Nature of operations and going concern (Note 1)

Subsequent events (Note 12)

Approved on behalf of the Board of Directors:

“Alain Ghiai”	“Henry Sjöman”
Director	Director

The accompanying notes are an integral part of these consolidated financial statements.

F-3

SEKUR PRIVATE DATA LTD.

(FORMERLY GLOBEX DATA LTD.)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

For the years ended December 31,

(Expressed in Canadian Dollars)

	2022	2021

REVENUE (Note 11)	$464,299	$144,881

EXPENSES
Accounting and audit (Notes 5 and 6)	121,480	195,331
Consulting fees	55,486	139,008
Credit card processing fees	26,213	-
Data center and hardware maintenance (Note 6)	523,997	345,250
Director’s fees (Notes 5 and 6)	-	4,427,030
Legal	64,008	8,428
Marketing (Note 9)	4,954,260	3,796,378
Office and administration	55,276	52,044
Research, development and software maintenance (Notes 3 and 6)	787,404	455,097
Rent and virtual office	29,325	35,656
Royalty fees (Notes 4 and 6)	46,268	14,431
Transfer agent and filing fees	119,306	48,789
Travel	93,613	7,230
	(6,876,636)	(9,524,672)
OTHER ITEMS
Interest income	66,348	7,046
Loss on foreign exchange	(44,244)	(39,739)
	22,104	(32,693)

Net loss and comprehensive loss for the year	$(6,390,233)	$(9,412,484)

Basic and diluted loss per share	$(0.06)	$(0.11)
Weighted average number of common shares outstanding	116,003,853	87,769,397

The accompanying notes are an integral part of these consolidated financial statements.

F-4

SEKUR PRIVATE DATA LTD.

(FORMERLY GLOBEX DATA LTD.)

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the years ended December 31, 2022 and 2021

(Expressed in Canadian Dollars)

	Number of Shares	Share Capital $	Shares Subscribed $	Reserves $	Deficit $	Shareholders’ Equity $
Balance, December 31, 2020	57,000,713	6,161,300	22,780	996,016	(4,073,067)	3,107,029

Shares issued	45,517,307	13,046,527	(22,780)	(50,040)	-	12,973,707
Share issue costs	-	(680,297)	-	132,383	-	(547,914)
Exercise of stock options	2,720,000	596,827	-	(266,427)	-	330,400
Exercise of warrants	7,113,168	1,267,966	-	(139,335)	-	1,128,631
Shares issued for accounts payable	50,000	18,000	-	-	-	18,000
Shares issued for marketing services	1,300,000	572,000	-	-	-	572,000
Share-based payments	-	-	-	4,555,966	-	4,555,966
Net loss for the year	-	-	-	-	(9,412,484)	(9,412,484)

Balance, December 31, 2021	113,701,188	20,982,323	-	5,228,563	(13,485,551)	12,725,335

Shares issued	2,321,585	812,555	-	-	-	812,555
Exercise of warrants	852,668	150,714	-	(6,864)	-	143,850
Shares issued for marketing services	150,000	56,250	-	-	-	56,250
Net loss for the year	-	-	-	-	(6,390,233)	(6,390,233)

Balance, December 31, 2022	117,025,441	22,001,842	-	5,221,699	(19,875,784)	7,347,757

The accompanying notes are an integral part of these consolidated financial statements.

F-5

SEKUR PRIVATE DATA LTD.

(FORMERLY GLOBEX DATA LTD.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31,

(Expressed in Canadian Dollars)

	2022	2021

CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss	$(6,390,233)	$(9,412,484)
Items not affecting cash:
Depreciation	137,040	6,198
Foreign exchange	-	(12,242)
Shares issued for marketing services	56,250	268,714
Share-based payments	-	4,555,966
Changes in non-cash working capital items:
Receivables	14,514	(29,083)
Prepaid expenses	595,229	(345,160)
Accounts payable and accrued liabilities	93,540	47,187
Royalty fees payable	(13,979)	14,486

Cash used in operating activities	(5,507,639)	(4,906,418)

CASH FLOWS FROM FINANCING ACTIVITIES
Shares issued for cash	812,555	12,973,707
Share issue costs	-	(547,914)
Exercise of stock options	-	330,400
Exercise of warrants	143,850	1,128,631

Cash provided by financing activities	956,405	13,884,824

CASH FLOWS USED IN INVESTING ACTIVITIES
Equipment acquired	(222,539)	(673,098)

Cash used in investing activities	(222,539)	(673,098)

Change in cash and cash equivalents	(4,773,773)	8,305,308
Effect of foreign exchange on cash	-	12,242
Cash, beginning	8,812,477	494,927

Cash and cash equivalents, ending	$4,038,704	$8,812,477

Cash and cash equivalents:
Cash	$604,094	$3,913,654
Money market mutual funds	3,434,610	4,898,823
	$4,038,704	$8,812,477

Supplemental cash flow information:
Cash received for interest	$66,348	$3,694
Transfer to share capital on exercise of stock options	$-	$266,427
Transfer to share capital on exercise of broker’s warrants	$6,864	$139,335
Fair value of agent’s warrants	$-	$82,343
Fair value of finder’s units	$-	$50,040
Shares issued for accounts payable	$-	$18,000

The accompanying notes are an integral part of these consolidated financial statements.

F-6

SEKUR PRIVATE DATA LTD.

(FORMERLY GLOBEX DATA LTD.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

(Expressed in Canadian Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

a) Nature of operations

Sekur Private Data Ltd. (formerly GlobeX Data Ltd.) (the “Company”) was incorporated under the Business Corporations Act (British Columbia) on March 1, 2017 and completed its initial public offering (“IPO”) during the year ended December 31, 2019. The Company’s common shares and tradeable warrants were listed on the Canadian Securities Exchange effective July 22, 2019 under the symbols “SWIS” and “SWIS.WT”, respectively. On November 5, 2019, the Company’s common shares began trading on the OTCQB Venture Market with the trading symbol SWISF. On April 14, 2022, the Company changed its name to Sekur Private Data Ltd. and the Company’s common shares and tradable warrants were listed on the Canadian Securities Exchange under the new symbols “SKUR” and “SKUR.WT”, respectively. The Company began trading on the OTCQX as of April 29, 2022 under the trading symbol SWISF.

The Company is a Cybersecurity and Internet Privacy provider of Swiss-hosted solutions for secure communications and secure data management. The Company’s head office and principal address is located at First Canadian Place, 100 King Street West, Suite 5600, Toronto, ON, Canada, M5X 1C9 and the registered and records office is located at 595 Howe Street, Suite 704, Vancouver, BC, Canada, V6C 2T5.

b) Going concern

Between January 15, 2021 and November 17, 2021, the Company closed five non-brokered private placements (Note 5) that realized net proceeds of $12,448,573 which will be used to complete the Company’s commercialization path and a step to develop profitable operations. As at December 31, 2022, the Company had a deficit of $19,875,784 since inception and incurred negative operating cash flows. As at December 31, 2022, the Company had a working capital balance of $4,042,785 (December 31, 2021 - $9,505,862) and available cash of $4,038,704 (December 31, 2021 - $8,812,477). Therefore, management concludes that the Company has sufficient funds to fund its operations for the next 12 months. Our continued operation as a going concern is dependent upon our ability to generate positive cash flows and/or obtain additional financing sufficient to fund continuing activities and acquisitions. While we continue to review our operations in order to identify strategies and tactics to increase revenue streams and financing opportunities, there is no assurance that we will be successful in such efforts; if we are not successful, we may be required to significantly reduce or limit operations, or no longer operate as a going concern. It is also possible that operating expenses could increase in order to grow the business. If we do not start generating and significantly increase revenues to meet these increased operating expenses and/or obtain financing until our revenues meet these operating expenses, our business, financial condition and operating results could be materially adversely affected. We cannot be sure when or if we will ever achieve profitability and, if we do, we may not be able to sustain or increase that profitability. These consolidated financial statements have been prepared using accounting policies applicable to a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business as they become due and do not reflect any adjustments that would be necessary if the going concern basis was not appropriate. If the going concern basis was not appropriate, significant adjustments would be necessary in the carrying value of assets and liabilities, the reported expenses and the classifications used in the consolidated statements of financial position.

These consolidated financial statements were authorized for issue by the Board of Directors on May 1, 2023.

2.	SIGNIFICANT ACCOUNTING POLICIES

Statement of compliance to International Financial Reporting Standards

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

F-7

SEKUR PRIVATE DATA LTD.

(FORMERLY GLOBEX DATA LTD.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

(Expressed in Canadian Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Basis of presentation

These consolidated financial statements of the Company have been prepared on an accrual basis and are based on historical costs, modified where applicable. The consolidated financial statements are presented in Canadian dollars unless otherwise noted.

Use of estimates and judgments

The preparation of these consolidated financial statements in conformity with IFRS requires management to make estimates, judgments and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, revenue and expenses. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Certain of the Company’s accounting policies and disclosures require key assumptions concerning the future and other estimates that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities or disclosures within the next fiscal year. Where applicable, further information about the assumptions made is disclosed in the notes specific to that asset or liability. The critical accounting estimates and judgments set out below have been applied consistently to all periods presented in these consolidated financial statements.

a)	Ability to continue as a going concern – evaluation of the ability of the Company to realize its strategy for funding its future needs for working capital involves making judgments.

b)	Equipment – equipment is depreciated over the estimated useful life of the asset to the asset’s estimated residual value as determined by management. Assessing the reasonableness of the estimated useful life, residual value and the appropriate depreciation methodology requires judgment and is based on management’s experience and knowledge of the industry.

c)	Impairment – an evaluation of whether or not an asset is impaired involves consideration of whether indicators of impairment exist. Factors which could indicate impairment exists include: significant underperformance of an asset relative to historical or projected operating results, significant changes in the manner in which an asset is used or in the Company’s overall business strategy, the carrying amount of the net assets of the Company being more than its market capitalization or significant negative industry or economic trends. In some cases, these events are clear. However, in many cases, a clearly identifiable event indicating possible impairment does not occur. Instead, a series of individually insignificant events occur over a period of time leading to an indication that an asset may be impaired. Events can occur in these situations that may not be known until a date subsequent to their occurrence. When there is an indicator of impairment, the recoverable amount of the asset is estimated to determine the amount of impairment, if any. If indicators conclude that the asset is no longer impaired, the Company will reverse impairment losses on assets only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized. Similar to determining if an impairment exists, judgment is required in assessing if a reversal of an impairment loss is required. The Company tests its intangible assets with indefinite useful lives at least annually and whenever there is an indication that the intangible asset may be impaired.

d)	Transaction price for each type of performance obligation – all contracts are subscription-based services. Direct to consumer prices are based on listed prices on our websites www.sekur.com and www.sekursuite.com. Distributor prices are negotiated based on a discount to our published prices. Performance is considered complete for all contracts once a customer completes the subscription process as the activation of the account is immediate.

F-8

SEKUR PRIVATE DATA LTD.

(FORMERLY GLOBEX DATA LTD.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

(Expressed in Canadian Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Basis of Consolidation

These consolidated financial statements incorporate the financial statements of the Company and its controlled subsidiary. Control is defined as the exposure, or rights, to variable returns from involvement with an investee and the ability to affect those returns through power over the investee. Power over an investee exists when an investor has existing rights that give it the ability to direct the activities that significantly affect the investee’s returns. This control is generally evidenced through owning more than 50% of the voting rights or currently exercisable potential voting rights of a Company’s share capital. All significant intercompany transactions and balances have been eliminated.

These consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiary listed in the following table:

Name of Subsidiary	Country of Incorporation	Ownership Interest	Principal Activity
GlobeX Data, Inc.	USA	100%	Secure Data Management and Communications

Cash and cash equivalents

Cash includes cash on hand and demand deposits. Cash equivalents comprise short-term, highly liquid investments that are readily convertible to known amounts of cash which are subject to insignificant risk of change and have maturities of three months or less from the date of acquisition, held for the purpose of meeting short-term cash commitments rather than for investing or other purposes.

Foreign currencies

The functional currency of an entity is the currency of the primary economic environment in which the entity operates. The functional currency of the Company and its subsidiary is the Canadian dollar. The functional currency determinations were conducted through an analysis of the consideration factors identified in IAS 21, The Effects of Changes in Foreign Exchange Rates. These consolidated financial statements are presented in Canadian dollars.

Transactions in currencies other than the functional currency are recorded at the rates of exchange prevailing on the dates of the transactions. At each financial position reporting date, monetary assets and liabilities that are denominated in foreign currencies are translated at the rates prevailing at the date of the consolidated statement of financial position. Non-monetary items that are measured in terms of historical cost in a foreign currency are not re-translated. Revenues and expenses are translated at the average rates in effect during applicable accounting periods, except amortization which is translated at historical rates.

Translation of the subsidiary’s assets and liabilities is performed using the rate prevailing at the statement of financial position date. Income and expenses are translated at average exchange rates. Exchange differences arising on translation of monetary items or on settlement of monetary items are recorded in profit or loss in the statement of comprehensive loss.

F-9

SEKUR PRIVATE DATA LTD.

(FORMERLY GLOBEX DATA LTD.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

(Expressed in Canadian Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Revenues from contracts with customers

The Company earns revenue from providing Swiss-hosted Cybersecurity and Internet Privacy solutions for secure communications and secure data management worldwide. Revenue is recognized at the point in time when the customer obtains control of the service. Control is achieved when the service is performed for the customer, the Company has a present right to payment for the service, significant risks and rewards of ownership have transferred to the customer according to contract terms and there is no unfulfilled obligation that could affect the customer’s acceptance of the service. For contract services that last over a year, revenue is recognized over the duration of the contract. Performance obligations arising from contracts with customers are satisfied once a customer executes a contract and pays the first months service (applicable to approximately 95% of the Company’s contracts). When a contract is for a specified length of time, revenue is recognized systematically over the duration of the contract in accordance with IFRS 15.

Contract balances

Contract assets are recognized when services are transferred to customers before consideration is received or before the Company has an unconditional right to payment for performance completed to date. Contract assets are subsequently transferred to receivables when the right of payment becomes unconditional. Contract liabilities are recognized when amounts are received from customers in advance of transfer of services. Contract liabilities are subsequently recognized in revenue as or when the Company performs under contracts.

Equipment

Equipment is recorded at cost less accumulated depreciation and impairment losses. Cost includes the purchase price and the directly attributable costs to bring the assets to the location and condition necessary for them to be capable of operating in the manner intended by management.

Depreciation of equipment is calculated on a straight-line basis over the assets’ estimated useful lives. Where components of an asset have different useful lives, depreciation is calculated on each component separately. Depreciation commences when an asset is ready for its intended use. Estimate of remaining useful lives and residual values are reviewed annually. Changes in estimates are accounted for prospectively.

The expected useful lives of assets depreciated on a straight-line basis are as follows:

●	Solid-state Drives	4 years
●	Servers	4 years

Intangible assets

Intangible assets consist of the Company’s Reseller Agreement (see Note 4).

Intangible assets acquired separately are initially recorded at cost. Intangible assets are measured at cost less accumulated amortization and accumulated impairment losses, if any. The accounting for an intangible asset is based on its useful life. Intangible assets with a finite useful life are amortized over their estimated useful life. Intangible assets with an indefinite useful life are not amortized. The amortization method, estimated useful life, carrying value and residual value are reviewed at the end of each reporting period or more frequently, if required, and are adjusted as appropriate. The effect of any changes in estimates are accounted for on a prospective basis.

F-10

SEKUR PRIVATE DATA LTD.

(FORMERLY GLOBEX DATA LTD.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

(Expressed in Canadian Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Intangible assets (cont’d…)

Intangible assets acquired in a business combination and recognized separately from goodwill are initially recognized at their fair value at the acquisition date (which is regarded as their cost). Subsequent to initial recognition, intangible assets acquired in a business combination are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

The Reseller Agreement was assessed as having an indefinite useful life by management because of its perpetual term. It was measured initially at cost and is tested for impairment annually, or if there is an indication that the value has declined. The Company also, on at least an annual basis, formally estimates the current recoverable amount to ensure that it remains in excess of its carrying value.

“Recoverable amount” in this context refers to the higher of an asset’s fair value net of costs of disposals and its “value in use.”

When the asset was acquired in 2018, its fair value was not readily determinable, so its cost was established with reference to the consideration issued by the Company. As of now, an independently-established market value for the asset is still indeterminable.

To determine the current recoverable amount, an estimate of the asset’s “value in use” is necessary. However, such estimates are inherently uncertain and require significant judgments regarding all variables used. This process involves projecting future events and activities, which obviously cannot be established with the level of certainty associated with historical results. Extended periods of time, and related sources of capital, are usually necessary to advance and develop the data required to make for more accurate projections of economic viability. Until that point, the measurement of recoverable amounts remains highly uncertain.

Costs incurred by the Company to create, enhance or develop intangible assets are eligible for capitalization only if specific outcomes have been achieved, generally the achievement of technical feasibility and commercial viability. Prior to that point, such costs are expensed as incurred.

Research and development

Research and development expenditures are included in software maintenance expense and relate to research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, are recognized in profit or loss as incurred. Development activities involve a plan or design for the production of new or substantially improved products and processes. Development expenditures are capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Company intends to and has sufficient resources to complete development and to use or sell the asset. No development expenditures have been deferred to date.

Research and development costs includes fees paid to contract research organizations and other vendors who conduct certain research and development activities on behalf of the Company. The amount of expenses recognized in a period related to research arrangements with third parties is based on estimates of work performed using an accrual basis of accounting. These estimates are based on services provided, contractual terms and experience with similar contracts. The Company monitors these factors and adjusted the estimates accordingly.

F-11

SEKUR PRIVATE DATA LTD.

(FORMERLY GLOBEX DATA LTD.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

(Expressed in Canadian Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Software maintenance

Under the terms of the agreements with GlobeX Data S.A. (see Note 4) the Company is responsible for all costs associated with maintaining the software platform hosting the products, any costs associated with making changes to the products and any work performed in relation to integrations with other resellers and telecommunications operators. These costs are expensed to the consolidated statement of comprehensive loss. The Company is also responsible for any additional infrastructure, such as servers, as it grows its customer base and needs more storage and processing power. These costs are capitalized to equipment on the consolidated statement of financial position.

Share-based payments

The Company grants stock options to acquire common shares of the Company to directors, officers, and consultants.

The fair value of stock options is measured on the date of grant, using the Black-Scholes option pricing model, and is recognized over the vesting period. The fair value of these options are recorded to Reserves. Consideration paid for the shares on the exercise of stock options is credited to share capital.

In situations where equity instruments are issued to non-employees and some or all of the goods or services received by the entity as consideration cannot be specifically identified, they are measured at the fair value of the share-based payment. Otherwise, share-based payments are measured at the fair value of goods or services received.

Share capital

Common shares are classified as equity. Proceeds from unit placements are allocated between shares and warrants issued using the residual method. Costs directly identifiable with share capital financing are charged against share capital. Share issuance costs incurred in advance of share subscriptions are recorded as deferred financing costs.

Share issuance costs related to uncompleted share subscriptions are charged to operations in the period they are incurred.

Reserves

Nature and purpose of reserves

The ‘reserves’ is used to recognize the fair value of stock option and warrant grants prior to exercise, expiry or cancellation and the fair value of other share-based consideration paid at the date of payment.

Financial instruments

The Company classifies and measures its financial instruments in accordance with IFRS 9 Financial Instruments as set out below:

Financial Instrument	Classification
Cash and cash equivalents	Fair value through profit or loss
Receivables (excluding GST)	Amortized cost
Accounts payable and accrued liabilities	Amortized cost
Due to related parties	Amortized cost
Royalty fees payable	Amortized cost

F-12

SEKUR PRIVATE DATA LTD.

(FORMERLY GLOBEX DATA LTD.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

(Expressed in Canadian Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Financial instruments (cont’d…)

Financial assets

The Company classifies its financial assets into the following categories, depending on the purpose for which the asset was acquired. Management determines the classification of its financial assets at initial recognition.

Amortized cost - Amortized cost assets are those assets which are held within a business model whose objective is to hold financial assets to collect contractual cash flows and the terms of the financial assets must provide on specified dates cash flows solely through the collection of principal and interest.

Fair value through other comprehensive income (“FVOCI”) - FVOCI assets are those assets which are held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets and the contractual terms of the financial assets give rise on specified dates to cash flows solely through the collection of principal and interest.

Fair value through profit or loss (“FVTPL”) - A financial asset shall be measured at fair value through profit or loss unless it is measured at amortized cost or FVOCI. The Company may however make the irrevocable option to classify particular investments as FVTPL.

Impairment of financial assets at amortized cost: The Company recognizes a loss allowance for expected credit losses on financial assets that are measured at amortized cost.

Financial liabilities

Management determines the classification of its financial liabilities at initial recognition.

Amortized cost - The Company classifies all financial liabilities as subsequently measured at amortized cost using the effective interest method, except for financial liabilities carried at FVTPL and certain other exceptions.

Financial liabilities are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

All financial instruments are initially recognized at fair value on the consolidated statement of financial position. Subsequent measurement of financial instruments is based on their classification. Financial assets and liabilities classified at FVTPL are measured at fair value with changes in those fair values recognized in the consolidated statement of comprehensive loss for the year.

Income taxes

Income tax expense comprises current and deferred tax. Income tax expense is recognized in profit or loss except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

F-13

SEKUR PRIVATE DATA LTD.

(FORMERLY GLOBEX DATA LTD.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

(Expressed in Canadian Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Income taxes (cont’d…)

Deferred tax is recognized by providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized on the initial recognition of assets or liabilities in a transaction that is not a business combination. In addition, deferred tax is not recognized for taxable temporary differences arising on the initial recognition of goodwill. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different taxable entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized to the extent that it is probable that future taxable profits will be available against which the temporary difference can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

3.	EQUIPMENT

	Solid-state Drives	Servers	Total
Cost:
As at December 31, 2020	$-	$-	$-
Additions during the year	99,172	573,926	673,098
As at December 31, 2021	99,172	573,926	673,098
Additions during the year	-	222,539	222,539
As at December 31, 2022	99,172	796,465	895,637

Accumulated depreciation:
As at December 31, 2020	-	-	-
Depreciation for the year, included in research, development and software maintenance expense	6,198	-	6,198
As at December 31, 2021	6,198	-	6,198
Depreciation for the year, included in research, development and software maintenance expense	24,788	112,252	137,040
As at December 31, 2022	30,986	112,252	143,238

Net book value:
At December 31, 2021	$92,974	$573,926	$666,900
At December 31, 2022	$68,186	$684,213	$752,399

F-14

SEKUR PRIVATE DATA LTD.

(FORMERLY GLOBEX DATA LTD.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

(Expressed in Canadian Dollars)

4.	INTANGIBLE ASSET

On March 30, 2018, the Company acquired all of the issued and outstanding shares of GlobeX Data Inc. (“GDI”). As consideration for the acquisition, the Company issued 25 million common shares to GDI, with the license agreement held by GDI being assigned a fair value of $2,552,573.

On April 3, 2017, the Company (as licensee) entered into the GlobeX Data SA Secure Cloud Services Licensee License Agreement and Program (the “Reseller Agreement”) with GlobeX Data S.A. (“GDSA”), a Swiss corporation with a common director, whereby GDSA granted the Company an exclusive, non-transferrable license to resell the Plan Offerings (as defined) to prospects in the United States and Canada for a perpetual term unless terminated by GDSA. Pursuant to the Reseller Agreement, the Company markets the Plan Offerings to prospects or customers (the “End User”) and the End User subscribes to the Plan Offerings by entering into an end user license agreement (the “EULA”) with GDSA by signing a contract with the Company. Acceptance of a prospect or customer as an End User is at the sole discretion of GDSA, with GDSA having the right to terminate an EULA. The Company has the absolute right to accept any End User and, if it does, it also assumes the liability of acceptance of the End User. GDSA charges the End User a service fee for the Plan Offerings, with payment received by GDSA being remitted to the Company. The Company also has the option of collecting funds directly from the End User. Gross service fee revenue is split between GDSA (10%, being the royalty fee recorded to the consolidated statement of comprehensive loss) and the Company (90%). The Reseller Agreement can be terminated by GDSA at any time if the Company fails to cure a breach of any part of the Reseller Agreement within 30 days of receiving written notice of the breach.

On May 7, 2017, the Company (as licensee) entered into the GlobeX Data Secure Cloud Services Licensee Agreement and Program (“Reseller Agreement 2”) with GDSA, whereby GDSA granted to the Company an exclusive, transferrable license to resell the Plan Offerings (as defined) to prospects in all countries except Switzerland, Lichtenstein, the Principality of Monte Carlo, the Vatican City State, Canada and the United States for a perpetual term unless terminated by GDSA. The terms and conditions of Reseller Agreement 2 are the same as for the Reseller Agreement as described, except that the Company has 90 days to cure a breach of any part of Reseller Agreement 2.

On July 21, 2022, the Company entered into an Addendum (the “Addendum”) to the Global License Agreement with GDSA. This Addendum allows the Company to market/distribute the Products globally, including Switzerland, Lichtenstein, The Principality of Monte Carlo, The Vatican City State, and The Grand-Duchy of Luxembourg. The Company is permitted to market the Products in Switzerland only through online sales, and is not permitted to enter into a physical Reseller relationship in Switzerland. All other countries globally are now open to market by the Company.

During the year ended December 31, 2022, the Company accrued royalty fees of $46,268 (2021 - $14,431) in respect of the Reseller Agreement.

As at December 31, 2022, $38,755 (2021 - $52,734) was payable to GDSA pursuant to the Reseller Agreement.

5.	SHARE CAPITAL

The Company has authorized an unlimited number of common shares and preferred shares. No preferred shares have been issued.

During the year ended December 31, 2022, the Company:

a)	Closed a private placement consisting of 2,321,585 units at a price of $0.35 per unit for proceeds of $812,555. Each unit consists of one common share and one share purchase warrant. Each warrant entitles the holder to purchase an additional share at a price of $0.70 per share for two years.

b)	Issued 150,000 common shares at a fair value of $56,250 for marketing services.

F-15

SEKUR PRIVATE DATA LTD.

(FORMERLY GLOBEX DATA LTD.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

(Expressed in Canadian Dollars)

5.	SHARE CAPITAL (cont’d…)

c)	Received proceeds of $143,850 from the exercise of 852,668 warrants.

During the year ended December 31, 2021, the Company:

a)	Closed a private placement consisting of 9,150,000 units at a price of $0.12 per unit for proceeds of $1,098,000 (of which $22,780 was received during the year ended December 31, 2020). Each unit consists of one common share and one share purchase warrant. Each warrant entitles the holder to purchase an additional share at a price of $0.15 per share for two years. The Company issued 417,000 finder’s units under the same terms at a fair value of $50,040. Cash finder’s fees were paid of $17,600 and finder’s warrants of 640,000 were issued at a fair value of $82,343 under the same terms.

b)	Closed a private placement consisting of 4,076,400 units at a price of $0.30 per unit for proceeds of $1,222,920. Each unit consists of one common share and one-half of a share purchase warrant. Each full warrant entitles the holder to purchase an additional share at a price of $0.50 per share for two years. Cash finder’s fees were paid of $60,000.

c)	Closed a private placement consisting of 7,256,927 units at a price of $0.30 per unit for proceeds of $2,177,078. Each unit consists of one common share and one-half of a share purchase warrant. Each full warrant entitles the holder to purchase an additional share at a price of $0.50 per share for two years. Cash finder’s fees were paid of $122,000.

d)	Closed a private placement consisting of 19,261,470 units at a price of $0.33 per unit for proceeds of $6,356,285. Each unit consists of one common share and one-half of a share purchase warrant. Each full warrant entitles the holder to purchase an additional share at a price of $0.60 per share for two years. Cash finder’s fees were paid of $328,314.

e)	Closed a private placement consisting of 5,355,510 units at a price of $0.40 per unit for proceeds of $2,142,204. Each unit consists of one common share and one-half of a share purchase warrant. Each full warrant entitles the holder to purchase an additional share at a price of $0.80 per share for two years. Cash finder’s fees were paid of $20,000.

f)	Received proceeds of $1,128,631 from the exercise of 7,113,168 warrants and $330,400 from the exercise of 2,720,000 stock options.

g)	Issued 50,000 common shares to settle $18,000 payable to a company for investor relations services.

h)	Issued 1,300,000 common shares at a fair value of $572,000 for marketing services (see Note 9).

Escrow Shares

Following the closing of the IPO, the Company had an aggregate of 31,960,001 common shares held in escrow pursuant to the escrow agreement dated May 8, 2019. The shares are subject to a 10% release on the Listing Date (July 22, 2019), with the remaining escrowed securities being released in 15% tranches every 6 months thereafter. As at December 31, 2022, there were nil shares remaining in escrow.

F-16

SEKUR PRIVATE DATA LTD.

(FORMERLY GLOBEX DATA LTD.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

(Expressed in Canadian Dollars)

5.	SHARE CAPITAL (cont’d…)

Stock Options

The Company adopted a stock option plan on April 30, 2018. The stock option plan provides that, subject to the requirements of the CSE, the aggregate number of securities reserved for issuance will be 15% of the number of the Company’s common shares issued and outstanding at the time such options are granted. The exercise price of option grants will be determined by the Board of Directors, but will not be less than the closing market price of the common shares on the CSE less allowable discounts at the time of grant. All options granted under the stock option plan will expire not later than the date that is ten years from the date that such options are granted.

	Number of Options	Weighted Average Exercise Price ($)
Outstanding at December 31, 2020	5,260,000	0.13
Granted	20,320,000	0.52
Exercised	(2,720,000)	0.12
Expired/cancelled	(6,320,000)	0.50
Outstanding at December 31, 2021	16,540,000	0.47
Expired/cancelled	(16,540,000)	0.47
Outstanding and exercisable, December 31, 2022	-	-

The weighted-average remaining contractual life of options at December 31, 2022 was nil years (2021 – 7.43 years).

During the year ended December 31, 2022, the Company granted nil (2021 - 14,000,000) stock options with a fair market value of $nil (2021 - $4,555,966) or $nil (2021 - $0.33) per option which was charged to operations in the following accounts: $nil (2021 - $128,936) to accounting and $nil (2021 - $4,427,030) to director’s fees. In April 2021 and June 2021 of the previous fiscal year, the Company granted 4,820,000 stock options and 1,500,000 stock options to directors, officers and consultants at an exercise price of $0.50 per share for a period of five years. These options were voluntarily returned to the Company in June 2021. During the year ended December 31, 2022, all of the outstanding options were voluntarily returned to the Company in December 2022. The following assumptions were used for the Black-Scholes valuation of the stock options assuming no expected dividends or forfeitures:

	Year ended December 31, 2022	Year ended December 31, 2021

Risk-free interest rate	-	0.43% - 1.38%
Expected life (in years)	-	5 - 10
Expected volatility	-	125% - 135%

F-17

SEKUR PRIVATE DATA LTD.

(FORMERLY GLOBEX DATA LTD.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

(Expressed in Canadian Dollars)

5.	SHARE CAPITAL (cont’d…)

Warrants

	Number of Warrants	Weighted Average Exercise Price ($)
Outstanding, December 31, 2020	10,727,791	0.48
Issued	28,182,154	0.44
Exercised	(7,113,168)	0.16
Outstanding, December 31, 2021	31,796,777	0.51
Issued	2,321,585	0.70
Exercised	(852,668)	0.17
Expired	(5,827,623)	0.74
Outstanding, December 31, 2022	27,438,071	0.49

The weighted-average remaining contractual life of warrants at December 31, 2022 was 0.51 years (2021 – 1.26 years).

Additional information regarding warrants outstanding as at December 31, 2022 is as follows:

Exercise price ($)	Number of warrants	Expiry Date

0.15	7,141,332	January 15, 2023*
0.50	2,038,200	March 31, 2023*
0.50	3,628,464	May 14, 2023
0.60	9,630,735	September 3, 2023
0.80	2,677,755	November 17, 2023
0.70	2,321,585	April 18, 2024

	27,438,071

*Expired subsequent to December 31, 2022, unexercised.

During the year ended December 31, 2022, the Company granted nil (2021 - 640,000) agent’s warrants with a fair market value of $nil (2021 - $82,343) or $nil (2021 - $0.13) per warrant which was charged to share issue costs. The following assumptions were used for the Black-Scholes valuation of the warrants assuming no expected dividends or forfeitures:

	Year ended December 31, 2022	Year ended December 31, 2021

Risk-free interest rate	-	0.15%
Expected life (in years)	-	2
Expected volatility	-	135%

F-18

SEKUR PRIVATE DATA LTD.

(FORMERLY GLOBEX DATA LTD.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

(Expressed in Canadian Dollars)

6.	RELATED PARTY TRANSACTIONS

Related party transactions were in the normal course of operations and measured at the exchange amount, which is the amount established and agreed to by the related parties. Key management personnel are the persons responsible for planning, directing and controlling the activities of the Company, and include both executive and non-executive directors, and entities controlled by such persons. The Company considers all directors and officers of the Company to be key management personnel.

During the year ended December 31, 2022, the Company incurred $45,820 (2021 - $54,395) in accounting fees and corporate services to an accounting firm in which an officer of the Company is a partner. As at December 31, 2022, there was $11,293 (2021 - $nil) owing to this firm, included in accounts payable and accrued liabilities. This balance is unsecured, non-interest bearing and has no fixed terms of repayment.

As at December 31, 2022, there was $6,427 (2021 - $97) owing to an officer and director of the Company for expense reimbursements, included in accounts payable and accrued liabilities. This balance is unsecured, non-interest bearing and has no fixed terms of repayment.

During the year ended December 31, 2022, the Company granted nil (2021 – 13,950,000) stock options with a fair value of $nil (2021 - $4,536,550) to directors and officers of the Company of which $nil (2021 - $109,520) was recorded to accounting expense and $nil (2021 - $4,427,030) was recorded to director’s fees. In April and June 2021 of the previous fiscal year, the Company granted 4,800,000 stock options and 1,500,000 stock options to directors and officers at an exercise price of $0.50 per share for a period of five years. These options were voluntarily returned to the Company in June 2021. During the year ended December 31, 2022, all of the outstanding options issued to directors and officers were voluntarily returned to the Company in December 2022.

During the year ended December 31, 2022, the Company paid data center and hardware maintenance fees of $523,997 (2021 - $326,295) and royalty fees of $46,268 (2021 - $14,431) to GDSA (see Note 4). As at December 31, 2022, $nil in data center and hardware maintenance fees was included in prepaid expenses (2021 - $85,000).

7.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
●	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
●	Level 3 – Inputs that are not based on observable market data.

The fair value of the Company’s receivables (excluding GST), accounts payable and accrued liabilities and royalty fees payable approximate their carrying value. The Company’s other financial instrument, being cash and cash equivalents, is measured at fair value using Level 1 inputs.

F-19

SEKUR PRIVATE DATA LTD.

(FORMERLY GLOBEX DATA LTD.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

(Expressed in Canadian Dollars)

7.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont’d…)

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

a) Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company’s primary exposure to credit risk is on its cash and cash equivalents held in bank and investment accounts. The Company has deposited the cash with its bank from which management believes the risk of loss is remote.

b) Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity to meet liabilities when due. Accounts payable and accrued liabilities are due within the current operating year. The Company has a sufficient cash balance to settle current liabilities.

c) Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return.

d) Currency risk

A portion of the Company’s financial assets and liabilities are denominated in US dollars. The Company monitors this exposure, but has no hedge positions.

The Company is exposed to currency risk on fluctuations related to cash, accounts payable and accrued liabilities and royalty fees payable that are denominated in US dollars. At December 31, 2022, a 10% change in the value to the US dollar as compared to the Canadian dollar would not have a significant effect on net loss.

e) Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk, from time to time, on its cash balances. Surplus cash, if any, is placed on call with financial institutions and management actively negotiates favorable market related interest rates.

F-20

SEKUR PRIVATE DATA LTD.

(FORMERLY GLOBEX DATA LTD.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

(Expressed in Canadian Dollars)

8.	CAPITAL DISCLOSURE AND MANAGEMENT

The Company defines its capital as all components of shareholders’ equity. The Company’s objectives when managing capital are to safeguard its ability to continue as a going concern.

In order to maintain its capital structure, the Company is dependent on equity funding and when necessary, raises capital through the issuance of equity instruments, primarily comprised of common shares. The Company manages its capital structure and makes adjustments to it in light of economic conditions. The Company, upon approval from its Board of Directors, will make changes to its capital structure as deemed appropriate under the specific circumstances.

The Company is not subject to any externally imposed capital requirements or debt covenants, and does not presently utilize any quantitative measures to monitor its capital. There were no changes to the Company’s approach to managing capital during the year.

9.	CONTRACTUAL OBLIGATIONS

During the year ended December 31, 2021, the Company entered into three production and broadcasting agreements with a media services company (“AMI”) in the United States to assist the Company in furthering its media awareness through television, production, media analysis and procurement as follows:

a)	May 10, 2021 – 14-month campaign: development of a biography format television show, production of 14 specialized NASDAQ interviews, tech reports and emerging growth articles, broadcast of the interviews via five media outlets, production and broadcast a minimum of 30 commercials per month and social media support. As compensation for performing these services, AMI will receive US$15,000 per month and 500,000 common shares of the Company. This agreement continued on a month-to-month basis until it was extended and amended per the agreement dated January 25, 2023 outlined below;

a)	June 1, 2021 – 14-month campaign: broadcast a minimum of two security segments per month via two media outlets. As compensation for performing these services, AMI will receive US$5,000 per month and 500,000 common shares of the Company. The Company has the right to produce two additional segments, at $2,500 per segment, for a maximum of four segments per month. This agreement continued on a month-to-month basis until it was extended and amended per the agreement dated January 25, 2023 outlined below; and

b)	October 25, 2021 – 18-month marketing campaign: as for the May 10, 2021 agreement. As compensation for performing these services, AMI will receive US$30,000 per month and 300,000 common shares of the Company. This agreement was amended per the agreement dated January 25, 2023 outlined below.

On December 23, 2021, an aggregate of 1,300,000 common shares of the Company were issued to AMI at a value of $572,000 based on the Company’s share price of $0.44 on that date (see Note 5). As at December 31, 2022, $nil was included in prepaid expenses (2021 - $303,286).

On January 25, 2023, the Company amended its outstanding agreements with AMI and entered into a single 24-month agreement to assist the Company in furthering its media awareness. The Company has agreed to pay AMI, in aggregate, US$542,500.

F-21

SEKUR PRIVATE DATA LTD.

(FORMERLY GLOBEX DATA LTD.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

(Expressed in Canadian Dollars)

10.	INCOME TAXES

A reconciliation of income taxes at the statutory rate of 27% (2021 – 27%) with the reported taxes is as follows:

	Year ended December 31,
	2022	2021

Expected income tax recovery	$(1,725,000)	$(2,597,000)
Non-deductible permanent differences	498,000	1,457,000
Share issuance costs	(148,000)	(184,000)
True up of prior years’ tax provisions	-	-
Change in deferred tax assets not recognized	1,375,000	1,324,000

Deferred income tax recovery	$-	$-

	As at December 31,
	2022	2021

Equipment	$764,000	$727,000
Non-capital losses	3,045,000	1,632,000
Share issue costs	105,000	180,000
Unrecognized deferred tax assets	(3,914,000)	(2,539,000)
	$-	$-

The Company has available for deduction against future taxable income Canadian non-capital losses of approximately $11,279,000. These losses, if not utilized, will begin to expire in 2037.

11.	REVENUE

Sekur Private Data Ltd. serves consumers, businesses and governments worldwide and distributes a suite of encrypted e-mails, secure messaging and secure communication, and a suite of cloud-based storage, disaster recovery and document management tools (the “Solutions”) developed by GDSA. The Company sells its Solutions through its websites sekur.com and sekursuite.com, and through its approved distributors and telecommunications companies. The Company offers its services on a subscription-based model which are charged either monthly or yearly. Each subscription comes with a 7-day free trial and all yearly plans offer a two-month free of charge period as part of a discount for purchasing a yearly plan.

Channel partner contracts are done on a 12-month basis with optional renewal if both parties agree to renew. The Company provides the solution and invoices the channel partners monthly. In some cases, the Company is integrating its billing system directly with the channel partners and the revenues come at the time the channel partner sells the solution. This integration is done via the credit card processor of the Company called Stripe. Prices offered to channel partners are discounted from published prices listed on the Company’s website www.sekurprivatedata.com.

Sales are categorized in the following manner:

●	Business-to-business (“B2B”) (channel partners)
●	Sekur (direct purchases).

F-22

SEKUR PRIVATE DATA LTD.

(FORMERLY GLOBEX DATA LTD.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

(Expressed in Canadian Dollars)

11.	REVENUE (cont’d…)

(a) Total Revenues by Major Product Type

Revenue is recognized at the point in time when the customer obtains control of the service. The following table shows the Company’s revenue disaggregated by major solution type:

	Year ended December 31, 2022	Year ended December 31, 2021

B2B (channel partners)	$3,024	$6,496
Sekur (direct purchases)	461,275	138,385

	$464,299	$144,881

(b) Total Revenues by geographical location

The following table shows the Company’s revenue disaggregated by geographical location:

	Year ended December 31, 2022	Year ended December 31, 2021

Latin America	$1,611	$585
United States	462,688	144,296

	$464,299	$144,881

12.	SUBSEQUENT EVENTS

Subsequent to the year ended December 31, 2022, the Company issued 8,166,272 stock options to directors, officers and consultants of the Company at $0.06 expiring 10 years from the date of issuance.

F-23

SEKUR PRIVATE DATA LTD.

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(Expressed in Canadian Dollars)

(Unaudited – Prepared by Management)

F-24

NOTICE OF NO AUDITOR REVIEW OF INTERIM FINANCIAL STATEMENTS

Under National Instrument 51-102, Part 4, subsection 4.3(3)(a), if an auditor has not performed a review of the interim financial statements, they must be accompanied by a notice indicating that the financial statements have not been reviewed by an auditor.

The accompanying unaudited interim financial statements of the Company have been prepared by and are the responsibility of the Company’s management.

The Company’s independent auditor has not performed a review of these financial statements in accordance with standards established by the Chartered Professional Accountants of Canada for a review of interim financial statements by an entity’s auditor.

F-25

SEKUR PRIVATE DATA LTD.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF FINANCIAL POSITION

(Unaudited)

(Expressed in Canadian Dollars)

As at

	September 30, 2023	December 31, 2022

ASSETS

Current
Cash and cash equivalents	$1,716,583	$4,038,704
Receivables	31,287	34,041
Prepaid expenses	49,784	180,065
	1,797,654	4,252,810
Non-current
Equipment (Note 3)	584,468	752,399
Intangible asset (Note 4)	2,552,573	2,552,573

Total Assets	$4,934,695	$7,557,782

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities (Note 6)	$95,579	$171,270
Royalty fees payable (Notes 4 and 6)	25,614	38,755
	121,193	210,025
Shareholders’ equity
Share capital (Note 5)	22,514,481	22,001,842
Reserves (Note 5)	6,085,259	5,221,699
Deficit	(23,786,238)	(19,875,784)
	4,813,502	7,347,757

Total Liabilities and Shareholders’ Equity	$4,934,695	$7,557,782

Nature of operations and going concern (Note 1)

Approved on behalf of the Board of Directors:

“Alain Ghiai”	“Henry Sjöman”
Director	Director

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-26

SEKUR PRIVATE DATA LTD.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

(Expressed in Canadian Dollars)

	Three months ended September 30, 2023	Three months ended September 30, 2022	Nine months ended September 30, 2023	Nine months ended September 30, 2022

REVENUE (Note 10)	$126,596	$118,252	$387,176	$319,652

EXPENSES
Accounting and audit (Notes 5 and 6)	12,550	9,485	107,575	57,465
Consulting fees (Note 5)	433,211	8,813	447,177	35,473
Credit card processing fees	7,298	6,655	22,486	18,173
Data center and hardware maintenance (Note 6)	215,000	109,417	550,000	369,417
Director’s fees (Notes 5 and 6)	-	-	347,757	-
Legal	26,891	34,180	65,290	55,132
Marketing (Notes 5 and 9)	1,095,054	982,455	1,978,111	4,228,661
Office and administration	6,468	15,824	20,525	45,277
Research, development and software maintenance (Note 3)	246,424	176,936	629,002	541,147
Rent and virtual office	9,014	5,524	27,518	18,139
Royalty fees (Notes 4 and 6)	12,599	12,932	38,429	31,840
Transfer agent and filing fees	27,480	32,774	75,835	84,428
Travel	6,075	45,399	47,691	83,023
	(2,098,064)	(1,440,394)	(4,357,396)	(5,568,175)
OTHER ITEMS
Interest income	17,981	21,613	77,403	33,335
Income (loss) on foreign exchange	10,932	16,022	(17,637)	(5,375)
	28,913	37,635	59,766	27,960

Net loss and comprehensive loss for the period	$(1,942,555)	$(1,284,507)	$(3,910,454)	$(5,220,563)

Basic and diluted loss per share	$(0.02)	$(0.01)	$(0.03)	$(0.05)
Weighted average number of common shares outstanding	117,346,474	116,925,426	117,133,628	115,659,582

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-27

SEKUR PRIVATE DATA LTD.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the nine months ended September 30, 2023 and 2022

(Unaudited)

(Expressed in Canadian Dollars)

	Number of Shares	Share Capital $	Reserves $	Deficit $	Shareholders’ Equity $
Balance, December 31, 2021	113,701,188	20,982,323	5,228,563	(13,485,551)	12,725,335

Shares issued	2,321,585	812,555	-	-	812,555
Exercise of warrants	852,668	150,714	(6,864)	-	143,850
Shares issued for marketing services	150,000	56,250	-	-	56,250
Net loss for the period	-	-	-	(5,220,563)	(5,220,563)

Balance, September 30, 2022	117,025,441	22,001,842	5,221,699	(18,706,114)	8,517,427

Balance, December 31, 2022	117,025,441	22,001,842	5,221,699	(19,875,784)	7,347,757

Exercise of options	250,000	72,289	(22,289)	-	50,000
Shares issued for marketing services	2,357,500	440,350	-	-	440,350
Share-based payments	-	-	885,849	-	885,849
Net loss for the period	-	-	-	(3,910,454)	(3,910,454)

Balance, September 30, 2023	119,632,941	22,514,481	6,085,259	(23,786,238)	4,813,502

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-28

SEKUR PRIVATE DATA LTD.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2023 and 2022

(Unaudited)

(Expressed in Canadian Dollars)

	2023	2022

CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss	$(3,910,454)	$(5,220,563)
Items not affecting cash:
Depreciation	167,931	90,335
Shares issued for marketing services	440,350	56,250
Share-based payments	885,849	-
Changes in non-cash working capital items:
Receivables	2,754	41,938
Prepaid expenses	130,281	608,127
Accounts payable and accrued liabilities	(75,691)	(68,440)
Royalty fees payable	(13,141)	(28,154)

Cash used in operating activities	(2,372,121)	(4,520,507)

CASH FLOWS FROM FINANCING ACTIVITIES
Shares issued for cash	-	812,555
Exercise of options	50,000	-
Exercise of warrants	-	143,850

Cash provided by financing activities	50,000	956,405

Change in cash and cash equivalents	(2,322,121)	(3,564,102)

Cash, beginning	4,038,704	8,812,477

Cash and cash equivalents, ending	$1,716,583	$5,248,375

Cash and cash equivalents:
Cash	$190,432	$671,778
Money market mutual funds	1,526,151	4,576,597
	$1,716,583	$5,248,375

Supplemental cash flow information:
Cash received for interest	$21,613	$33,335
Transfer to share capital on exercise of stock options	$22,289	$-
Transfer to share capital on exercise of broker’s warrants	$-	$6,864

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-29

SEKUR PRIVATE DATA LTD.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the nine months ended September 30, 2023 and 2022

(Unaudited)

(Expressed in Canadian Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

a) Nature of operations

Sekur Private Data Ltd. (the “Company”) was incorporated under the Business Corporations Act (British Columbia) on March 1, 2017 and completed its initial public offering (“IPO”) during the year ended December 31, 2019. The Company’s common shares and tradeable warrants were listed on the Canadian Securities Exchange effective July 22, 2019 under the symbols “SWIS” and “SWIS.WT”, respectively. On November 5, 2019, the Company’s common shares began trading on the OTCQB Venture Market with the trading symbol SWISF. On April 14, 2022, the Company changed its name to Sekur Private Data Ltd. and the Company’s common shares and tradable warrants were listed on the Canadian Securities Exchange under the new symbols “SKUR” and “SKUR.WT”, respectively. The Company began trading on the OTCQX as of April 29, 2022 under the trading symbol SWISF.

The Company is a Cybersecurity and Internet Privacy provider of Swiss-hosted solutions for secure communications and secure data management. The Company’s head office and principal address is located at First Canadian Place, 100 King Street West, Suite 5600, Toronto, ON, Canada, M5X 1C9 and the registered and records office is located at 595 Howe Street, Suite 704, Vancouver, BC, Canada, V6C 2T5.

b) Going concern

Between January 15, 2021 and November 17, 2021, the Company closed five non-brokered private placements that realized net proceeds of $12,448,573 which will be used to complete the Company’s commercialization path and a step to develop profitable operations. As at September 30, 2023, the Company had a deficit of $23,786,238 since inception and incurred negative operating cash flows. As at September 30, 2023, the Company had a working capital balance of $1,676,461 (December 31, 2022 - $4,042,785) and available cash of $1,716,583 (December 31, 2022 - $4,038,704). Therefore, management concludes that the Company has sufficient funds to fund its operations for the next 12 months. Our continued operation as a going concern is dependent upon our ability to generate positive cash flows and/or obtain additional financing sufficient to fund continuing activities and acquisitions. While we continue to review our operations in order to identify strategies and tactics to increase revenue streams and financing opportunities, there is no assurance that we will be successful in such efforts; if we are not successful, we may be required to significantly reduce or limit operations, or no longer operate as a going concern. It is also possible that operating expenses could increase in order to grow the business. If we do not start generating and significantly increase revenues to meet these increased operating expenses and/or obtain financing until our revenues meet these operating expenses, our business, financial condition and operating results could be materially adversely affected. We cannot be sure when or if we will ever achieve profitability and, if we do, we may not be able to sustain or increase that profitability. These condensed consolidated interim financial statements have been prepared using accounting policies applicable to a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business as they become due and do not reflect any adjustments that would be necessary if the going concern basis was not appropriate. If the going concern basis was not appropriate, significant adjustments would be necessary in the carrying value of assets and liabilities, the reported expenses and the classifications used in the consolidated statements of financial position.

These condensed consolidated interim financial statements were authorized for issue by the Board of Directors on November 6, 2023.

2.	SIGNIFICANT ACCOUNTING POLICIES

Statement of compliance to International Financial Reporting Standards

These condensed consolidated interim financial statements have been prepared in accordance with International Accounting Standards (“IAS”) 34, Interim Financial Reporting.

F-30

SEKUR PRIVATE DATA LTD.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the nine months ended September 30, 2023 and 2022

(Unaudited)

(Expressed in Canadian Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Basis of presentation

These condensed consolidated interim financial statements of the Company have been prepared on an accrual basis and are based on historical costs, modified where applicable. The condensed consolidated interim financial statements are presented in Canadian dollars unless otherwise noted.

Use of estimates and judgments

The preparation of these condensed consolidated interim financial statements in conformity with IFRS requires management to make estimates, judgments and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, revenue and expenses. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Certain of the Company’s accounting policies and disclosures require key assumptions concerning the future and other estimates that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities or disclosures within the next fiscal year. Where applicable, further information about the assumptions made is disclosed in the notes specific to that asset or liability. The critical accounting estimates and judgments set out below have been applied consistently to all periods presented in these condensed consolidated interim financial statements.

a)	Ability to continue as a going concern – evaluation of the ability of the Company to realize its strategy for funding its future needs for working capital involves making judgments.

b)	Equipment – equipment is depreciated over the estimated useful life of the asset to the asset’s estimated residual value as determined by management. Assessing the reasonableness of the estimated useful life, residual value and the appropriate depreciation methodology requires judgment and is based on management’s experience and knowledge of the industry.

c)	Impairment – an evaluation of whether or not an asset is impaired involves consideration of whether indicators of impairment exist. Factors which could indicate impairment exists include: significant underperformance of an asset relative to historical or projected operating results, significant changes in the manner in which an asset is used or in the Company’s overall business strategy, the carrying amount of the net assets of the Company being more than its market capitalization or significant negative industry or economic trends. In some cases, these events are clear. However, in many cases, a clearly identifiable event indicating possible impairment does not occur. Instead, a series of individually insignificant events occur over a period of time leading to an indication that an asset may be impaired. Events can occur in these situations that may not be known until a date subsequent to their occurrence. When there is an indicator of impairment, the recoverable amount of the asset is estimated to determine the amount of impairment, if any. If indicators conclude that the asset is no longer impaired, the Company will reverse impairment losses on assets only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized. Similar to determining if an impairment exists, judgment is required in assessing if a reversal of an impairment loss is required. The Company tests its intangible assets with indefinite useful lives at least annually and whenever there is an indication that the intangible asset may be impaired.

d)	Transaction price for each type of performance obligation – all contracts are subscription-based services. Direct to consumer prices are based on listed prices on our websites www.sekur.com and www.sekursuite.com. Distributor prices are negotiated based on a discount to our published prices. Performance is considered complete for all contracts once a customer completes the subscription process as the activation of the account is immediate.

F-31

SEKUR PRIVATE DATA LTD.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the nine months ended September 30, 2023 and 2022

(Unaudited)

(Expressed in Canadian Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Basis of Consolidation

These condensed consolidated interim financial statements incorporate the financial statements of the Company and its controlled subsidiary. Control is defined as the exposure, or rights, to variable returns from involvement with an investee and the ability to affect those returns through power over the investee. Power over an investee exists when an investor has existing rights that give it the ability to direct the activities that significantly affect the investee’s returns. This control is generally evidenced through owning more than 50% of the voting rights or currently exercisable potential voting rights of a Company’s share capital. All significant intercompany transactions and balances have been eliminated.

These condensed consolidated interim financial statements include the financial statements of the Company and its wholly-owned subsidiary listed in the following table:

Name of Subsidiary	Country of Incorporation	Ownership Interest	Principal Activity
GlobeX Data, Inc.	USA	100%	Secure Data Management and Communications

3.	EQUIPMENT

	Solid-state Drives	Servers	Total
Cost:
As at December 31, 2021	$99,172	$573,926	$673,098
Additions during the year	-	222,539	222,539
As at December 31, 2022 and September 30, 2023	99,172	796,465	895,637

Accumulated depreciation:
As at December 31, 2021	6,198	-	6,198
Depreciation for the year, included in research, development and software maintenance expense	24,788	112,252	137,040
As at December 31, 2022	30,986	112,252	143,238
Depreciation for the period, included in research, development and software maintenance expense	18,594	149,337	167,931
As at September 30, 2023	49,580	261,589	311,169

Net book value:
At December 31, 2022	$68,186	$684,213	$752,399
At September 30, 2023	$49,592	$534,876	$584,468

F-32

SEKUR PRIVATE DATA LTD.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the nine months ended September 30, 2023 and 2022

(Unaudited)

(Expressed in Canadian Dollars)

4.	INTANGIBLE ASSET

On March 30, 2018, the Company acquired all of the issued and outstanding shares of GlobeX Data Inc. (“GDI”). As consideration for the acquisition, the Company issued 25 million common shares to GDI, with the license agreement held by GDI being assigned a fair value of $2,552,573.

On April 3, 2017, the Company (as licensee) entered into the GlobeX Data SA Secure Cloud Services Licensee License Agreement and Program (the “Reseller Agreement”) with GlobeX Data S.A. (“GDSA”), a Swiss corporation with a common director, whereby GDSA granted the Company an exclusive, non-transferrable license to resell the Plan Offerings (as defined) to prospects in the United States and Canada for a perpetual term unless terminated by GDSA. Pursuant to the Reseller Agreement, the Company markets the Plan Offerings to prospects or customers (the “End User”) and the End User subscribes to the Plan Offerings by entering into an end user license agreement (the “EULA”) with GDSA by signing a contract with the Company. Acceptance of a prospect or customer as an End User is at the sole discretion of GDSA, with GDSA having the right to terminate an EULA. The Company has the absolute right to accept any End User and, if it does, it also assumes the liability of acceptance of the End User. GDSA charges the End User a service fee for the Plan Offerings, with payment received by GDSA being remitted to the Company. The Company also has the option of collecting funds directly from the End User. Gross service fee revenue is split between GDSA (10%, being the royalty fee recorded to the consolidated statement of comprehensive loss) and the Company (90%). The Reseller Agreement can be terminated by GDSA at any time if the Company fails to cure a breach of any part of the Reseller Agreement within 30 days of receiving written notice of the breach.

On May 7, 2017, the Company (as licensee) entered into the GlobeX Data Secure Cloud Services Licensee Agreement and Program (“Reseller Agreement 2”) with GDSA, whereby GDSA granted to the Company an exclusive, transferrable license to resell the Plan Offerings (as defined) to prospects in all countries except Switzerland, Lichtenstein, the Principality of Monte Carlo, the Vatican City State, Canada and the United States for a perpetual term unless terminated by GDSA. The terms and conditions of Reseller Agreement 2 are the same as for the Reseller Agreement as described, except that the Company has 90 days to cure a breach of any part of Reseller Agreement 2.

On July 21, 2022, the Company entered into an Addendum (the “Addendum”) to the Global License Agreement with GDSA. This Addendum allows the Company to market/distribute the Products globally, including Switzerland, Lichtenstein, The Principality of Monte Carlo, The Vatican City State, and The Grand-Duchy of Luxembourg. The Company is permitted to market the Products in Switzerland only through online sales, and is not permitted to enter into a physical Reseller relationship in Switzerland. All other countries globally are now open to market by the Company.

During the period ended September 30, 2023, the Company accrued royalty fees of $38,429 (2022 - $31,840) in respect of the Reseller Agreement.

As at September 30, 2023, $25,614 (December 31, 2022 - $38,755) was payable to GDSA pursuant to the Reseller Agreement.

5.	SHARE CAPITAL

The Company has authorized an unlimited number of common shares and preferred shares. No preferred shares have been issued.

F-33

SEKUR PRIVATE DATA LTD.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the nine months ended September 30, 2023 and 2022

(Unaudited)

(Expressed in Canadian Dollars)

5.	SHARE CAPITAL (cont’d…)

During the period ended September 30, 2023, the Company:

a)	Issued 2,357,500 common shares at a fair value of $440,350 for marketing services.

b)	Received proceeds of $50,000 from the exercise of 250,000 stock options.

During the year ended December 31, 2022, the Company:

c)	Closed a private placement consisting of 2,321,585 units at a price of $0.35 per unit for proceeds of $812,555. Each unit consists of one common share and one share purchase warrant. Each warrant entitles the holder to purchase an additional share at a price of $0.70 per share for two years.

d)	Issued 150,000 common shares at a fair value of $56,250 for marketing services.

e)	Received proceeds of $143,850 from the exercise of 852,668 warrants.

Stock Options

The Company adopted a stock option plan on April 30, 2018. The stock option plan provides that, subject to the requirements of the CSE, the aggregate number of securities reserved for issuance will be 15% of the number of the Company’s common shares issued and outstanding at the time such options are granted. The exercise price of option grants will be determined by the Board of Directors but will not be less than the closing market price of the common shares on the CSE less allowable discounts at the time of grant. All options granted under the stock option plan will expire not later than the date that is ten years from the date that such options are granted.

	Number of Options	Weighted Average Exercise Price ($)
Outstanding at December 31, 2021	16,540,000	0.47
Expired/cancelled	(16,540,000)	0.47
Outstanding at December 31, 2022	-	-
Granted	11,516,272	0.10
Exercised	(250,000)	0.20
Outstanding and exercisable, September 30, 2023	11,266,272	0.10

The weighted-average remaining contractual life of options at September 30, 2023 was 7.52 years (year ended December 31, 2022 – nil years).

F-34

SEKUR PRIVATE DATA LTD.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the nine months ended September 30, 2023 and 2022

(Unaudited)

(Expressed in Canadian Dollars)

5.	SHARE CAPITAL (cont’d…)

Additional information regarding stock options outstanding as at September 30, 2023 is as follows:

Number of Options	Exercise Price ($)	Expiry Date

100,000	0.15	May 17, 2024
3,000,000	0.20	August 30, 2026
8,166,272	0.06	January 13, 2033
11,266,272

During the period ended September 30, 2023, the Company granted 11,516,272 (year ended December 31, 2022 - nil) stock options with a fair market value of $885,849 (year ended December 31, 2022 - $nil) or $0.08 (year ended December 31, 2022 - $nil) per option which was charged to operations in the following accounts: $70,110 (year ended December 31, 2022 - $nil) to accounting, $432,366 (year ended December 31, 2022 - $nil) to consulting, $347,757 (year ended December 31, 2022 - $nil) to director’s fees, $7,819 (year ended December 31, 2022 - $nil) to legal and $27,797 (year ended December 31, 2022 - $nil) to marketing. The following assumptions were used for the Black-Scholes valuation of the stock options assuming no expected dividends or forfeitures:

	Period ended September 30, 2023	Year ended December 31, 2022

Risk-free interest rate	3.33%	-
Expected life (in years)	7.90	-
Expected volatility	122.02%	-

Warrants

	Number of Warrants	Weighted Average Exercise Price ($)
Outstanding, December 31, 2021	31,796,777	0.51
Issued	2,321,585	0.70
Exercised	(852,668)	0.17
Expired	(5,827,623)	0.74
Outstanding, December 31, 2022	27,438,071	0.49
Expired	(22,438,731)	0.43
Outstanding, September 30, 2023	4,999,340	0.75

The weighted-average remaining contractual life of warrants at September 30, 2023 was 0.33 years (year ended December 31, 2022 – 0.51 years).

F-35

SEKUR PRIVATE DATA LTD.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the nine months ended September 30, 2023 and 2022

(Unaudited)

(Expressed in Canadian Dollars)

5.	SHARE CAPITAL (cont’d…)

Additional information regarding warrants outstanding as at September 30, 2023 is as follows:

Exercise price ($)	Number of warrants	Expiry Date

0.80	2,677,755	November 17, 2023
0.70	2,321,585	April 18, 2024

	4,999,340

6.	RELATED PARTY TRANSACTIONS

Related party transactions were in the normal course of operations and measured at the exchange amount, which is the amount established and agreed to by the related parties. Key management personnel are the persons responsible for planning, directing and controlling the activities of the Company, and include both executive and non-executive directors, and entities controlled by such persons. The Company considers all directors and officers of the Company to be key management personnel.

During the period ended September 30, 2023, the Company incurred $33,650 (2022 - $35,065) in accounting fees and corporate services to an accounting firm in which an officer of the Company is a partner. As at September 30, 2023, there was $10,028 (December 31, 2022 - $11,293) owing to this firm, included in accounts payable and accrued liabilities. This balance is unsecured, non-interest bearing and has no fixed terms of repayment.

As at September 30, 2023, there was $nil (December 31, 2022 - $6,427) owing to an officer and director of the Company for expense reimbursements, included in accounts payable and accrued liabilities. This balance is unsecured, non-interest bearing and has no fixed terms of repayment.

During the period ended September 30, 2023, the Company granted 7,821,272 (year ended December 31, 2022 – nil) stock options with a fair value of $407,703 (year ended December 31, 2022 - $nil) to directors and officers of the Company of which $59,946 (year ended December 31, 2022 - $nil) was recorded to accounting expense and $347,757 (year ended December 31, 2022 - $nil) was recorded to director’s fees.

During the period ended September 30, 2023, the Company paid data center and hardware maintenance fees of $550,000 (2022 - $369,417) and royalty fees of $38,429 (2022 - $31,840) to GDSA (see Note 4).

7.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
●	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
●	Level 3 – Inputs that are not based on observable market data.

The fair value of the Company’s receivables (excluding GST), accounts payable and accrued liabilities and royalty fees payable approximate their carrying value. The Company’s other financial instrument, being cash and cash equivalents, is measured at fair value using Level 1 inputs.

F-36

SEKUR PRIVATE DATA LTD.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the nine months ended September 30, 2023 and 2022

(Unaudited)

(Expressed in Canadian Dollars)

7.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont’d…)

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

a)	Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company’s primary exposure to credit risk is on its cash and cash equivalents held in bank and investment accounts. The Company has deposited the cash with its bank from which management believes the risk of loss is remote.

b)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity to meet liabilities when due. Accounts payable and accrued liabilities are due within the current operating year. The Company has a sufficient cash balance to settle current liabilities.

c)	Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return.

d)	Currency risk

A portion of the Company’s financial assets and liabilities are denominated in US dollars. The Company monitors this exposure, but has no hedge positions.

The Company is exposed to currency risk on fluctuations related to cash, accounts payable and accrued liabilities and royalty fees payable that are denominated in US dollars. At September 30, 2023, a 10% change in the value to the US dollar as compared to the Canadian dollar would not have a significant effect on net loss.

e)	Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk, from time to time, on its cash balances. Surplus cash, if any, is placed on call with financial institutions and management actively negotiates favorable market related interest rates.

F-37

SEKUR PRIVATE DATA LTD.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the nine months ended September 30, 2023 and 2022

(Unaudited)

(Expressed in Canadian Dollars)

8.	CAPITAL DISCLOSURE AND MANAGEMENT

The Company defines its capital as all components of shareholders’ equity. The Company’s objectives when managing capital are to safeguard its ability to continue as a going concern.

In order to maintain its capital structure, the Company is dependent on equity funding and when necessary, raises capital through the issuance of equity instruments, primarily comprised of common shares. The Company manages its capital structure and makes adjustments to it in light of economic conditions. The Company, upon approval from its Board of Directors, will make changes to its capital structure as deemed appropriate under the specific circumstances.

The Company is not subject to any externally imposed capital requirements or debt covenants, and does not presently utilize any quantitative measures to monitor its capital. There were no changes to the Company’s approach to managing capital during the period.

9.	CONTRACTUAL OBLIGATIONS

During the year ended December 31, 2021, the Company entered into three production and broadcasting agreements with a media services company (“AMI”) in the United States to assist the Company in furthering its media awareness through television, production, media analysis and procurement as follows:

a)	May 10, 2021 – 14-month campaign: development of a biography format television show, production of 14 specialized NASDAQ interviews, tech reports and emerging growth articles, broadcast of the interviews via five media outlets, production and broadcast a minimum of 30 commercials per month and social media support. As compensation for performing these services, AMI will receive US$15,000 per month and 500,000 common shares of the Company. This agreement continued on a month-to-month basis until it was extended and amended per the agreement dated January 25, 2023 outlined below;

a)	June 1, 2021 – 14-month campaign: broadcast a minimum of two security segments per month via two media outlets. As compensation for performing these services, AMI will receive US$5,000 per month and 500,000 common shares of the Company. The Company has the right to produce two additional segments, at $2,500 per segment, for a maximum of four segments per month. This agreement continued on a month-to-month basis until it was extended and amended per the agreement dated January 25, 2023 outlined below; and

b)	October 25, 2021 – 18-month marketing campaign: as for the May 10, 2021 agreement. As compensation for performing these services, AMI will receive US$30,000 per month and 300,000 common shares of the Company. This agreement was amended per the agreement dated January 25, 2023 outlined below.

On December 23, 2021, an aggregate of 1,300,000 common shares of the Company were issued to AMI at a value of $572,000 based on the Company’s share price of $0.44 on that date (see Note 5).

On January 25, 2023, the Company amended its outstanding agreements with AMI and entered into a single 24-month agreement to assist the Company in furthering its media awareness. The Company has agreed to pay AMI, in aggregate, US$542,500.

F-38

SEKUR PRIVATE DATA LTD.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the nine months ended September 30, 2023 and 2022

(Unaudited)

(Expressed in Canadian Dollars)

10.	REVENUE

Sekur Private Data Ltd. serves consumers, businesses and governments worldwide and distributes a suite of encrypted e-mails, secure messaging and secure communication, and a suite of cloud-based storage, disaster recovery and document management tools (the “Solutions”) developed by GDSA. The Company sells its Solutions through its websites sekur.com and sekursuite.com, and through its approved distributors and telecommunications companies. The Company offers its services on a subscription-based model which are charged either monthly or yearly. Each subscription comes with a 7-day free trial and all yearly plans offer a two-month free of charge period as part of a discount for purchasing a yearly plan.

Channel partner contracts are done on a 12-month basis with optional renewal if both parties agree to renew. The Company provides the solution and invoices the channel partners monthly. In some cases, the Company is integrating its billing system directly with the channel partners and the revenues come at the time the channel partner sells the solution. This integration is done via the credit card processor of the Company called Stripe. Prices offered to channel partners are discounted from published prices listed on the Company’s website www.sekurprivatedata.com.

Sales are categorized in the following manner:

●	Business-to-business (“B2B”) (channel partners)
●	Sekur (direct purchases).

(a) Total Revenues by Major Product Type

Revenue is recognized at the point in time when the customer obtains control of the service. The following table shows the Company’s revenue disaggregated by major solution type:

	Period ended September 30,	Year ended December 31,
	2023	2022

B2B (channel partners)	$2,779	$3,024
Sekur (direct purchases)	384,397	461,275

	$387,176	$464,299

(b) Total Revenues by geographical location

The following table shows the Company’s revenue disaggregated by geographical location:

	Period ended September 30,	Year ended December 31,
	2023	2022

Latin America	$2,886	$1,611
United States	384,290	462,688

	$387,176	$464,299

F-39

[●] Units

Each Unit Consisting of

One Common Share and

One Warrant to Purchase One Common Share

PROSPECTUS

Sole Book-Running Manager

Maxim Group LLC

●, 2023

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Business Corporations Act (British Columbia) (the “Business Corporations Act”) and our Articles.

Indemnification

The Business Corporations Act provides that we are required to indemnify our officers and directors to the extent that they are successful, on the merits or otherwise, in the outcome of the proceeding brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of the Company.

The Business Corporations Act further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of the Company, even if they are unsuccessful in defending that action, if the officer or director:

(a)	is not found to liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

However, with respect to actions brought by or on behalf of the Company against our officers or directors, we are not permitted to indemnify our officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to the Company, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified.

Our Articles provide that every director or officer, former director or officer, or person who acts or acted at our request, as a director or officer of the Company, in the absence of any dishonesty on the part of such person, shall be indemnified by us against, and it shall be the duty of the directors out of our funds to pay, all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been our director or officer, whether we are a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on our property and have priority as against the shareholders over all other claims.

The Articles further provides that no director or officer, former director or officer, or person who acts or acted at our request, as a director or officer of the Company, in the absence of any dishonesty on such person’s party, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for the loss, damage or expense happening to us through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company, or through the insufficiency or deficiency of any security in or upon which any of our funds are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous acts or any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of such person or in relation thereto.

Advance of Expenses

As permitted by the Business Corporations Act and our Articles, we are to advance funds to our officers or directors for the payment of expenses incurred in connection with defending a proceeding brought against them in advance of a final disposition of the action, suit or proceeding. However, as a condition of our doing so, the officers or directors to which funds are to be advanced must provide us with undertakings to repay any advanced amounts if it is ultimately determined that they are not entitled to be indemnified for those expenses.

94

Insurance

We, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to our Articles.

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we completed the following sales of unregistered securities in Canadian dollars $:

1.	On January 17, 2020, we issued 1,225,196 units at a price of CAD$0.15 per unit. Each unit consists of one Common Share and one share purchase warrant entitling the holder to purchase an additional share at a price of CAD$0.20 per share for a two-year term. 1,006,863 Units were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the United States Securities Act, as amended (the “Securities Act”) and 218,333 Units were issued pursuant to the provisions of Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”) as each of the subscribers represented that they were accredited investors as defined in Rule 501 of Regulation D.

2.	On May 20, 2020, we issued 851,053 units at a price of CAD$0.12 per unit. Each unit consists of one Common Share and one share purchase warrant entitling the holder to purchase an additional share at a price of CAD$0.13 per share for a two-year term. 726,053 units were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act and 125,000 units were issued pursuant to the provisions of Rule 506 of Regulation D as each of the subscribers represented that they were accredited investors as defined in Rule 501 of Regulation D.

3.	On October 27, 2020, we issued 2,504,182 units at a price of CAD$0.12 per unit. Each unit consists of one Common Share and one share purchase warrant entitling the holder to purchase an additional share at a price of CAD$0.15 per share for a two-year term. The units were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

4.	On January 6, 2021, we issued 1,300,000 units at a price of CAD$0.12 per unit. Each unit consists of one Common Share and one share purchase warrant entitling the holder to purchase an additional share at a price of CAD$0.15 per share for a two-year term. The units were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

5.	On January 6, 2021, we issued 1,700,000 Common Shares at a price of CAD$0.12 per share and 500,000 Common Shares at a price of $0.11 per share. Both Issuances were pursuant to the exercise of outstanding options. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act

6.	On January 7, 2021, we issued 1,763,334 units at a price of CAD$0.12 per unit. Each unit consists of one Common Share and one share purchase warrant entitling the holder to purchase an additional share at a price of CAD$0.15 per share for a two-year term. The units were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

7.	On January 15, 2021, we issued 6,086,666 units at a price of CAD$0.12 per unit. Each unit consists of one Common Share and one share purchase warrant entitling the holder to purchase an additional share at a price of CAD$0.15 per share for a two-year term. The units were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act and 106,664 units were issued pursuant to the provisions of Rule 506 of Regulation D as each of the subscribers represented that they were accredited investors as defined in Rule 501 of Regulation D.

8.	On January 15, 2021, we issued 417,000 finder’s units at a price of CAD$0.12 per unit. Each unit consists of one Common Share and one share purchase warrant entitling the holder to purchase an additional share at a price of CAD$0.15 per share for a two-year term. The units were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

95

9.	On February 9, 2021, we issued 851,053 Common Shares, at a price of CAD$0.13 per share pursuant to the exercise of outstanding warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

10.	On February 23, 2021, we issued 2,504,182 Common Shares at a price of CAD$0.15 per share pursuant to the exercise of outstanding warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

11.	On February 23, 2021, we issued 2,000 Common Shares, at a price of CAD$0.75 per share pursuant to the exercise of outstanding warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

12.	On March 2, 2021, we issued 272,480 Common Shares at a price of CAD$0.25 per share pursuant to the exercise of outstanding warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

13.	On March 4, 2021, we issued 100,000 at a price of CAD$0.20 per share pursuant to the exercise of outstanding options. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

14.	On March 8, 2021, we issued 50,000 Common Shares at a price of CAD$0.36 per share representing CAD$18,000 paid to a company for professional. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

15.	On March 31, 2021, we issued 4,076,400 units at a price of CAD$0.30 per unit. Each unit consists of one Common Share and one half of one whole share purchase warrant with each warrant entitling the holder to purchase an additional share at a price of CAD$0.50 per share for a two-year term. 4,024,000 units were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act and 52,400 units were issued pursuant to the provisions of Rule 506 of Regulation D as each of the subscribers represented that they were accredited investors as defined in Rule 501 of Regulation D.

16.	On May 14, 2021, we issued 7,256,927 units at a price of CAD$0.30 per unit. Each unit consists of one Common Share and one half of one whole share purchase warrant with each warrant entitling the holder to purchase an additional share at a price of CAD$0.50 per share for a two-year term. 4,082,382 units were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act and 3,174,545 units were issued pursuant to the provisions of Rule 506 of Regulation D as each of the subscribers represented that they were accredited investors as defined in Rule 501 of Regulation D.

17.	On May 18, 2021, we issued 800,000 Common Shares at a price of CAD$0.15 per share pursuant to the exercise of outstanding warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

18.	On May 21, 2021, we issued 370,000 Common Shares at a price of CAD$0.12 per share pursuant to the exercise of outstanding warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

19.	On June 9, 2021, we issued 200,000 Common Shares at a price of CAD$0.15 per share pursuant to the exercise of outstanding warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

20.	On June 14, 2021, we issued 40,000 Common Shares at a price of CAD$0.15 per share pursuant to the exercise of outstanding warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

21.	On June 15, 2021, we issued 50,000 Common Shares at a price of CAD$0.15 per share pursuant to the exercise of outstanding warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

96

22.	On June 16, 2021, we issued 50,000 Common Shares at a price of CAD$0.14 per share pursuant to the exercise of outstanding options. The shares were issued pursuant to the provisions of Rule 506 of Regulation D as each of the subscribers represented that they were accredited investors as defined in Rule 501 of Regulation D.

23.	On June 30, 2021, we issued 417,000 Common Shares at a price of CAD$0.15 per share pursuant to the exercise of outstanding warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

24.	On July 29, 2021, we issued 640,000 Common at a price of CAD$0.15 per share pursuant to the exercise of outstanding warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

25.	On September 3, 2021, we issued 19,261,470 units at a price of CAD$0.33 per unit. Each unit consists of one Common Share and one half of one whole share purchase warrant with each warrant entitling the holder to purchase an additional share at a price of CAD$0.60 per share for a two-year term. 9,434,578 units were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act and 9,826,892 units were issued pursuant to the provisions of Rule 506 of Regulation D as each of the subscribers represented that they were accredited investors as defined in Rule 501 of Regulation D.

26.	On October 6, 2021, we issued 100,000 Common Shares, at a price of CAD$0.15 per share pursuant to the exercise of outstanding warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

27.	On October 21, 2021, we issued 250,000 Common Shares at a price of CAD$0.15 per share pursuant to the exercise of outstanding warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

28.	On November 17, 2021, we issued 5,355,510 units at a price of CAD$0.40 per unit. Each unit consists of one Common Share and one half of one whole share purchase warrant with each warrant entitling the holder to purchase an additional share at a price of CAD$0.80 per share for a two-year term. 2,871,525 units were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act and 2,483,985 units were issued pursuant to the provisions of Rule 506 of Regulation D as each of the subscribers represented that they were accredited investors as defined in Rule 501 of Regulation D.

29.	On December 1, 2021, we issued 83,333 Common Shares at a price of CAD$0.20 per share pursuant to the exercise of outstanding warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

30.	On December 2, 2021, we issued 18,120 Common Shares at a price of CAD$0.25 per share pursuant to the exercise of outstanding warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

31.	On December 21, 2021, we issued 666,667 Common Shares, at a price of CAD$0.20 per share pursuant to the exercise of outstanding warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

32.	On December 23, 2021, we issued 218,333 Common Shares at a price of CAD$0.20 per share pursuant to the exercise of outstanding warrants. The shares were issued pursuant to the provisions of Rule 506 of Regulation D as each of the subscribers represented that they were accredited investors as defined in Rule 501 of Regulation D.

33.	On December 23, 2021, we issued 1,300,000 Common Shares at a price of CAD$0.44 per share pursuant for professional services. The shares were issued pursuant to the provisions of Rule 506 of Regulation D as each of the subscribers represented that they were accredited investors as defined in Rule 501 of Regulation D.

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34.	On January 11, 2022, we issued 35,000 Common Shares at a price of CAD$0.25 per share pursuant to the exercise of outstanding warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

35.	On January 17, 2022, we issued 249,000 Common Shares at a price of CAD$0.20 per share pursuant to the exercise of outstanding options/warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

36.	On February 21, 2022, we issued 100,000 Common Shares at a price of CAD$0.15 per share pursuant to the exercise of outstanding warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

37.	On April 18, 2022, we issued 2,321,585 units at a price of CAD$0.35 per unit. Each unit consists of one Common Share and one half of one whole share purchase warrant with each warrant entitling the holder to purchase an additional share at a price of CAD$0.70 per share for a two-year term. 997,199 units were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act and 1,324,386 units were issued pursuant to the provisions of Rule 506 of Regulation D as each of the subscribers represented that they were accredited investors as defined in Rule 501 of Regulation D.

38.	On May 2, 2022, we issued 150,000 Common Shares at a price of CAD$0.375 per share for professional services. The shares were issued pursuant to the provisions of Rule 506 of Regulation D as each of the subscribers represented that they were accredited investors as defined in Rule 501 of Regulation D.

39.	On July 6, 2022, we issued 265,000 Common at a price of CAD$0.15 per share pursuant to the exercise of outstanding warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

40.	On July 28, 2022, we issued 48,334 Common Shares at a price of CAD$0.15 per share pursuant to the exercise of outstanding warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

41.	On August 8, 2022, we issued 105,334 Common Shares at a price of CAD$0.15 per share pursuant to the exercise of outstanding warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

42.	On August 12, 2022, we issued 50,000 Common Shares at a price of CAD$0.15 per share pursuant to the exercise of outstanding warrants. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

43.	On September 12, 2023, we issued 1,157,500 Common Shares at a price of CAD$0.16 per share for professional services. per share for professional services. The shares were issued pursuant to the provisions of Rule 506 of Regulation D as each of the subscribers represented that they were accredited investors as defined in Rule 501 of Regulation D.

44.	On September 19, 2023, we issued 200,000 Common Shares at a price of CAD$0.16 per share for professional services. per share for professional services. The shares were issued pursuant to the provisions of Rule 506 of Regulation D as each of the subscribers represented that they were accredited investors as defined in Rule 501 of Regulation D.

45.	On September 20, 2023, we issued 250,000 Common Shares at a price of CAD$0.20 per share pursuant to the exercise of outstanding options. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

46.	On September 26, 2023, we issued 1,000,000 Common Shares at a price of CAD$0.21 per share for professional services. The shares were issued to non-US Persons pursuant to the provisions of Regulation S promulgated under the Securities Act.

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EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 of the Company’s Amendment No. 4 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on October 11 (File No. 333-267471)
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 16, 2022 (File No. 333-267471))
3.2	Certificate of Name Change (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 16, 2022 (File No. 333-267471))
3.3	Notice of Articles (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 16, 2022 (File No. 333-267471))
3.4	Articles (incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 16, 2022 (File No. 333-267471))
4.1	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Amendment No. 4 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on October 11 (File No. 333-267471)
5.1	Opinion of Northwest Law Group (incorporated by reference to Exhibit 5.1 of the Company’s Amendment No. 4 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on October 11 (File No. 333-267471)
10.1	License Agreement dated April 3, 2017 between GlobeX Data S.A. and GlobeX US. (incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 16, 2022 (File No. 333-267471))
10.2	License Agreement dated May 7, 2017 between GlobeX Data S.A. and the Company. (incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 16, 2022 (File No. 333-267471))
10.3	Purchase Agreement dated March 29, 2018 between Alain Mehdi Ghiai-Chamlou, GlobeX GlobeX US and the Company. (incorporated by reference to Exhibit 10.3 of the Company’s Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 16, 2022 (File No. 333-267471))
10.4	Addendum (the “Addendum”) to the Global License Agreement between GlobeX Data S.A. and the Company dated July 21, 2022. (incorporated by reference to Exhibit 10.4 of the Company’s Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 16, 2022 (File No. 333-267471))
10.5	License Agreement between GlobeX Data S.A. and GlobeX Data Inc. dated September 20, 2012 (incorporated by reference to Exhibit 10.5 of the Company’s Amendment No. 1 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on February 23, 2022 (File No. 333-267471))
10.6	Stock Option Plan Dated April 30, 2018. (incorporated by reference to Exhibit 10.6 of the Company’s Amendment No. 1 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on February 23, 2022 (File No. 333-267471))
10.7	Amended Stock Option Plan Dated March 1, 2021. (incorporated by reference to Exhibit 10.7 of the Company’s Amendment No. 1 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on February 23, 2022 (File No. 333-267471))
10.8	Production and Broadcast Agreement dated May 10, 2021 between the Company and FMW Media Works LLC. (incorporated by reference to Exhibit 10.8 of the Company’s Amendment No. 1 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on February 23, 2022 (File No. 333-267471))
10.9	Advertising Agreement dated May 27, 2021 between the Company and Epoch Media Group. (incorporated by reference to Exhibit 10.9 of the Company’s Amendment No. 1 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on February 23, 2022 (File No. 333-267471))

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Exhibit Number	Description of Exhibit
10.10	Commercial Contract dated June 1, 2021 between the Company and NTD America (incorporated by reference to Exhibit 10.10 of the Company’s Amendment No. 1 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on February 23, 2022 (File No. 333-267471))
10.11	Production and Broadcast Agreement dated June 1, 2021 between the Company and Accel Media International LLC. (incorporated by reference to Exhibit 10.11 of the Company’s Amendment No. 1 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on February 23, 2022 (File No. 333-267471))
10.12	Commercial Contract dated June 4, 2021 between the Company and NTD America (incorporated by reference to Exhibit 10.12 of the Company’s Amendment No. 1 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on February 23, 2022 (File No. 333-267471))
10.13	Production and Broadcast Agreement dated August 5, 2021 between the Company and Accel Media International LLC. (incorporated by reference to Exhibit 10.13 of the Company’s Amendment No. 1 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on February 23, 2022 (File No. 333-267471))
10.14	Advertising Agreement dated August 18, 2021 between the Company and Epoch Media Group (incorporated by reference to Exhibit 10.14 of the Company’s Amendment No. 1 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on February 23, 2022 (File No. 333-267471))
10.15	Advertising Agreement dated September 17, 2021 between the Company and Epoch Media Group (incorporated by reference to Exhibit 10.15 of the Company’s Amendment No. 1 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on February 23, 2022 (File No. 333-267471))
10.16	Production and Broadcast Agreement dated October 25, 2021 between the Company and Accel Media International LLC. (incorporated by reference to Exhibit 10.16 of the Company’s Amendment No. 1 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on February 23, 2022 (File No. 333-267471))
10.17	Advertising Agreement dated January 19, 2022 between the Company and Epoch Media Group (incorporated by reference to Exhibit 10.17 of the Company’s Amendment No. 1 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on February 23, 2022 (File No. 333-267471))
10.18	Advertising Agreement dated January 24, 2022 between the Company and Epoch Media Group (incorporated by reference to Exhibit 10.18 of the Company’s Amendment No. 1 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on February 23, 2022 (File No. 333-267471))
10.19	Mosiac 8 Billboards 42nd Street NYC Agreement dated May 4, 2022 between the Company and Accel Media International LLC (incorporated by reference to Exhibit 10.19 of the Company’s Amendment No. 1 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on February 23, 2022 (File No. 333-267471))
10.20	Advertising Agreement dated May 24, 2022 between the Company and Epoch Media Group (incorporated by reference to Exhibit 10.20 of the Company’s Amendment No. 1 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on February 23, 2022 (File No. 333-267471))
10.21	Advertising Agreement dated May 24, 2022 between the Company and Epoch Media Group (incorporated by reference to Exhibit 10.21 of the Company’s Amendment No. 1 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on February 23, 2022 (File No. 333-267471)).
10.22	Advertising Agreement dated May 26, 2022 between the Company and Epoch Media Group (incorporated by reference to Exhibit 10.22 of the Company’s Amendment No. 1 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on February 23, 2022 (File No. 333-267471)).

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Exhibit Number	Description of Exhibit
10.23	NYC Standalone Billboard Agreement dated December 6, 2022 between the Company and Accel Media International LLC (incorporated by reference to Exhibit 10.23 of the Company’s Amendment No. 1 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on February 23, 2022 (File No. 333-267471)).
10.24	Production and Broadcast Agreement dated December 6, 2022 between the Company and Accel Media International LLC. (incorporated by reference to Exhibit 10.24 of the Company’s Amendment No. 1 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on February 23, 2022 (File No. 333-267471))
10.25	Contract Agreement dated December 8, 2022 between the Company and Salem Media Group. (incorporated by reference to Exhibit 10.25 of the Company’s Amendment No. 1 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on February 23, 2022 (File No. 333-267471))
10.26	NYC Standalone Billboard Agreement dated December 6, 2022 between the Company and Accel Media International LLC dated January 25, 2023. (incorporated by reference to Exhibit 10.25 of the Company’s Amendment No. 3 to Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on August 1, 2023 (File No. 333-267471))
10.27	Marketing Agreement dated March 27, 2023, between the Company and MC Capital Holdings LLC.
10.28	Digital Marketing Strategy and Proposal between the Company and Garner Agency, Inc. dated August 14, 2023.
10.29	Sales Agency Agreement dated April 25, 2018, between the Company and Pascal Irani.
10.30	Release from Sales Agency Agreement dated September 20, 2023, from Pascal Irani.
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Company’s Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 16, 2022 (File No. 333-267471))
23.1	Consent of Northwest Law Group (included in Exhibit 5.1)
23.2	Consent of Auditors
107	Filing Fee Table (incorporated by reference to Exhibit 107 of the Company’s Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 16, 2022 (File No. 333-267471))

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(1) UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus field pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, Canada, on November 20, 2023.

SEKUR PRIVATE DATA LTD.

By:	/s/ Alain Ghiai-Chamlou
ALAIN GHIAI-CHAMLOU
Chief Executive Officer, President and Secretary (Principal Executive Officer)

By:	/s/ Scott Davis
SCOTT DAVIS
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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